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Table of Contents
Financial Information

As filed with the Securities and Exchange Commission on October 16, 2006

Registration No. 333-126934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(Amendment No. 4 to Form SB-2 on Form S-1)

BPZ Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	33-0502730 (I.R.S. Employer Identification No.)
580 Westlake Park Blvd., Suite 525 Houston, Texas 77079 (281) 556-6200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Manuel Pablo Zúñiga-Pflücker
President and CEO
580 Westlake Park Blvd., Suite 525
Houston, Texas 77079
(281) 556-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark W. Coffin Adams and Reese, LLP 4400 One Houston Center 1221 McKinney Street Houston, Texas 77010 (713) 652-5151

Approximate date of commencement of proposed offering to the public:
As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, no par value per share	11,466,000	$5.07(1)	$58,132,620	$6,842.24(2)

Common Stock, no par value per share	7,007,899	$5.25(3)	$36,791,469	$3,937 (2)

Common Stock, no par value per share	102,044	$4.00(4)	$ 408,176	$43.68

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Bulletin Board on July 22, 2005.

(2)
Fee previously paid.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(i) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the Pink Sheets on September 21, 2006.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(i) under the Security Act of 1933 as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Bulletin Board on October 13, 2006.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        We are filing this Amendment No. 2 to our Form S-1/A for the purpose of conforming disclosures herein to the corresponding disclosures included in our amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005 filed on October 16, 2006. Except for such conforming changes, no other information in this Amendment No. 2 to our Form S-1/A is amended hereby.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                        , 2006

PROSPECTUS

BPZ ENERGY, INC.

580 Westlake Park Boulevard, Suite 525
Houston, Texas 77079
(281) 556-6200

18,575,943 Shares of Common Stock

        We are registering 18,575,943 shares of our common stock, all of which are being offered by the shareholders listed under the heading "Selling Security Holders." We will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders. The selling shareholders may sell their shares at prevailing market prices or privately negotiated prices. Our common stock trades under the symbol "BPZI". Prior to December 27, 2005, our stock was traded on the OTC Bulletin Board, but as a result of delays in filing our Form 10-Q for certain quarters in 2005 and 2006, we became ineligible for trading on the OTC Bulletin board and our stock is currently quoted on the Pink Sheets. We believe we currently meet the requirements for reinstatement of trading on the OTC Bulletin Board. However, such reinstatement must be initiated by a market maker and is subject to approval by the OTC Compliance Unit of NASD Regulation, Inc. Accordingly, we cannot provide any assurance as to when or if we will resume trading on the OTC Bulletin Board.

        There are certain risks involved with the ownership of our common stock, including risks related to our business and the market for our common stock. (See "Risk Factors" contained in this prospectus beginning on page 4)

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2006

Table of Contents

PART I—INFORMATION REQUIRED IN PROSPECTUS
Prospectus Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
Business and Properties
Selected Historical Financial Information
Management's Discussion and Analysis of Financial Condition and Results of Operations
Legal Proceedings
Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Executive Compensation
Plan of Distribution
Selling Security Holders
Description of Our Stock
Market for Common Stock and Related Stockholder Matters
Legal Matters
Experts
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Securities and Exchange Commission Position on Certain Indemnification
Where You can Find More Information
Financial Information
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Other Expenses of Issuance and Distribution
Indemnification of Directors and Officers
Recent Sales of Unregistered Securities
Exhibits
Undertakings
Signatures

PROSPECTUS SUMMARY

        This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information, including but not limited to, the risk factors contained in this prospectus. Unless the context requires otherwise, references in this prospectus to "we," "us," "our," "BPZ" and "the Company" refer to BPZ Energy, Inc., a Colorado corporation, and our subsidiaries after the merger effective September 10, 2004. References to "Navidec" refer to Navidec, Inc. prior to the merger. "BPZ-Texas" refers to BPZ Energy, Inc., a Texas corporation and wholly owned subsidiary of the Company.

About Us

        BPZ Energy, Inc., a Colorado corporation, formerly named Navidec, Inc., was incorporated in 1993 and is based in Houston, Texas. We are an exploratory stage company focused on the exploration and production of oil and natural gas and we intend to utilize part of our future natural gas production for the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation consummated a reverse merger with Navidec, Inc., a Colorado corporation, whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the "Merger"). In the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. Accordingly, for accounting purposes, BPZ-Texas was treated as the acquiring entity. See "Business and Properties—Navidec Merger Transaction" and Note 2 to the December 31, 2005, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, Navidec changed its name to BPZ Energy, Inc. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing as the context may require to avoid confusion.

        The Merger required the transfer of all of the pre-merger business operations, assets and liabilities of Navidec to its wholly owned subsidiary, Navidec Financial Services, Inc. ("NFS"), followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. Accordingly, the pre-merger shareholders of BPZ-Texas were not entitled to receive shares of NFS. All legal requirements for the transfer of ownership of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission. We have no ownership in NFS and have no control over the registration process of NFS; thus we cannot predict when, or if, the management of NFS will be able to complete the registration of NFS common shares. NFS' results are excluded from our financial statements for all periods presented.

        We maintain a registered branch office in Peru. Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.4 million acres in northwest Peru. Our license contracts cover 100% ownership of both Block Z-1 (739,205 acres) and Block XIX (472,860 acres). The Block Z-1 contract was signed in November 2001, and the Block XIX contract was signed in December 2003. Our license contracts provide for an initial exploration period of seven to thirteen years and seven to ten years, respectively, and require that we conduct specified activities on the properties during this period. If the exploration activities are successful, the total contract term can extend up to 30 years for oil exploration and production and up to 40 years for gas exploration and production. We are currently negotiating a license contract for Block XXII (948,000 acres, referred to as Area VI in its previous filings) which we previously held under a Technical Evaluation Agreement. In July 2006 Perupetro officially informed us that our proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between our Blocks Z-1 and XIX, was the winning bid in their recent license tender process. We are in the process of presenting all necessary documentation to become the qualified Operator of this new block and will then begin negotiation of the exploration and production license contract.

        Through our wholly owned subsidiary, SMC Ecuador Inc. (a Delaware corporation), and our registered branch in Ecuador, we also own a 10% non-operated working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the "Santa Elena Property"). The license agreement covering the property extends through May 2016.

        We are in the exploratory stage of our oil and natural gas business and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties, including detailed engineering and design of the power plant and gas processing facilities, refurbishment of one of our offshore platforms, procuring machinery and equipment for a drilling campaign, obtaining all necessary environmental and operating permits, as well as securing the required capital and financing to complete the current plan of operation. We have not drilled any wells or recognized any revenues from operations, and we do not anticipate generating significant revenues from our properties prior to the second half of 2007.

Capital Structure

        Shares of common stock authorized: 250,000,000.

        Shares of common stock outstanding prior to this offering: 47,350,163 as of September 30, 2006.

        Shares of preferred stock authorized: 25,000,000.

        No shares of preferred stock are outstanding.

The Offering

        All of the shares are being offered by selling shareholders. The selling shareholders currently own 18,795,407 shares of common stock, of which 18,575,943 are being registered for resale hereby. The selling shareholders may sell their shares at prevailing market prices or privately negotiated prices. Our common stock trades under the symbol "BPZI." Prior to December 27, 2005, our stock was traded on the OTC Bulletin Board, but as a result of delays in filing our Form 10-Q for certain quarters in 2005 and 2006, we became ineligible for trading on the OTC Bulleting Board and our stock is currently quoted on the Pink Sheets. We believe we currently meet the requirements for reinstatement of trading on the OTC Bulletin Board. However, such reinstatement must be initiated by a market maker and is subject to approval by the OTC Compliance Unit of NASD Regulation, Inc. Accordingly, we cannot provide any assurance as to when or if we will resume trading on the OTC Bulletin Board.

Summary Financial Information

        The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with "Business and Properties," and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which include discussions of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.

	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003
	(Unaudited)	(Unaudited) (Restated)	(Audited) (Restated)	(Audited) (Restated)	(Audited) (Restated)
Statement of Operations Data
Net loss	$(6,878,479)	$(2,461,017)	$(6,406,989)	$(15,013,177)	$(535,680)
Basic and diluted net loss per share	$(0.17)	$(0.10)	$(0.20)	$(0.99)	$(0.13)
Weighted average common shares outstanding	41,662,618	25,857,083	31,899,291	15,169,823	4,103,454

	June 30, 2006	December 31, 2005	December 31, 2004	December 31, 2003
	(Unaudited)	(Audited) (Restated)	(Audited) (Restated)	(Audited) (Restated)
Balance Sheet Data
Cash and cash equivalents	$11,769,958	$29,455,130	$4,014,191	$8,156
Total assets	51,509,966	38,090,980	5,161,095	252,336
Total liabilities	1,865,137	1,359,403	574,940	1,143,648
Stockholders' equity (deficit)	49,644,829	36,731,577	4,856,155	(891,312)

        As discussed in Note 1 to the Consolidated Financial Statements, the summary financial statement information for the six months ended June 30, 2005 and the years ended December 31, 2005, 2004 and 2003 have been restated.

RISK FACTORS

        The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors.

        Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to the Oil and Natural Gas Industry, the Power Industry, and Our Business.

        We have a limited operating history and have only engaged in start-up activities.    Although BPZ-Texas was formed in 2001, we are in the exploratory stage because we have not had significant business operations since formation and have generated no revenues from the production of oil or gas from our properties. We are also subject to all of the risks inherent in attempting to expand a relatively new business venture. Such risks include, but are not limited to, the possible inability to profitably operate our existing properties or properties to be acquired in the future, our possible inability to fully fund the development requirements of such properties and our possible inability to acquire additional properties that will have a positive effect on our operations. We can provide no assurance that we will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of our securities. The experience of our management team has primarily been in the oil and natural gas exploration and production industry and we have limited experience in the power generation business. We are initially relying on consultants and outside engineering and technical firms to provide the expertise to plan and execute the power generation aspects of our strategy and we have not yet hired all necessary full-time employees to manage this line of business. Accordingly, we are subject to the risk that because of these factors and other general business risks noted throughout these "Risk Factors," we may not be able to profitably execute our power generation strategy.

        We own rights to oil and gas properties that have not yet been developed.    We own rights to oil and gas properties that have limited or no development. There are no guarantees that our properties will be developed profitably or that the potential oil and gas resources on the property will produce as expected if they are developed.

        We require additional financing for the exploration and development of our foreign oil and gas properties and the construction of our proposed power generation facility, pipeline and gas processing facility.    With the net proceeds from: (i) a $6 million private offering completed on September 30, 2004, (ii) a $34.4 million private offering completed on July 19, 2005, (iii) a $5.0 million private offering on March 10, 2006, and (iv) a $12.3 million private offering on June 20, 2006, we have begun to implement our plans to develop our existing oil and gas properties as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operation." We anticipate the additional amounts required to fund our initial project will come primarily in the form of debt financing. In May 2005 the Company signed a Mandate Letter with International Finance Corporation ("IFC"), a member of the World Bank Group based in Washington, D.C. The Mandate Letter, which extends through November 30, 2006, specifies that the IFC will appraise BPZ Energy's project in Peru to determine the feasibility and structure of a potential project financing. The IFC's appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project. The structure of any IFC financing would be defined during the appraisal process, and any IFC investment will depend on the project and the Company meeting IFC's financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. We do not yet have a firm commitment from the IFC to finance the project and there can be no assurance that we will receive financing from the IFC. See

"Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" for further discussion. Consequently, if we are unable to timely obtain adequate funds to finance these expenditures, our ability to develop our oil and gas reserves may be limited or substantially delayed. Such limitations or delays could result in the potential loss of our oil and gas properties if we were unable to meet our obligations under the license agreements. Inability to obtain funds also could cause us to delay, scale back or abandon our plans for construction of our power generation facility, pipelines, and gas processing facility.

        We anticipate that future amounts required to fund our foreign activities will be funded from debt financing, sale of equity interests, joint venture arrangements, the sale of oil and gas interests, and/or future cash flows from operations. The exact nature and terms of such funding sources is unknown at this time, and there can be no assurance that we will obtain such funding or have adequate funding available to finance our future operations.

        Our future operating revenue is dependent upon the performance of our properties.    Our future operating revenue depends upon our ability to profitably operate our existing properties by drilling and completing wells that produce commercial quantities of gas and our ability to expand our operations through the successful implementation of our plans to explore and acquire additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. There can be no assurance that once in operation we can produce sufficient operating revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover or successfully produce any recoverable reserves, or we may not be able to make a profit from the reserves that we discover. In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would possibly include debt financing, sale of equity interests in the Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor's entire investment.

        Our business involves many uncertainties and operating risks that may prevent us from realizing profits and can cause substantial losses.    Our exploration and production activities may be unsuccessful for many reasons, including weather, the drilling of dry holes, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure we will realize a profit on our investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. Our business involves a variety of operating risks, including:

  •
  fires;

  •
  explosions;

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  blow-outs and surface cratering;

  •
  uncontrollable flows of natural gas, oil and formation water;

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  natural disasters, such as hurricanes and other adverse weather conditions;

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  pipe, cement, subsea well or pipeline failures;

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  casing collapses;

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  mechanical difficulties, such as lost or stuck oil field drilling and service tools;

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  abnormally pressured formations;

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  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

        If we experience any of these problems, any well bores, platforms, gathering systems and processing facilities could be affected, which could adversely affect any drilling operations we may commence. We could also incur substantial losses as a result of:

  •
  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

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  injury or loss of life;

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  severe damage to and destruction of property, natural resources and equipment;

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  pollution and other environmental damage;

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  clean-up responsibilities;

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  regulatory investigation and penalties;

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  suspension of our operations; and

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  repairs to resume operations.

        If any of these risks occur, and our resulting losses are significant, we may have to curtail or suspend any drilling or production operations we may eventually commence.

        We plan to conduct offshore exploration, exploitation and production operations off the coast of northwest Peru, all of which are also subject to a variety of operating risks peculiar to the marine environment.    Such risks include capsizing, collisions and damage or loss from adverse weather conditions or interference from commercial fishing activities. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, exploitation and acquisitions or result in loss of equipment and properties.

        Construction and operation of power generation and gas processing facilities and pipelines involve significant risks that cannot always be covered by insurance or contractual protections.    The construction of power generation and gas processing facilities and pipelines involve many risks, including:

  •
  supply interruptions,

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  work stoppages,

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  labor disputes,

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  social unrest,

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  inability to negotiate acceptable construction, supply or other contracts,

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  inability to obtain required governmental permits and approvals,

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  weather interferences,

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  unforeseen engineering, environmental and geological problems, and

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  unanticipated cost overruns.

        The ongoing operation of these facilities involves all of the risks described above, in addition to risks relating to the breakdown or failure of equipment or processes and performances below expected levels of output or efficiency. We intend to obtain and maintain commercially reasonable levels of insurance where such insurance is available and cost effective, obtain warranties from vendors and obligate contractors to meet certain performance levels. However, the proceeds of any such insurance, warranties or performance guarantees may not be adequate to cover lost revenues or increased expenses. Any of these risks could cause us to operate below expected capacity levels, which in turn could result in lost revenues, increased expense and higher maintenance costs.

        Our success depends on the existence and growth of markets for natural gas and electricity in Peru and Ecuador.    Peru has a relatively well-developed and stable market for electricity, while the power market in Ecuador is not as well-developed or stable. Both countries rely on hydro-electric generating capacity for a significant portion of their power demand. Hydro plants are much less expensive to operate than plants that utilize natural gas, but they are subject to variable output based on rainfall and reservoir levels. The majority of the non-hydro, or thermal, power capacity in both countries consists of generating plants that utilize diesel or fuel oil, which are significantly more costly than natural gas at this time. Both countries have natural gas reserves and production, but neither has a well-developed natural gas infrastructure. Our immediate business plan relies on the continued stability of the power market in Peru (and Ecuador for the purpose of gas sales to third-party power producers in Ecuador), and our longer-term plans depend on the further development of the electricity market in Ecuador. We are subject to the risks that relatively more favorable business conditions for hydro plants or other competitive issues may adversely affect the demand and prices for the electricity that we expect to produce. We are also subject to the risks associated with potential disruptions or changes to regulations of the natural gas or power markets in these countries. We plan to enter into long-term contracts to sell a significant part of our future power production. There is a market for long-term purchases of power and natural gas, but there can be no assurance that we will be successful in obtaining such contracts on favorable terms. We will also be subject to the general commercial issues related to being in the power business, including the credit-worthiness of, and collections from future customers and the ability to profitably operate our future power plants.

        The geographic concentration of our properties in northwest Peru and southwest Ecuador subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region specifically.    The geographic concentration of our properties in northwest Peru and southwest Ecuador and adjacent waters means that some or all of our properties could be affected by the same event should that region experience:

  •
  severe weather (such as the effects of "El Nino," which can cause excessive rainfall and flooding in Peru and Ecuador);

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  delays or decreases in production, the availability of equipment, facilities or services;

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  delays or decreases in the availability of capacity to transport, gather or process production; or

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  changes in the regulatory environment.

        Because all our properties could experience the same conditions at the same time, these conditions could have a relatively greater impact on our results of operations than they might have on other operators who have properties over a wider geographic area.

        Instability of International Operations.    Presently, all of our oil and gas properties are located in South America, specifically Peru and Ecuador. The success and profitability of our international operations may be adversely affected by risks associated with international activities, including economic, labor and social conditions, political instability, tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations) and fluctuations in the value of the U.S. dollar versus the local currencies in which oil and gas producing activities may be conducted. This instability in laws, expenses of operations and fluctuations in exchange rates may make our assumptions about the economic viability of our oil and gas properties incorrect. If these assumptions are incorrect, we may not be able to earn sufficient revenue to cover our costs of operations.

        Our operations in Peru and Ecuador involve substantial costs and are subject to certain risks because the oil and gas industry in Peru and Ecuador is less developed than in the United States.    The oil and gas industries in Peru and Ecuador are not as developed as the oil and gas industry in the United States. As a result, our drilling and development operations in many instances will take longer to complete and may cost more than similar operations in the United States. The availability of technical expertise, specific equipment and supplies may be more limited in Peru and Ecuador than in the United States. Further, once oil and natural gas production is recovered, there are fewer ways to transport it to market for sale. Pipeline and trucking operations are subject to uncertainty and lack of availability. Oil and natural gas pipelines and truck transport travel through miles of territory and are subject to the risk of diversion, destruction or delay. We expect that such factors will continue to subject our international operations to economic and operating risks that companies with domestic operations do not experience.

        The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.    Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in Peru and Ecuador, we could be materially and adversely affected because our operations and properties are concentrated in those areas.

        We are subject to numerous foreign laws and regulations of the oil and natural gas industry that can adversely affect the cost, manner or feasibility of doing business.    Our operations are subject to extensive foreign laws and regulations relating to the exploration for and the development, production and transportation of oil and natural gas as well as electrical power generation. Future laws or regulations, any adverse change in the interpretation of existing laws or our failure to comply with existing legal requirements may harm our results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

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  work program guarantees and other financial responsibility requirements;

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  taxation;

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  royalty requirements;

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  customer requirements;

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  operational reporting; and

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  safety requirements.

        Under these laws and regulations, we could be liable for:

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  personal injuries; and

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  property and natural resource damages; and

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  governmental infringements and sanctions.

        If we fail to comply with the terms of certain contracts related to our foreign operations, we could lose our rights under each of those contracts.    The terms of each of our contracts with the government of Peru, including our Peruvian license contracts and technical evaluation agreements, require that we perform certain activities, such as seismic interpretations and the drilling of required wells in accordance with those contracts and agreements. Our failure to timely perform those activities as required could result in the loss of our rights under a particular contract or the loss of the amounts we have posted as a guaranty for the performance of such activities, which would likely result in a significant loss to us.

        We are subject to complex environmental regulatory and permitting laws and regulations that can adversely affect the cost, manner and feasibility of our planned operations.    The exploration for, and the development, production and sale of, oil and gas in South America are subject to extensive environmental laws and regulations. Our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. For example, we are required to obtain an environmental permit or approval from the government in Peru prior to conducting seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru, where we intend to conduct future oil and gas operations. Failure to comply with these laws and regulations also may result in the suspension or termination of our planned drilling operations and subject us to administrative, civil and criminal penalties.

        Our current permits and authorizations and our ability to get future permits and authorizations may, over time, be susceptible to increased scrutiny, resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience delays in obtaining permits and authorizations in Peru and Ecuador necessary for our operations. Compliance with these laws and regulations may increase our costs of operations, as well as further restrict our foreign operations. Moreover, these laws and regulations could change in ways that substantially increase our costs. These laws and regulations have changed in the past and have generally imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. It is also possible that unanticipated developments could cause us to make environmental expenditures that are significantly higher from those we currently anticipate, thereby increasing our overall costs. Failure to comply with new regulations could cause us to suspend or terminate certain operations or subject us to administrative, civil and criminal penalties. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and our ability to implement our plan of operation.

        Compliance with, or breach of, laws relating to the discharge of materials into, and the protection of, the environment can be costly and could limit our operations.    As an owner or lessee and operator of oil and gas properties in Peru and Ecuador, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the owner or lessee under an oil and gas lease for the cost of property damage, oil spills, discharge of hazardous materials, remediation and clean-up resulting from operations, subject the owner or lessee to liability for pollution damages and other environmental damages, and require suspension or cessation of operations in affected areas.

        We have established practices for continued compliance with environmental laws and regulations. We believe the costs incurred by these policies and procedures are necessary business costs in the oil and gas industry. There is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not increase such compliance costs, or have a material adverse effect upon our capital expenditures, earnings or competitive position.

        Our oil and gas operations involve substantial costs and are subject to various economic risks.    Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. We also face the risk that the oil and/or gas reserves may be less than anticipated, that we will not have sufficient funds to successfully drill on the property, that we will not be able to market the oil and/or gas due to a lack of a market and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. This could result in a total loss of our investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

        Competition for oil and natural gas properties and prospects is intense; some of our competitors have larger financial, technical and personnel resources that give them an advantage in evaluating and obtaining properties and prospects.    We operate in a highly competitive environment for reviewing prospects, acquiring properties, marketing oil and natural gas and securing trained personnel and equipment. In addition, changes in Peruvian government regulation have enabled multinational and regional companies to enter the Peruvian energy market. Competition in our business activities has increased and will increase further, as existing and new participants expand their activities as a result of these regulatory changes. Many of our competitors possess and employ financial resources that allow them to obtain substantially greater technical and personnel resources than we have. We actively compete with other companies in our industry when acquiring new leases or oil and gas properties. For example, if several companies are interested in an area, Perupetro may choose to call for bids, either through international competitive biddings or through private bidding processes by invitation, and award the contract to the highest bidder. These additional resources can be particularly important in reviewing prospects and purchasing properties. Our competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our competitors may also be able to pay more for productive oil and natural gas properties and exploratory prospects than we are able or willing to pay. On the acquisition opportunities made available to us, we compete with other companies in our industry for properties operated by third parties through a private bidding process, direct negotiations or some combination thereof. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete successfully in these areas in the future, our future revenues and growth may be diminished or restricted. The availability of properties for acquisition depends largely on the divesting practices of other oil and natural gas companies, commodity prices, general economic conditions and other factors we cannot control or influence.

        The loss of senior management or key technical personnel could adversely affect us.    We have engaged certain members of management who have substantial expertise in the type of endeavors that we presently conduct. We do not maintain any life insurance against the loss of any of these individuals. To the extent that their services become unavailable, we will be required to retain other qualified personnel. There can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms.

        Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of our current technical personnel become unavailable, we will need to hire qualified personnel to take their place. No assurance can be given that we will be able to recruit and hire such persons on acceptable terms.

        Insurance does not cover all risks.    Exploration for, and production of, oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or production facilities, formations, injury to persons, loss of life, or damage to property or the environment. As a result, we presently maintain insurance coverage in amounts consistent with our business activities and to the extent required by our license contracts. Such coverage includes certain physical damage to the Company's and third parties' property, hull and machinery, protection and indemnity, employer's liability, comprehensive third party general liability, workers compensation and certain pollution and environmental risks. However, we are not fully insured against all risks in all aspects of our business, such as political risk, civil unrest, war, business interruption and reservoir loss or damage. No such insurance coverage can insure for all operational or environmental risks. The occurrence of an event that is not insured or not fully insured could result in losses to us. For example, uninsured environmental damages, property damages or damages related to personal injuries could divert capital needed to implement our plan of operation. If any such uninsured losses are significant, we may have to curtail or suspend our drilling operations until such time as replacement capital is obtained, if ever, and this could have a material impact on our financial position.

        A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.    With respect to our oil and gas business, any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. Those factors include:

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  international political conditions (including wars and civil unrest);

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  the domestic and foreign supply of oil and gas;

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  the level of consumer demand;

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  weather conditions;

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  domestic and foreign governmental regulations and other actions;

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  actions taken by the Organization of Petroleum Exporting Countries (OPEC);

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  the price and availability of alternative fuels; and

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  overall economic conditions.

        Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil and natural gas we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity, and may require a reduction in the carrying value of our oil and gas properties. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

        We may not be able to develop a proven reserve base.    Our future success will depend upon our ability to find, acquire and develop oil and gas reserves that are economically recoverable. Any reserves we develop will decline as they are produced, except to the extent that we conduct successful revitalization activities, or are able to acquire properties containing proven reserves, or both. To develop reserves and achieve production, we must implement our development and production programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. Our current strategy is to develop a reserve base, production and cash flow through the development of oil and gas fields to which we have development rights and selective acquisitions of other desirable oil and gas properties where we can utilize new and existing technology. We can give no assurance that our planned development, revitalization, and acquisition activities will result in significant reserves or that we will have success in discovering and producing reserves at economical exploration and development costs. We may not be able to locate geologically satisfactory property, particularly since we will be competing for such property with other oil and gas companies, most of which have much greater financial resources than ourselves. Moreover, even if desirable properties are available to us, we may not have sufficient funds with which to acquire additional leases.

Risks Relating to the Offering

        Investor profits, if any, may be limited for the near future.    In the past, we have never paid a dividend. We do not anticipate paying any dividends in the near future. Accordingly, investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur. Further, any appreciation in the price of our common stock may be limited or nonexistent as long as we continue to have operating losses. We have not been profitable and have accumulated deficits during our exploratory stage of operations totaling $29,190,957 through June 30, 2006. To date we have not had any revenue or earnings from operations, and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able, if ever, to successfully implement our plan of operation.

        Because our common stock may be subject to the "penny stock" regulations, its liquidity may be
reduced.    Generally, penny stocks are equity securities (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange or whose prices are not quoted on the Nasdaq automated quotation system; or (iii) of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or with average revenues of less than $6.0 million for the last three years. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

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  information about penny stocks;

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  the nature and level of risk in the penny stock market;

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  the bid and offer quotations for the stock; and

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  other burdensome and detailed information.

        Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that our common stock is subject to the penny stock regulations. Our common stock is not quoted on a national stock exchange or Nasdaq and would likely be considered a penny stock subject to the penny stock regulations if the price of our common stock remains below $5.00 and we are not subject to any other exemptions. This could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.

        Additional infusions of capital may have a dilutive effect on existing shareholders.    To finance our operations we plan to sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

        Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock.    As of June 30, 2006, we had 47,306,569 shares of common stock issued and outstanding. We are currently registering for resale under this prospectus 18,575,943 shares of common stock. In addition, we have 13,443,652 of other potentially dilutive securities, including an additional 9,000,000 common shares, which may be issued to the former shareholders of BPZ-Texas on an earn-out basis once we are entitled to receive as our proportionate share from gross production from any oil and gas wells owned or operated by us not less than 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

        We are controlled by our officers, directors and entities affiliated with them.    In the aggregate, our management and directors own or control approximately 18.8% of our common stock issued as of June 30, 2006. See "Security Ownership of Certain Beneficial Owners and Management" included in this filing for further details regarding the ownership of our shares. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

        The transfer of NFS could result in liability to us because the shares transferred were not registered with the SEC.    On September 9, 2004, the day prior to the effective date of the Merger, Navidec assigned all of its pre-merger business operations, assets and liabilities to NFS, and all issued and outstanding shares of NFS were subsequently transferred to the Navidec pre-merger shareholders of record as of September 9, 2004 for no cash consideration. Pursuant to the terms of the Merger Agreement, the transfer and any necessary qualifications or registrations of the NFS shares under applicable securities laws was agreed to be handled by NFS, and we believed, based on information provided by NFS and its advisors, that NFS had undertaken the necessary actions to comply with applicable registration requirements. However, because a registration of the NFS shares was not effective at the time of the transfer of the NFS shares and has still not become effective, it may be determined that the distribution of the NFS shares was made without full compliance with applicable registration or qualification requirements under applicable securities laws. As a result, although we took no actions in connection with the transfer, we might incur liability, as a successor to Navidec, by merger, with respect to any damages resulting from such failure to register. If, despite the fact that we did not control the transfer of the NFS shares, regulatory authorities determine that we did not comply with applicable registration requirements with respect to the transfer, fines or other sanctions might be imposed on us.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance, and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

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  our ability to satisfy any foreign governmental requirements affecting the license and other rights we have in oil and gas properties;

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  our ability to obtain sufficient financing to commence drilling operations;

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  our ability to discover, develop and produce economic quantities of oil and gas on our properties;

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  capital costs of drilling and completing wells;

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  capital costs of building other related production or gathering facilities;

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  the availability of contract operators and drillers;

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  the continued demand for crude oil and natural gas; and

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  the expansion and growth of our operations.

        These statements are based on certain assumptions and analyses made by us in light of our experience and our understanding of the industry. Such statements are subject to a number of assumptions including the following:

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  risks and uncertainties, including the risk factors in this prospectus;

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  general economic and business conditions;

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  the business opportunities that may be presented to and pursued by us;

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  changes in laws or regulations, including foreign laws and regulations that may impact us, and other factors, many of which are beyond our control; and

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  ability to obtain financing under favorable conditions.

        The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We will not receive any of the proceeds from sales of common stock by the selling shareholders.

BUSINESS AND PROPERTIES

Overview

        BPZ Energy, Inc., a Colorado corporation, formerly named Navidec, Inc, was incorporated in 1993 and is based in Houston, Texas. We are an exploratory stage company focused on the exploration and production of oil and natural gas and we intend to utilize part of our future natural gas production for the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ-Texas consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec. However, in the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. On February 4, 2005, the legal parent company, Navidec, Inc., changed its name to BPZ Energy, Inc. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        We maintain a registered branch office in Peru. Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.4 million acres in northwest Peru. Our license contracts cover 100% ownership of both Block Z-1 (739,205 acres) and Block XIX (472,860 acres). The Block Z-1 contract was signed in November 2001, and the Block XIX contract was signed in December 2003. Our license contracts provide for an initial exploration period of seven to thirteen years and seven to ten years, respectively, and require that we conduct specified activities on the properties during this period. If the exploration activities are successful, the total contract term can extend up to 30 years for oil exploration and production and up to 40 years for gas exploration and production. We are currently negotiating a license contract for Block XXII (948,000 acres, referred to as Area VI in its previous filings) which we previously held under a Technical Evaluation Agreement. In July 2006 Perupetro officially informed us that our proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between our Blocks Z-1 and XIX, was the winning bid in their recent tender process. We are in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract.

        Through our wholly owned subsidiary, SMC Ecuador Inc. (a Delaware corporation), and our registered branch in Ecuador, we also own a 10% non-operated working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the "Santa Elena Property"). The license agreement covering the property extends through May 2016.

        We are in the exploratory stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties, including detailed engineering and design of the power plant and gas processing facilities, refurbishment of one of our offshore platforms, procuring machinery and equipment for a drilling campaign, obtaining all necessary environmental and operating permits, as well as securing the required capital and financing to complete the current plan of operation. We have not drilled any wells or recognized any revenues from operations, and we do not anticipate generating significant revenues from our properties prior to the second half of 2007.

Navidec Merger Transaction

        On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement (the "Merger Agreement") providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange. The Merger was consummated on September 10, 2004.

        As a result of the Merger, the shareholder group of BPZ-Texas obtained a majority of the voting interests and management control of the combined entity. Accordingly, the Merger was treated, in substance, as a recapitalization of BPZ-Texas rather than a business combination, as more fully described in Note 2 of the 2005 Consolidated Financial Statements included herein. The historical financial statements of the Company for periods prior to the Merger are the historical financial statements of the accounting acquirer, BPZ-Texas.

        The Merger Agreement provided for the immediate issuance by Navidec of 9,000,000 shares of its common stock to the shareholders of BPZ-Texas and the future issuance of an additional 18,000,000 shares on an earn-out basis if the Company achieves certain reserve and production goals. The first 9,000,000 earn-out shares were contingent on the achievement of certain reserve targets, which targets were achieved in December 2004. The remaining 9,000,000 earn-out shares are issuable once we are entitled to receive as our proportionate share from gross production from any oil and gas wells owned or operated by us not less than 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. Should all of the earn-out shares be earned, the former shareholders of BPZ-Texas will have received, in the aggregate, 27,000,000 shares of common stock of the Company. Upon completion of the Merger, the officers and directors of Navidec resigned, except for the former CEO of Navidec, John R. McKowen, who remained a director. Mr. McKowen, together with the management and the four directors of BPZ-Texas, became the executive officers and directors of the surviving entity.

        As part of the Merger transaction, Navidec agreed to provide through a private placement not less than $3 million or more than $6 million in additional equity capital for the operations and working capital needs of BPZ-Texas. As of September 30, 2004, this private placement was closed with $6.0 million of total gross proceeds. Net proceeds of approximately $5.5 million became available for use in connection with the business operations of BPZ-Texas.

        The Merger Agreement also provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, Navidec NFS, followed by the transfer of ownership of NFS to the Navidec pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. Accordingly, the pre-merger shareholders of BPZ-Texas would not be entitled to receive shares of NFS. All legal requirements for the transfer of ownership of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission. We intend to cooperate with the management of NFS, as requested, in its efforts to register the NFS shares, but we have no control over the registration process of NFS and cannot predict when, or if, the management of NFS will be able to complete such registration.

Properties in Peru

        We currently have rights to four properties in northwest Peru. We have a 100% working interest in license contracts for Block Z-1 and Block XIX. The license contracts afford an initial exploration period of seven to thirteen years and, if exploration efforts are successful, provide a total contract term of up to 40 years for gas exploration and production and up to 30 years for oil exploration and production. We also are currently in negotiations to obtain license contracts for Blocks XXII and XXIII. These four blocks cover a combined area of approximately 2.4 million acres. In December 2005, we notified Perupetro that we did not intend to pursue a license contract on Area XVI, which had been covered by a Technical Evaluation Agreement.

        The following table is a summary of our properties in northwest Peru. All acreage is considered undeveloped.

PROPERTY	BASIN	AREA	BPZ's Ownership
		(acres)	(%)
Block Z-1(a)	Tumbes	739,205	100%
Block XIX(a)	Tumbes/Talara	472,860	100%
Block XXII(b)	Lancones	948,000	100%
Block XXIII(b)	Tumbes	248,000	100%

Total		2,408,065

(a)
License Contract

(b)
Negotiating license contract

Description of Block Z-1 and License Contract

        Block Z-1, a coastal offshore area encompassing 739,205 acres, is situated at the southern end of the Gulf of Guayaquil in northwest Peru. Geologically, the block lies within the Tumbes basin. From the coastline, water depths increase gradually. The average water depth of the area is approximately 200 feet and only 10% of the area has depths greater than 500 feet. There are five structures which were drilled in the 1970's and 1980's by previous operators, including Tenneco, Inc. and Belco Oil and Gas Corporation. These structures are known as the Albacora, Barracuda, Corvina, Delfin and Piedra Redonda fields. Wells drilled in each of these structures encountered hydrocarbons, principally natural gas, while drilling at depths ranging from 6,000 to 12,000 feet. However, at the time the wells were drilled, it was not considered economic to produce and sell natural gas from the fields. Accordingly, the wells were either suspended or abandoned.

        BPZ originally acquired its initial interest in Block Z-1 in a joint venture with Syntroleum Corporation, under an exploration and production license contract dated November 30, 2001, with an effective date of January 29, 2002. Under the original contract, BPZ owned a 5% non-operating working interest in the block. Syntroleum later transferred its interest to Nuevo Energy, Inc. Subsequent to the merger of Nuevo Energy, Inc. and Plains Exploration and Production Company, Nuevo Energy, Inc. transferred its interest in Block Z-1 to BPZ who then assumed a 100% working interest, as well as the remaining obligations under the contract. Perupetro approved the assumption of Nuevo's interest by BPZ and the designation of BPZ as a qualified operator under the contract in November 2004. Such action was subject to official ratification and issuance of a Supreme Decree by the government of Peru, which was issued on February 2005. Accordingly, an amended contract was signed with Perupetro, which named BPZ as the owner of 100% of the participation under the license contract.

        The license contract provides for an initial exploration phase of seven years, which is divided into four periods, and can be extended under certain circumstances up to an additional six years. Each period has a commitment for exploration activities and requires a financial guarantee to secure the performance of the work commitment during such period. Block Z-1 is currently in the second exploration period which will last for 18 months, ending in July 2006, unless an extension of up to six months to complete the work commitment is requested. During the second exploration period, we must drill at least one exploratory well or acquire 300 square kilometers of seismic data. We posted a $1.3 million performance bond in January 2005 in connection with the second exploration period. The third exploration period is scheduled to begin in July 2006 and expire in January 2008 and will require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The fourth and final exploration period is scheduled to begin in January 2008 and expire in January 2009. It will also require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The performance bond amounts are not cumulative, and are released at the end of each exploration period if the work commitment for that period has been satisfied. In addition, we are required to make technology transfer payments related to training costs of Perupetro professional staff during the exploration phase of $50,000 per year.

        The exploitation, or development, period of the contract will commence as soon as we declare a commercial discovery and receive approval for a field development plan. We must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments. Under the contract, oil exploration, development and production can continue for a total of up to 30 years from the effective date of the contract, and gas exploration, development and production can continue for up to 40 years. Royalties under the contract vary from 5% to 20% based on production volumes.

Description of Block XIX and License Contract

        Block XIX covers approximately 472,860 acres, lying entirely onshore and adjacent to Block Z-1 in northwest Peru. Geologically, the block lies primarily within the Tumbes basin of Oligocene-Neogene age, but also covers part of the Talara Basin to the south.

        In February 2003, we entered into a Technical Evaluation Agreement with Perupetro for Block XIX. In December 2003, we signed a license contract whereby we acquired a 100% interest in Block XIX. The term for the exploration period is seven years and can be extended under certain circumstances for an additional period of up to three years. If a commercial discovery is made during the exploration period, the contract will allow for the exploration and production of oil for a period of 30 years from the effective date of the contract and the exploration and production of gas for a period of 40 years. Royalties under the contract vary from 5% to 20% based on production volumes.

        The seven year exploration phase is divided into five periods of 18 months, 24 months, 15 months, 15 months and 12 months, respectively. We are currently in the second exploration period, which is scheduled to end in August 2007, unless an extension of up to six months to complete the work commitment is requested. During the second exploration period, we are required to acquire and interpret 100 kilometers of new 2-D seismic data and to conduct certain integrated geological, geophysical, geochemical and reservoir engineering evaluation studies. In connection with the second exploration period, we posted a $350,000 performance bond in August 2005. The third exploration period is scheduled to begin in August 2007 and will require a performance bond of $585,000. The fourth exploration period is scheduled to begin in November 2008 and will require a performance bond of $585,000. The fifth and final exploration period is scheduled to begin in February 2009 and will require a performance bond of $585,000. The performance bond amounts are not cumulative, and are released at the end of each exploration period if the work commitment for that period has been satisfied. In addition, we are required to make technology transfer payments related to training costs of

Perupetro professional staff during the exploration phase of $5,000 per year. The exploitation, or development, period of the contract will commence as soon as the Company declares a commercial discovery and receives approval for a field development plan. We must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments.

Description of Block XXII

        Block XXII is located onshore in northwest Peru within the Lancones Basin of Cretaceous—Upper Eocene Age and covers an area of approximately 948,000 acres. The Lancones Basin is primarily an exploratory area and has had limited drilling and seismic activity.

        In December 2005, the Company notified Perupetro that it had decided to exercise its exclusive option to convert its Technical Evaluation Agreement on Block XXII (formerly known as Area VI), into a license contract. As the negotiations on the license contract are still underway, the Company does not have sufficient information to determine the timing nor estimate the value of the various obligations and commitments in connection with this property.

Description of Block XXIII

        In July 2006 Perupetro informed the Company that its proposal for Block XXIII, which consists of approximately 248,000 acres and is located onshore in northwest Peru between the Company's Blocks Z-1 and XIX, was the winning bid in their recent tender process. The Company is in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract. The Company's proposal covers only the exploration period and commits the Company to drill a certain number of wells, acquire certain amount of either 2-D or 3-D seismic data and prepare an integrated geological, geochemical and reservoir engineering evaluation of the hydrocarbon prospects in the block. In connection with this block, after the license contract has been signed, the Company will have to post a performance bond to guarantee its various obligations and commitments. However, the Company does not have sufficient information to determine the timing, nor to estimate the value of the performance bond to be posted in connection with this property.

Oil and Gas Resources

        During 2004, we retained Gaffney Cline & Associates, Inc. ("GCA"), an internationally recognized firm of independent reserve engineers, to evaluate the oil and gas resource potential of the Corvina and Piedra Redonda Fields in the Block Z-1 license contract area. GCA focused its evaluation on the wells that were drilled by previous operators of Block Z-1 and the seismic and other geological and geophysical data available on the block.

        In the Corvina Field, five wells were drilled, including two wells drilled by Tenneco, Inc. in the mid-1970's and three wells drilled by Belco Oil and Gas Corporation ("Belco") in the late 1970's and early 1980's. Two drilling and production platforms were set up by Belco during this period and are still in place in the Corvina Field. The platforms need to be repaired and refurbished but are structurally sound and we believe they are suitable for our future operations. We have hired a contractor to undertake the refurbishment of one of the platforms and recently initiated work on this project. All seven wells in the Corvina Field encountered indications of natural gas and apparent reservoir-quality formations, although only one of the wells, the CX11-16X, was completed and tested. At the time these wells were drilled, there was no commercial market for natural gas in the region. The CX11-16X produced natural gas at rates as high as 16.6 million cubic feet of gas per day ("MMcf/d") during two separate tests over a period of approximately 20 days each. The well was temporarily abandoned. We believe this well can be reestablished as a producing well.

        In the Piedra Redonda Field, two wells were drilled by Belco in the late 1970's and early 1980's. Indications of natural gas were present in both wells. One well was completed, while the other well encountered abnormally high pressures and was abandoned for mechanical reasons prior to reaching its intended total depth. There is also a drilling and production platform in place in the Piedra Redonda Field. The completed well in the Piedra Redonda Field, the C18X, produced natural gas at rates as high as 8.3 MMcf/d over a period of approximately 20 days during an extended test in 1979 and was also temporarily abandoned. We believe this well can be reestablished as a producing well.

        GCA reviewed all available technical data, including a large volume of 2-D seismic data, well logs, drilling and completion reports, well test information, and other geological and geophysical data and analysis. The Company intends to develop these resources as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The development of these resources will require a significant financial investment which is presently estimated to be in excess of $126.7 million. We do not currently have the financial capacity or commitments for a development program of this magnitude. Accordingly, the Company has not disclosed amounts of proved reserves in its SEC filings. At such time as we obtain sufficient financial commitments to proceed with the full development of Block Z-1 and all other conditions necessary to record proved reserves are met, we expect to record SEC proved reserves and disclose such reserves in future SEC filings.

Properties in Ecuador

        Through our wholly owned subsidiary, SMC Ecuador Inc. (a Delaware corporation), and its registered branch in Ecuador, we also own a 10% non-operated working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the "Santa Elena Property"). The Santa Elena Property is located west of the city of Guayaquil along the coast of Ecuador. The license contract provides for royalty payments equal to 23% of production. There have been almost 3,000 wells drilled in the field since production began in the 1920's. Currently, there are approximately 1,250 active wells which produce approximately 2,000 barrels of oil per day. The majority of the wells produce intermittently by gas lift, mechanical pump or swabbing techniques. Crude oil is gathered in holding tanks and pumped via pipeline to an oil refinery in the city of Libertad, Ecuador. The license agreement covering the property extends through May 2016.

Regulation

General

        Various aspects of our oil and natural gas operations are currently or will be subject to various foreign laws and governmental regulations. These regulations may be changed from time to time in response to economic or political conditions. Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. Our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore we believe we are in a unique position to understand and comply with local rules and regulations. However, our current permits and authorizations and our ability to obtain future permits and authorizations may, over time, be susceptible to increased scrutiny and greater complexity which could result in increased costs or delays in receiving appropriate authorizations.

Peru

        Peruvian hydrocarbon legislation.    Peru's hydrocarbon legislation, which includes the Organic Hydrocarbon Law No. 26221 and the regulations thereunder (the "Organic Hydrocarbon Law"),

governs our operations in Peru. This legislation covers the entire range of petroleum operations, defines the roles of Peruvian government agencies which regulate and interact with the oil and gas industry, requires that investments in the petroleum sector be undertaken solely by private investors (either national or foreign), and provides for the promotion of the development of hydrocarbon activities based on free competition and free access to all economic activities. This law provides that pipeline transportation and natural gas distribution must be handled via contracts. All other petroleum activities are to be freely operated and are subject only to local and international safety and environment standards.

        Under this legal system, Peru is the owner of the hydrocarbons located below the surface in its national territory. However, Peru has given the ownership right to extracted hydrocarbons to Perupetro, a state company that is responsible for promoting and overseeing the investment of hydrocarbon exploration and exploitation activities in Peru. Perupetro is empowered to enter into contracts for either the exploration and exploitation or the exploitation of petroleum and gas on behalf of Peru, which are described further below. The Peruvian government also plays an active role in petroleum operations through the involvement of the Ministry of Energy and Mines, the specialized government department in charge of devising energy, mining and environmental protection policies, enacting the rules applicable to all these sectors and supervising compliance with such policies and rules. Within the Ministry of Energy and Mines, the Supervising Office for Investments in Energy ("OSINERG") is the body charged with economic and technical supervision. We are subject to the laws and regulations of all of these entities and agencies.

        Perupetro generally enters into either license contracts or service contracts for hydrocarbon exploration and exploitation. Peru's laws also allow for other contract models, but the investor must propose contract terms that are compatible with Peru's interests. A company must be qualified by Perupetro to enter into hydrocarbon exploration and exploitation contracts in Peru. In order to qualify, the company must meet the standards under the Regulations Governing the Qualifications of Oil Companies. These qualifications generally require the company to have the technical, legal, economic and financial capacity to comply with all obligations it will assume under the contract based on the characteristics of the area requested, the possible investments and the environmental protection rules governing the performance of its operations. When a contractor is a foreign investor, it is expected to incorporate a subsidiary company or registered branch in accordance with Peru's municipal laws and appoint representatives who will interact with Perupetro.

        Our Peruvian branch, BPZ Energy, Inc., Sucursal Peru, has been qualified by Perupetro with respect to our current contracts. However, Perupetro reviews the qualification for each specific contract to be signed by a company. Additionally, the qualification for foreign companies is granted in favor of the home office or corporation, which is jointly and severally liable at all times for the technical, legal, economic and financial capacity of the Peruvian branch.

        When operating under a license contract, the licensee is the owner of the hydrocarbons extracted from the contract area during the performance of operations, and pays royalties which are collected by Perupetro. The licensee can dispose of the petroleum in any manner whatsoever, subject to a limitation in the case of natural emergencies where the law stipulates the manner of disposal.

        Licensees are obligated to submit quarterly reports to the Petroleum Bureau (Direccion General de Hidrocarburos). Licensees must also submit a monthly economic report to the Central Bank of Peru. These reports are generally combined and delivered together with other operating reports required to be submitted to Perupetro.

        Previously, all license contracts were granted by the Ministry of Energy and Mines. The change to Perupetro as the license contract grantor subjects all license contracts to a new legal framework. Although there is limited precedent for these new licensing procedures, there may still be some uncertainly as to exactly how the licensing procedures will function in the future.

        Under exploitation service contracts, the ownership of all of the extracted petroleum is vested in Perupetro and the company will receive compensation agreed to by the parties. However, Perupetro is granted the power to remunerate the investor either in cash or in kind, depending on the level of investment and the volume of production. We have no service contracts, nor do we foresee operating under this form of contract.

        The duration of the contracts is based on the nature of the hydrocarbons discovered. The contract duration for crude oil is thirty years, while the contract duration for natural gas and condensates is forty years. The periods commence on an agreed date and are determined based on location of the contract area, season of the year in which exploration commences, and other similar factors. Contracts typically include an exploration phase and an exploitation phase, unless the contract is solely an exploitation contract. Within the contract term, seven years is allotted to exploration, with the possibility of three extensions of one year each. There is also a potential deferment period for a maximum of ten years if certain factors recognized by law delay the economic viability of a discovery, such as lack of transportation facilities or lack of a market. The exploration phase is generally divided into several periods, with a maximum of seven periods, and each period includes a minimum work program. The fulfillment of work programs must be supported by an irrevocable bank guaranty, usually in the amount of thirty to forty percent of the estimated value of the minimum work program.

        Perupetro also grants technical evaluation agreements. These agreements give the contractor the right to conduct technical evaluations of the areas under such agreements and to enter into license contracts if the evaluations indicate the potential for profitable operations. The technical evaluation agreement is generally for a period of twenty-four months, depending upon the volume and nature of the work to be carried out.

        We currently have two license contracts and are in the process of negotiating the terms and conditions of two additional license contracts. As of June 30, 2006, we believe we were in compliance with all of the material requirements of each of such contracts. We have executed certain letters of guaranty to guarantee our performance under the license contracts and technical evaluation agreements, including a $1.3 million bond posted in January 2005 and a $350,000 bond posted in August 2005 to secure part of our obligations under the license contracts for Block Z-1 and Block XIX, respectively. These bonds were secured by the deposit of restricted cash with the financial institution which issued the bond. Should we fail to fulfill our obligations under the license contracts without technical justification or other good cause, Perupetro could seek recourse to the bond or terminate the license.

        Peruvian fiscal regime.    Peru's fiscal regime determines the levels of the government's entitlement from petroleum activities. This regime is subject to change, which could negatively impact our business.

        Contractors under license agreements are subject to royalty payments, which are usually a fixed percentage of the actual production sold. The taxing regulations stipulate a minimum royalty payment of fifteen percent. However, a contractor is sometimes granted the right to pay less based on the circumstances at the time of signing the license contract. Under a Service Contract, Perupetro receives all of the petroleum produced on behalf of Peru and the contractor is remunerated for the volume produced as stipulated under the contract.

        The Organic Hydrocarbon Law and the Regulations Governing the Tax Stability Guaranty and Other Tax Rules of the Organic Hydrocarbon Law provide that the tax regime in force on the date of signing a contract will remain unchanged during the term of the contract. Therefore, any change to the tax regime, which results in either an increase or decrease in the tax burden, will not affect the contractor.

        During the exploration phase, contractors are exempt from import duties and other forms of taxation applicable to goods intended for exploration activities. Exemptions are withdrawn at the production phase, but exceptions are made in certain instances, and the contractor is entitled to import goods tax-free for an additional two-year period.

        Taxable income is determined by deducting allowable operating and administrative expenses, including royalty payments, and income tax is levied on the income of the contractor based upon the current legal corporate tax rate in effect at the date the contract was signed. Contractors engaged in the exploration and production of crude oil, natural gas and condensates must determine their taxable income separately for each of these activities. Where a contractor carries out these activities in more than one area under different individual contracts, it may consolidate all costs and expenses incurred in overall operations for purposes of determining the corporate income tax.

        Peruvian labor and safety legislation.    Our operations in Peru will also be subject to the Unified Labor Law, which governs the labor force in the petroleum sector. In addition, the Organic Hydrocarbon Law and related Safety Regulations for the Petroleum Industry also regulate the safety and health of workers involved in the development of hydrocarbon activities. All entities engaged in the performance of activities related to the petroleum industry must provide the General Hydrocarbons Bureau on a semi-annual basis with the list of their personnel, indicating their nationality, specialty and position. These entities must also permanently train their workers on the application of safety measures in the operations, and control of disasters and emergencies. Each entity must keep detailed records of all accidents that occur in its operations and report all accidents to the General Hydrocarbons Bureau. The regulations also contain provisions on accident prevention and personnel health and safety, which in turn include rules on living conditions, sanitary facilities, water quality at workplaces, medical assistance and first-aid services. Provisions specifically related to the exploration phase, which is our current phase of operations, are also contained in the regulations and include safety measures in camps, medical assistance, food conditions, and handling of explosives. Additional safety regulations may also apply as we expand and develop our operations.

        Peruvian electric power legislation.    Our business plan envisions the generation of electricity and the sale of such electric power in Peru. The basic laws in Peru governing electric power, which will apply to our future operations, are the Law of Electric Power Concessions and the Regulations for the Environmental Protection of Electric Power Activities, the corresponding regulations for each, as well as additional related laws and regulations, including all legislation regarding Electric Power Tariffs and all regulations and technical norms created by the National Commission of Electric Power Tariffs.

        Peruvian environmental regulation.    Our operations are subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Peru has enacted specific environmental regulations applicable to the petroleum industry. The Code on the Environment and the Natural Resources establishes a framework within which all specific laws and regulations applicable to each sector of the economy are to be developed. These laws and regulations are designed to ensure the continual balance of environmental and petroleum interests. The regulations stipulate certain environmental standards expected from contractors. They also specify appropriate sanctions to be enforced by the Ministry of Mines and Energy if a contractor fails to maintain such standards. The Ministry of Mines and Energy is charged with the responsibility of issuing the applicable standards. OSINERG is responsible for ensuring compliance with applicable environmental rules covering hydrocarbon activities.

        The Organic Hydrocarbon Law also addresses the environmental regulatory regime in Peru. The law originally prohibited any mining or extractive operations within certain areas designated for protection. It was, however, subsequently modified to enable investors to prospect for hydrocarbons within protected areas, provided there is compliance with several obligations. We must comply with these obligations as we conduct our business on an ongoing basis. The Environmental Regulations for Hydrocarbon Activities provide that companies participating in the implementation of projects, performance of work and operation of facilities related to hydrocarbon activities, are responsible for the emission, discharge and disposal of wastes into the environment. Companies must annually file a report corresponding to the previous year describing the company's compliance with the environmental legislation in force.

        Companies involved in hydrocarbon activities must also prepare and file an Environmental Impact Study ("EIS") with the General Hydrocarbons Bureau, which is part of the Ministry of Energy and Mines, in order for the relevant activities to comply with the maximum permissible emission limits set forth by the Ministry of Energy and Mines. An EIS must be prepared for each project to be carried out. All of these proposals must be approved by the General Environmental Bureau, which is also part of the Ministry of Energy and Mines.

        In addition, any party responsible for hydrocarbon activities must file an "Oil Spill and Emergency Contingency Plan" with the General Hydrocarbons Bureau. The plan must be updated at least once a year and must contain information regarding the measures to be taken in the event of spills, explosions, fires, accidents, evacuation, etc. It must also contain information on the procedures, personnel and equipment required to be used and procedures to be followed to establish uninterrupted communication between the personnel, the government representatives, the General Hydrocarbons Bureau and other State entities.

        Any failure to comply with environmental protection rules, the import of contaminated products, or failure to keep a monitoring register or send reports to the General Hydrocarbons Bureau in a timely fashion, could subject the company to fines. In addition, the General Hydrocarbons Bureau may consider imposing a prohibition or restriction of the relevant activity, an obligation to compensate the aggrieved parties and/or an obligation to immediately restore the area. The company responsible for any default can also be subject to a suspension of operations for a term of one, two or three months, or indefinitely. Furthermore, any contract signed with the Peruvian government, the implementation of which jeopardizes or endangers the protection or conservation of protected natural areas, can be terminated.

        We are subject to all Peruvian environmental regulations now in existence and those existing in the future. The enactment and enforcement of environmental laws and regulations in Peru is relatively new. We are therefore uncertain how Peruvian authorities will enforce and supervise environmental compliance and standards. Further, we cannot predict any future regulation or the cost associated with future compliance.

        Although we believe that our operations are in substantial compliance with existing environmental requirements, our ability to conduct continued operations is subject to satisfying applicable regulations. Our current permits and authorizations and ability to obtain future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience in the future delays in obtaining permits and authorizations in Peru necessary for our operations. We are required to obtain an environmental permit or approval from the government in Peru prior to conducting any seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru where we intend to conduct oil and gas operations.

Compliance with Existing Legislation in Peru

        Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of Peruvian governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. As noted above, our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some past cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore, we believe we are in a good position to understand and comply with local rules and regulations.

Properties in Ecuador

        SMC Ecuador, Inc. has had its 10% non-operating interest in the Santa Elena oil fields for the past nine years. As a non-operator, we are not directly subject to the laws and regulations of Ecuador covering the oil and gas industry and the environment. However, if we begin operating activities in Ecuador, we will be directly subject to such laws and regulations.

Environmental Compliance and Risks

        As an owner or lessee and operator of oil and gas properties throughout South America, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the contractor under an oil and gas license agreement for the cost of pollution clean-up resulting from operations, subject the contractor to liability for pollution damages, and require suspension or cessation of operations in affected areas.

        Except for certain pollution coverage related to our barge, we do not presently maintain environmental insurance coverage, because, in management's judgment, such coverage is not cost-effective at this time in view of our limited activities. However, we may acquire such insurance coverage in the future based on our assessment of the risks of our operations and the costs of such coverage. No such coverage can insure us fully against all environmental risks. We are not aware of any environmental claims existing which would have a material impact upon our financial position or results of operations.

        We have made and will continue our efforts to comply with these requirements, which we believe are necessary to successful long-term operations in the oil and gas industry. We have established guidelines for continuing compliance with environmental laws and regulations. In order to carry out our plan of operation, we are required to conduct environmental impact studies and obtain environmental approvals for operations. We have engaged outside consultants to perform these studies and assist us in obtaining necessary approvals. Our estimated cost for these studies and assistance related to the Corvina gas-to-power project is approximately $370,000, of which approximately $295,000 had been incurred as of June 30, 2006.

        We do not believe that compliance with federal, state or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company or its subsidiaries. However, there is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not have such an impact.

Operational Hazards and Insurance

        Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

        We will evaluate whether to obtain general liability insurance and in what amounts based on whether we believe the terms and costs are reasonable for our operations. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Research and Development

        BPZ seeks to use advanced technologies in the evaluation of its oil and gas properties and new opportunities. BPZ generally does not develop such technologies internally, but its technical team works with outside vendors to test and utilize these technologies to the fullest practical extent, particularly in the application of geophysical and exploration software. In certain cases, the collaboration of BPZ has aided the development of these technologies. BPZ does not believe it has incurred any quantifiable incremental costs in research and development activities.

Offices and Employees

        Our corporate headquarters office is in Houston, Texas, where we lease approximately 7,770 square feet of office space under a five-year lease which expires on September 30, 2010. We also maintain an administrative office in Lima, Peru of 3,700 square feet under a month-to-month lease.

        As of June 30, 2006, we employed 16 full-time employees (of which 2 are executive officers) in the Houston office and 10 full-time employees (of which 1 is an executive officer) in the Lima, Peru office. BPZ believes that its relationship with its employees is satisfactory. None of our employees are represented by a union.

Competition

        There is intense competition in the oil and gas industry with respect to the acquisition of producing properties, undeveloped acreage, and rights to explore for these properties. Many major and independent oil and gas companies actively pursue and bid for the mineral rights of desirable properties, and many companies have been actively engaged in acquiring oil and gas properties in Peru and Ecuador.

        We believe that our early efforts and knowledge of our targeted areas have given us a competitive advantage in Peru, and to a lesser extent, in Ecuador. Although there are unleased tracts within our target area, we believe that these properties may be less attractive to other companies because it will be difficult for them to obtain a significant amount of contiguous mineral acres. This results in part from our significant holdings in the vicinity of these unleased tracts. However, increased demand for license rights in surrounding areas may impact our ability to expand and grow in the future, particularly because many of our competitors have substantially greater financial and other resources, better name recognition and longer operating histories. As a result, we may not be able to acquire additional oil and gas properties in desirable locations.

        There is also intense competition in the oil and gas industry for access to drilling and other contract services and experienced technical and operating personnel needed to drill and complete wells. We recently experienced difficulty obtaining a drilling rig for our planned drilling operations, but now have a drilling rig under contract. Competition for drilling and contract services in our target area is increasing and may affect our plan of operation. We are adjusting our operating plans and timelines to adapt to this changing environment. Increasing future demand for drillers and contractors may limit our ability to execute in a timely manner and may negatively impact our ability to grow.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following selected historical financial data, as it relates to each of the fiscal years 2003 through 2005, has been derived from the audited consolidated financial statements, including the consolidated balance sheets at December 31, 2005 and 2004 and the related consolidated statements of operations and of cash flows for the three years ended December 31, 2005 and the notes thereto appearing elsewhere herein. The data for each of the fiscal years 2001 and 2002 has been derived from the Company's books and records. The data for the six month periods ended June 30, 2006 and 2005 has been derived from the unaudited consolidated financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The unaudited selected quarterly data for each full quarter within the two most recent fiscal years is included in the notes to the audited consolidated financial statements included elsewhere in this prospectus. The following selected historical financial data should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and related notes included elsewhere in this prospectus. The selected historical financial results presented here are not necessarily indicative of results to be expected in future periods.

	Year Ended December 31,					Six Months Ended June 30,
	2001	2002	2003	2004	2005	2005	2006
	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)	(Restated)
Statement of Operations:
Revenue	$—	$—	$—	$—	$—	$—	$—
Operating and administrative expenses:
General and administrative expenses	203,679	158,115	537,125	1,856,111	4,422,747	1,884,986	3,439,836
Stock-based compensation	—	—	—	7,059,081	1,382,479	254,270	1,350,093
Geological, geophysical and engineering	—	—	—	360,965	998,131	429,191	863,707
Depreciation expense	—	—	—	157	29,638	2,295	95,237

Total operating expenses	203,679	158,115	537,125	9,276,314	6,832,995	2,570,742	5,748,873
Operating loss	(203,679)	(158,115)	(537,125)	(9,276,314)	(6,832,995)	(2,570,742)	(5,748,873)
Other income (expense):
Income from investment in Ecuador property, net of amortization	—	—	—	147,861	468,726	162,429	587,858
Interest expense, net	—	—	—	(66,959)	(11,149)	(7,967)	(2,838)
Amortization of deferred financing costs	—	—	—	(360,439)	(67,561)	(57,910)	—
Registration delay expense	—	—	—	—	(515,967)	—	(2,133,130)
Interest income	—	—	—	—	509,808	—	428,033
Merger costs	—	—	—	(5,470,455)	—	—	—
Miscellaneous income	5,162	—	1,445	13,129	42,149	13,173	(9,529)

Total other income (expense)	5,162	—	1,445	(5,736,863)	426,006	109,725	(1,129,606)

Loss before income taxes	(198,517)	(158,115)	(535,680)	(15,013,177)	(6,406,989)	(2,461,017)	(6,878,479)
Income taxes	—	—	—	—	—	—	—

Net loss	$(198,517)	$(158,115)	$(535,680)	$(15,013,177)	$(6,406,989)	$(2,461,017)	$(6,878,479)

Basic and diluted net loss per share	$(0.05)	$(0.04)	$(0.13)	$(0.99)	$(0.20)	$(0.10)	$(0.17)
Weighted average shares outstanding	4,103,454	4,103,454	4,103,454	15,169,823	31,899,291	25,857,083	41,662,618
Balance Sheet Data:
Working capital	$(68,633)	$(359,812)	$(376,312)	$3,611,410	$29,036,304	$(1,089,274)	$28,035,419
Property, equipment and construction in progress, net	—	—	—	5,505	4,365,040	25,432	18,366,691
Total assets	22,649	26,142	252,336	5,161,095	38,090,980	3,799,064	51,509,966
Total long-term debt	—	—	755,000	—	70,908	—	64,630
Shareholders' equity	(197,517)	(355,632)	(891,312)	4,586,155	36,731,577	2,275,138	49,644,829
Cash Flow Data:
Net cash flow provided by (used by):
Operating activities	$13,876	$7,086	$(528,806)	$(1,473,800)	$(4,461,328)	$(2,255,592)	$(8,592,006)
Investing activities	—	—	(240,000)	(1,305,662)	(5,745,130)	(1,222,222)	(14,096,888)
Financing activities	1,000	—	755,000	6,785,497	35,647,397	(178,007)	5,003,722

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Business Overview

        BPZ Energy, Inc., a Colorado corporation, formerly Navidec, Inc., was incorporated in 1993 and is based in Houston, Texas. We are an exploratory stage company with properties in northwest Peru and southwest Ecuador and are focused on the exploration and production of oil and natural gas and we intend to utilize part of our future natural gas production for the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation ("BPZ-Texas"), consummated a reverse merger with Navidec, Inc. ("Navidec") whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the "Merger"). In the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. Accordingly, for accounting purposes, BPZ-Texas was treated as the acquiring entity. See "Business and Properties—Navidec Merger Transaction" and Note 2 to the December 31, 2005, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to "BPZ Energy, Inc." Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, Navidec Financial Services, Inc. ("NFS"), and the transfer of ownership of NFS to the shareholders of record of Navidec as of September 9, 2004, the day prior to the consummation of the Merger. Upon consummation of the Merger, we became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders. All legal requirements for the transfer of ownership of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission. We have no control over the registration process of NFS and cannot predict when, or if, the management of NFS will be able to complete the registration of NFS common shares. NFS' results are excluded from the Company's financial statements for all periods presented.

        We maintain a registered branch office in Peru. Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.4 million acres in northwest Peru. Our license contracts cover 100% ownership of both Block Z-1 (739,205 acres) and Block XIX (472,860 acres). The Block Z-1 contract was signed in November 2001, and the Block XIX contract was signed in December 2003. The license contracts provide for an initial exploration period of seven to thirteen years and seven to ten years, respectively and require that we conduct specified activities on the properties during this period. If the exploration activities are successful, the total contract term can extend up to 30 years for oil exploration and production and 40 years for gas exploration and production. We are currently negotiating a license contract for Block XXII (948,000 acres, referred to as Area VI in our previous filings) which we previously held under a Technical Evaluation Agreement. In July 2006 Perupetro officially informed us that our proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between the Company's Blocks Z-1 and XIX, was the winning bid in their recent tender process. We are in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract.

        Through our wholly owned subsidiary, SMC Ecuador Inc. (a Delaware corporation), and our registered branch in Ecuador, we also own a 10% non-operated working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the "Santa Elena Property"). The license agreement covering the property extends through May 2016.

        We are currently in the exploratory stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties, including detailed engineering and design of the power plant and gas processing facilities, refurbishment of one of its offshore platforms, procuring machinery and equipment for a drilling campaign, obtaining all necessary environmental and operating permits, as well as securing the required capital and financing to complete the current plan of operation. We commenced drilling of our initial well in the Corvina Field at the existing platform in September 2006. We have not yet drilled any other wells or recognized any revenues from operations and do not anticipate generating significant revenues from our properties prior to the second half of 2007.

Results of Operations

September 2006 Restatement

        The previously issued consolidated financial statements of the Company as of December 31, 2005 and for the three and six month periods ended June 30, 2005 have been restated in connection with the issues described below:

  •
  as to the merger with Navidec, Inc. ("Navidec"), the description of the accounting and the valuation of certain Navidec options assumed;

  •
  the accounting for the post-merger operations of Navidec Financial Services, Inc. ("NFS"); and

  •
  the accounting for expenses incurred on the Company's behalf by its former parent, BPZ & Associates, Inc. ("Associates") prior to the merger with Navidec.

The Navidec Merger

        The Company's description of the transaction was amended to clarify that the Merger is considered, from an accounting perspective to be in substance, a capital transaction rather than a business combination. On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement (the "Merger Agreement") providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange. The Merger was consummated on September 10, 2004. The Company changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing as the context may require to avoid confusion.

        The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec; however, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. It was equivalent to the issuance of common stock by BPZ-Texas for the net assets of the Navidec, accompanied by a recapitalization. The accounting treatment is identical to that resulting from a reverse merger of BPZ-Texas with Navidec under Statement of Financial Accounting Standards ("SFAS") No. 141, except that no goodwill or other intangible asset was recorded.

        The Company's historical financial statements prior to the acquisition become those of BPZ-Texas (accounting acquirer). Operations prior to the Merger are those of BPZ-Texas and earnings per share for periods prior to the Merger are restated to reflect the number of equivalent shares received by BPZ-Texas, with the historical stockholders' equity of BPZ-Texas prior to the Merger being retroactively restated (a recapitalization) to reflect the equivalent number of shares received in the Merger by BPZ-Texas and the capital structure (the number and type of shares issued) of Navidec (the legal acquirer). Accordingly, all financial statements and pro forma combined financial statements included herein or incorporated by reference reflect the acquisition by BPZ-Texas of the net assets of Navidec and the recapitalization of BPZ-Texas' common stock based on the exchange ratio provided in the Merger Agreement.

Navidec Options

        The Company also restated its consolidated financial statements to reflect a change in the valuation of the options assumed by the Company in the Merger with Navidec to purchase 1,332,076 shares of Navidec common stock. All shares underlying such options are issuable as common stock of the Company. The proceeds from the exercise of the assumed options must be remitted to NFS pursuant to the Merger Agreement. Accordingly, the Company believes that $0.00 should be the exercise price input in the Black-Scholes Model used to value these instruments. In its prior restatement on Form 8-K/A filed January 17, 2006, the Company used the stated exercise price (weighted average) per the respective option agreements. The fair value of these options was determined to be $3.21 (compared to $1.48 in the Company's prior restatement) based on the exercise price noted and the market price of the underlying common stock on the date of grant, among other Black-Scholes inputs.

Operations of NFS

        The Company also restated its consolidated financial statements to exclude the operations of NFS for all periods presented. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. The Company previously concluded, as reflected in its 2004 Form 10-KSB/A filed on January 17, 2006 that it was the record owner of NFS shares but that any ownership was at most temporary, and the Company restated its consolidated financial statements to account for NFS on the equity method until such time as the final distribution of NFS shares to the pre-merger shareholders has been completed in all respects. However, the Company subsequently learned through discovery performed with respect to an action the Company filed against NFS in District Court, Arapahoe County, Colorado (the "Court") that new share certificates of NFS were issued in the names of the shareholders of the pre-merger Navidec effective September 9, 2004 and no NFS certificates were ever issued to the Company. In addition, a Findings of Fact and Conclusions of Law (the "Order") issued by the Court stated that the Company was not a shareholder of NFS at any time after September 9, 2004. Based on these findings, the Company has concluded that it should not account for the post-Merger operations of NFS in the Company's consolidated financial statements.

Allocation of Costs Incurred by Associates

        The Company is also restating its consolidated financial statements as a result of a change in the methodology used to allocate costs from Associates, its former parent. The Company has identified costs that were incurred by Associates in support of BPZ-Texas' activities from BPZ-Texas' inception in August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas' financial statements. Additionally, all of Associates' costs on BPZ-Texas' projects in excess of third party reimbursements have been included in BPZ-Texas's financial statements in an effort to reflect all the costs of doing business. The Company believes its allocation methodology is reasonable.

        The effects of the restatement and any reclassification on the December 31, 2005 consolidated balance sheet were as follows:

	December 31, 2005
	As Reported	Adjustment	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$29,455,130	$—	$29,455,130
Value added tax receivable	—	362,555	362,555
Prepaid and other current assets	869,669	(362,555)	507,114

Total current assets	30,324,799	—	30,324,799

Property, equipment and construction in progress, net	4,365,040	—	4,365,040
Restricted cash	1,455,953	—	1,455,953
Investment in Ecuador property, net	1,945,188	—	1,945,188

Total assets	$38,090,980	$—	$38,090,980

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$747,347	$—	$747,347
Accrued liabilities	470,632	—	470,632
Other liabilities	70,516	—	70,516

Total current liabilities	1,288,495	—	1,288,495

Long-term debt	70,908	—	70,908
Stockholders' equity:
Preferred stock, no par value, 25,000,000 authorized, non issued and outstanding	—	—	—
Common stock, no par value, 250,000,000 authorized; and 40,349,979 shares issued and outstanding at December 31, 2005	60,633,684	(3,760,043)	56,873,641
Additional paid in capital	2,362,283	4,031,128	6,393,411
Deferred stock-based compensation	(3,992,172)	—	(3,992,172)
Common stock and warrants held by affiliate	(2,458,975)	2,458,975	—
Stock subscription receivable	(230,825)	—	(230,825)
Deficit accumulated during the exploratory stage	(19,582,418)	(2,730,060)	(22,312,478)

Total stockholders' equity	36,731,577	—	36,731,577

Total liabilities and stockholders' equity	$38,090,980	$—	$38,090,980

        The effects of the restatement and any reclassification on the unaudited consolidated statement of operations for the six months and three months ended June 30, 2005 were as follows:

	Six Months Ended June 30, 2005			Three Months Ended June 30, 2005
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Revenue	$—	$—	$—	$—	$—	$—
Operating and administrative expenses:
General and administrative	1,884,986	—	1,884,986	924,197	—	924,197
Stock-based compensation	254,270	—	254,270	179,270	—	179,270
Geological, geophysical and engineering	429,191	—	429,191	291,126	—	291,126
Depreciation expense	2,295	—	2,295	1,645	—	1,645

Total operating expenses	2,570,742	—	2,570,742	1,396,238	—	1,396,238

Operating loss	(2,570,742)	—	(2,570,742)	(1,396,238)	—	(1,396,238)
Other income (expense):
Income from investment in Ecuador property, net of amortization	162,429	—	162,429	74,635	—	74,635
Equity in loss of NFS	(970,894)	970,894	—	(671,688)	671,688	—
Loss on issuance of equity securities by NFS	(49,414)	49,414	—	224,884	(224,884)	—
Interest expense	(7,967)	—	(7,967)	(2,305)	—	(2,305)
Amortization of deferred financing costs	(57,910)	—	(57,910)	(28,955)	—	(28,955)
Miscellaneous income	13,173	—	13,173	4,695	—	4,695

Total other income (expense)	(910,583)	1,020,308	109,725	(398,734)	446,804	48,070

Loss before income taxes	(3,481,325)	1,020,308	(2,461,017)	(1,794,972)	446,804	(1,348,168)
Income taxes	—	—	—	—	—	—

Net loss	$(3,481,325)	$1,020,308	$(2,461,017)	$(1,794,972)	$446,804	$(1,348,168)

Basic and diluted net loss per share	$(0.21)	$0.11	$(0.10)	$(0.11)	$0.06	$(0.05)

Weighted average common shares outstanding	16,417,713	9,439,370	25,857,083	16,530,708	9,430,088	25,960,796

        The effects of the restatement and any reclassification on the unaudited consolidated statement of cash flows for the six months ended June 30, 2005 were as follows:

	For Six Months Ended June 30, 2005
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(3,481,325)	$1,020,308	$(2,461,017)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	254,270	—	254,270
Depreciation expense	2,295	—	2,295
Amortization of investment in Ecuador property	42,760	—	42,760
Amortization of deferred financing fees	57,910	—	57,910
Equity in loss of Navidec Financial Services	970,894	(970,894)	—
Loss on issuance of equity securities by Navidec Financial Services	49,414	(49,414)	—
Changes in operating assets and liabilities:
Increase in prepaid and other current assets	(62,033)	—	(62,033)
Decrease in accounts payable	(181,535)	—	(181,535)
Decrease in accrued liabilities	91,758	—	91,758

Net cash used by operating activities	(2,255,592)	—	(2,255,592)

Cash flows from investing activities:
Property and equipment additions	(22,222)	—	(22,222)
Restricted cash	(1,200,000)	—	(1,200,000)

Net cash used by investing activities	(1,222,222)	—	(1,222,222)

Cash flows from financing activities:
Repayments of borrowings	(178,007)	—	(178,007)

Net cash used by financing activities	(178,007)	—	(178,007)

Net decrease in cash and cash equivalents	(3,655,821)	—	(3,655,821)
Cash and cash equivalents at beginning of period	4,014,191	—	4,014,191

Cash and cash equivalents at end of period	$358,370	$—	$358,370

Three and Six Months ended June 30, 2006 compared to 2005

        We are in the early stage of evaluating our properties in Peru and do not currently have any production or revenues from these properties. Our operations to date have been limited to technical evaluation of the properties and the design of development plans to exploit the oil and gas resources on those properties.

        Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs. General and administrative costs have increased significantly from $924,197 during the second quarter of 2005 and $1,884,986 during the six months ended June 30, 2005 to $1,864,396 during the second quarter of 2006 and $3,439,836 during the six months ended June 30, 2006 as a result of our increased activity levels, additional personnel and costs associated with being a public company. We incurred $397,304 of geological, geophysical and engineering costs in the second quarter of 2006 and $863,707 during the six months ended June 30,

2006, primarily related to our Block Z-1 gas-to-power project, compared to $291,126 and $429,191 in the comparable periods of 2005.

        Also, during the three and six month periods ended June 30, 2006, we incurred $807,178 and $1,350,093, respectively, in stock-based compensation as a result of amortizing the deferred compensation expense related to (i) a grant of 150,000 shares of restricted common stock to our independent directors; (ii) a grant of 970,000 shares of restricted common stock to three of our officers; (iii) 500,000 stock options issued to the former CEO of Navidec; and (iv) shares issued to a consultant for services, as compared to $179,270 and $254,270 in the three and six month periods ended June 30, 2005, respectively as a result of amortizing the deferred compensation expense related to 500,000 stock options issued to the former CEO of Navidec.

        We received net cash distributions from our Ecuador property of $445,099 and $681,650 during the three months and six months ended June 30, 2006, respectively, compared to net cash distributions of $96,015 and $205,189 during the three and six months ended June 30, 2005, respectively. Since our investment consists of an interest in a producing oil and gas property, we are amortizing the investment on a straight-line basis over the remaining term of the license agreement covering the property. Accordingly, we recorded $46,896 and $93,792 of amortization expense during the three months and six months ended June 30, 2006, respectively, compared to $21,380 and $42,760 during the three and six months ended June 30, 2005.

        We incurred interest expense of $1,386 and $2,838 during the three and six months ending June 30, 2006, respectively, primarily related to other debt and interest expense of $2,305 and $7,967 and amortization of deferred financing costs of $28,955 and $57,910 for the three and six months ended June 30, 2005, principally from notes payable incurred to finance the acquisition of SMC in June 2004.

        For the three and six months ended June 30, 2006, we recorded registration delay expense totaling $1,101,184 and $2,133,130, respectively, of which approximately $538,968 and $1,026,994 was paid in cash and $562,216 and $1,106,136 was paid by the issuance of 252,966 and 449,590 shares of common stock, respectively. In connection with the private placement of 11,466,000 common shares in July 2005, we were obligated to prepare and file with the SEC a Registration Statement on Form S-1 and to use our best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from closing. The Registration Statement has not been declared effective by the required date, and we are liable to the Investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $343,980, for each thirty day period until the Registration Statement is declared effective by the SEC. In connection with the private placement of 4,482,000 common shares in March 2006, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 within sixty days and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from March 8, 2006. The Registration Statement was not filed or declared effective by the required dates, and the Company became liable to the Investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $50,100, for each thirty day period until the Registration Statement is declared effective by the SEC.

        As a result of our increased cash balance from the private placement of common stock, we received interest income of $206,030 and $428,033 during the three and six months ended June 30, 2006, respectively.

        We realized a net loss of $3,639,813 or $0.09 per share, during the three months ended June 30, 2006, compared to a net loss of $1,348,168, or $0.05 per share, for the same period in 2005. For the six months ended June 30, 2006, we realized a net loss of $6,878,479, or $0.17 per share, as compared to a net loss of $2,461,017, or $0.10 per share, for the same period in 2005.

Fiscal Year ended December 31, 2005 compared to 2004

        Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs. General and administrative costs have increased significantly from $1,856,111 during 2004 to $4,422,747 during 2005 as a result of our increased activity levels, additional personnel and costs associated with being a public company. We incurred $998,131 of geological, geophysical and engineering costs in 2005 primarily related to our Block Z-1 gas-to-power project, compared to $360,965 in 2004.

        Also, during 2005, we incurred $1,382,479, in stock-based compensation as a result of amortizing the deferred compensation expense related to (i) a grant of 150,000 shares of restricted common stock to our independent directors; (ii) a grant of 970,000 shares of restricted common stock to three of our officers; and (iii) 500,000 stock options issued to the former CEO of Navidec. During 2004, we recorded stock-based compensation expense of $7,059,081 primarily as a result of shares issued for services to employees and consultants of BPZ-Texas prior to the Merger.

        We received net cash distributions from our Ecuador property of $605,278 during 2005, compared to net cash distributions of $190,621 during 2004, which included only six months from the acquisition of the property in June 2004. Our net interest in the property also increased from 6% to 10% in June 2005. Since our investment consists of an interest in a producing oil and gas property, we are amortizing the investment on a straight-line basis over the remaining term of the license agreement covering the property. Accordingly, we recorded $136,552 of amortization expense during 2005, compared to $42,760 during the six months we owned the property during 2004.

        We incurred interest expense of $11,149 and amortization of deferred financing costs of $67,561 in 2005, principally from notes payable incurred to finance the acquisition of SMC in June 2004. In the prior year we incurred interest expense of $66,959 related to the notes payable incurred to finance the acquisition of SMC in June 2004 and other borrowings, as well as amortization of deferred financing costs of $360,439 primarily from notes payable incurred to finance the acquisition of SMC in June 2004.

        As a result of our increased cash balance from the private placement of common stock, we received interest income of $509,808 during the year ended December 31, 2005. However, as a result of a delay in obtaining an effective Registration Statement, we are liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares for each thirty day period until the Registration Statement is declared effective by the SEC. Accordingly, the Company recorded $515,967 of registration delay expense during the year ended December 31, 2005.

        We realized a net loss of $6,406,989, or $(0.20) per share, for the year ended December 31, 2005, compared to a net loss of $15,013,177, or $(0.99) per share for the same period in 2004.

Fiscal Year ended December 31, 2004 compared to 2003

        Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs. These general and administrative costs have increased significantly from $537,125 in 2003 to $1,856,111 in 2004 as our activity levels have increased. We also incurred $360,965 of geological, geophysical and engineering costs in 2004, compared to no costs incurred in this category in 2003. We expect both of these costs to increase as we proceed with our development plans. In addition, we incurred stock-based compensation expense of $7,059,081 during 2004 as a result of the issuance of common stock to certain Company employees, directors and consultants for past services and stock options granted to the former CEO of Navidec.

        We also incurred interest expense of $66,959 and amortization of debt financing costs of $360,439 in 2004, principally from the financing of the acquisition of the Santa Elena Property in June 2004.

This property generated cash distributions of $190,621 during the last half of 2004, which were partially offset by non-cash amortization expense of $42,760.

        The Company realized a net loss of $15,013,177, or $(0.99) per share, for the year ended December 31, 2004, as compared to a net loss of $535,680 or $0.13 per share for the year ended December 31, 2003.

Plan of Operation

        Our current plan of operation is focused primarily on exploiting the resource opportunities in the offshore Block Z-1 in northwest Peru, in which we own a 100% working interest. Our initial project is the development of an integrated gas-to-power project which is more fully described below. The capital budget for our plan totals approximately $126.7 million. To achieve our objectives, we must obtain significant financing from external sources. We are attempting to secure financing for the project, but we do not have firm commitments from external sources to allow us to undertake all of the operations envisioned in this plan. See "Liquidity, Capital Resources and Capital Expenditures" below for further discussion.

        Our first priority is drilling the initial gas wells in the Corvina Field to develop reserves and establish gas deliverability at expected levels. In December 2005, we signed a drilling contract with Petrex S.A., a subsidiary of Saipem SpA of Italy. Under the contract, Petrex S.A. will provide a platform rig capable of drilling to 16,000 feet and upgrade the rig to meet our specifications. We agreed to pay a $5.5 million fee to mobilize and upgrade the rig. In exchange, we will receive a competitive fixed day rate and exclusive rights to use the rig, at our option, during the two-year period commencing with delivery of the rig which occurred in September 2006. In addition, after the guaranteed two-year period, we have the option to extend the contract for an additional year at market rates.

        The Corvina Field has an existing platform which has been refurbished. The platform was evaluated as fit for operations by the independent risk management consulting firm of ABSG Consulting, Inc. and is ready for drilling operations. Accordingly, we commenced mobilization of the drilling rig to the Corvina platform in July 2006, and began drilling operations in September 2006.

        In April 2006 we acquired and equipped a deck barge that will be used to transport the drilling rig to the Corvina platform and then act as a tender for drilling operations at Corvina, and our other properties. The large deck barge is also adequate to host production facilities. The deck barge, officially named BPZ-01, is equipped with a 200 ton crane for loading and off-loading. BPZ-01 and related equipment, including a smaller 35 ton crane, two winches and related spare parts, were acquired for approximately $6.0 million. BPZ-01 is an important element in the Company's strategy to control costs by allowing the use of existing platforms and avoiding the use of high priced drill ships or barges.

        Our initial plans call for the drilling of three new wells from the existing platform. There is also a shut-in gas well which we intend to recomplete and utilize for gas production. We have secured all tubular goods to meet our planned needs for the first two gas wells of the initial three-well drilling campaign. We have obtained the required environmental and drilling permits in order to commence drilling operations. The Company spud its first well in the Corvina field in September 2006 and drilling to total depth is expected to take approximately 28 days. The drilling of this first well at Corvina will satisfy our contractual exploration commitment under the current second exploration period of the Block Z-1 License Contract. Further development drilling from the existing platform, encompassing three additional wells, is expected to be funded from project cash flows after the power plant is operational.

        Our plan of operation envisions the installation of a company-owned 160 megawatt ("MW") gas-fired electric generation plant near the town of Caleta Cruz, in northwest Peru. In August 2005 we awarded the turnkey contract for the engineering, procurement and construction (EPC) of the power plant project to BTEC Turbines LP of Houston ("BTEC"). The contract was awarded following a comprehensive six-month bidding process that included field visits by all of the bidders. Under the EPC contract, the final terms of which are being negotiated, BTEC is expected to supply two General Electric Frame 7 simple-cycle gas-fired turbines. BTEC will also act as the main contractor for the design, transportation, construction, startup and commissioning of the power plant. Our plan is to own 100% of the power plant. Accordingly, our revenues from the natural gas delivered to the power plant will be derived from the sale of electricity.

        We intend to construct a 10-mile offshore pipeline to transport natural gas from the Corvina Field to the power plant site at Caleta Cruz. The power plant site has an existing substation and power transmission lines which, with certain upgrades, are expected to be capable of handling up to 300 MW of power. In order to support our proposed electric generation project, we recently commissioned an independent power market analysis for the region. The Peruvian electricity market is deregulated and power is transported through an interconnected national grid managed by the Committee for Economic Dispatching of Electricity (known as "COES"). Based on this study, we believe that we will be able to sell economic quantities of electricity from our initial 160 MW power plant at Caleta Cruz. We believe there may be an opportunity in the future to generate and profitably sell significantly greater volumes of power into the Peruvian and Ecuadorian power markets.

        Primarily as a result of delays in obtaining a drilling rig, the projected goal for first sales of power to the Peruvian power market is now the second half of 2007. This timeline is subject to many factors, including securing necessary financing commitments, which are beyond our control. Based on the revised timeline, we intend to focus our capital expenditures on critical drilling activities. Procurement activities on other phases of the project will be delayed or rescheduled accordingly. We believe that we have sufficient capital resources to fund our initial drilling program. See "Liquidity, Capital Resources and Capital Expenditures" below for further discussion.

        In addition to the local power market targeted by our project in Peru, we intend to simultaneously develop a gas sales strategy in nearby Ecuador to capitalize on what we believe to be significant upside gas potential of the Corvina and Piedra Redonda Fields located in Block Z-1, as well as the potentially significant natural gas resources in the adjacent onshore Block XIX. These properties are within 30 miles of the Ecuadorian border and can be developed for export sales of either raw gas or power generation via connection to the transmission system of Ecuador. Our initial plan of operation calls for us to construct a 40-mile pipeline from Caleta Cruz, the terminal point of our offshore pipeline from the Corvina Field, to Arenillas, Ecuador. We intend to sell gas for the generation of electricity by third party power producers in the local market in Ecuador. We have negotiated three preliminary agreements for sales of gas. We are planning to complete this pipeline for first sales of gas to Ecuador during the second half of 2007, though this schedule is subject to many factors outside our control, and no assurance can be given that we can meet this schedule.

        In addition to the initial Corvina Field development project, we have other fields within Block Z-1 and other properties which we intend to exploit in the future. We recently completed a technical evaluation of Area VI, now named Block XXII, and have initiated negotiations to obtain a license contract for exploration activities. Block XXII is a large onshore block in northwest Peru which encompasses the entire Lancones Basin. In July 2006 Perupetro officially informed us that our proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between our Blocks Z-1 and XIX, was the winning bid in their recent tender process. We are in the process of presenting all necessary documentation to become the qualified Operator of this new block and will begin negotiating the exploration and production license contract thereafter. We have secured the environmental permits and other authorizations to shoot seismic in Block Z-1 and Block XIX. We are seeking to obtain additional funding for these projects from industry or capital market sources, but we are not currently planning to make significant capital expenditures for seismic acquisition or other exploration and development activities outside the Corvina Field until we have secured such additional financing.

Capital Expenditures

        We are currently developing engineering plans and designs for the various components of our initial plan of operation. We have obtained cost estimates for most of the major equipment components and the shipping, construction, installation and associated services. However, the costs of these procurement and construction activities can be difficult to accurately predict and are subject to change and contingencies. Based on our current estimates, we expect that our initial project, including the cost of the natural gas pipeline to Arenillas, Ecuador, will require total capital expenditures on the order of $126.7 million, including import duties and contingencies. Our budget has increased as a result of higher projected drilling costs and the selection of larger capacity turbines. This estimate of capital expenditures does not include value added tax (referred to as "IGV" in Peru). IGV is generally imposed on goods and services at a rate of 19%. Certain expenditures are exempt from IGV or eligible for immediate refund. IGV paid on capital expenditures is generally recoverable from our future revenue billings within Peru and is not considered part of the capitalized costs of the equipment to which it relates. We may also be able to defer payment of certain of these expenditures or obtain separate financing for the IGV.

Project Capital Budget

($ millions)
Power plant and related equipment	$53.2
Pipelines and processing facilities	37.4
Platform and wells	30.7
Contingencies	5.4

Total estimated capital budget	$126.7

Liquidity and Capital Resources

        Our initial project in the offshore Block Z-1 in northwest Peru, totaling approximately $126.7 million, includes the refurbishment of the CX-11 platform, rehabilitation of an existing well and the drilling of three new wells, installation of a 10-mile gas pipeline from the platform to shore, construction of a 160 MW simple-cycle electric generating plant, and the construction of a 40-mile gas pipeline to supply gas to third party generators in Arenillas, Ecuador.

        In connection with the Merger, we received net proceeds of approximately $5.5 million from a private placement of our common stock. In July 2005, we completed a private placement of 11,466,000 shares of common stock for net proceeds of approximately $31.9 million. Morgan Keegan & Company, Inc. served as placement agent for the offering. We also received $3.4 million from the exercise of warrants during the third and fourth quarters of 2005. In March 2006 and June 2006, we completed private placements of 1,670,000 shares and 4,482,000 shares of common stock, respectively, for net proceeds of approximately $5.0 million and $12.3 million, respectively. As of March 31, 2006 and June 30, 2006, our cash balances were approximately $27.0 million and $11.8 million, respectively. On June 30, 2006, we completed an additional private placement of common stock for proceeds of $12,325,500. The proceeds were received in July 2006.

        In May 2005, we signed a Mandate Letter with International Finance Corporation ("IFC"), a member of the World Bank Group based in Washington, D.C. The Mandate Letter specifies that the IFC will appraise our project in Peru to determine the feasibility and structure of a potential financing of up to $100 million. The IFC's appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project. IFC's financing, the structure of which would be defined during the appraisal process, will depend on the project and the Company meeting the IFC's financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. As part of the Mandate, we have agreed to pay fees of $285,000 and customary expenses during the appraisal period. The IFC is continuing its due diligence on the project. In recognition of the revised drilling timeline, the IFC recently extended the Mandate period to November 30, 2006 and is reviewing an increase in the total amount of the financing based on the increased capital budget for the project.

        During the six months ended June 30, 2006 we incurred capital expenditures of approximately $14.1 million primarily on the purchase of a deck barge and related equipment for approximately $6 million, modernization and refurbishment costs of the platform tender assist drilling rig of approximately $5.5 million and continued work on the refurbishment of the Corvina platform and power plant and gas processing facilities designs. In addition, during the year ended December 31, 2005, we incurred capital expenditures of approximately $4.4 million, primarily on refurbishment of the Corvina platform and power plant design costs. During 2005, we also deposited $1.3 million as restricted cash to secure our performance obligations under the second exploration period of the Block Z-1 license contract. We intend to satisfy this obligation by drilling the initial Corvina well (commencement which took place in September 2006), which is currently expected to cost approximately $6.0 million and is included in the capital budget for the project.

        With our current cash balance and proceeds from the expected IFC financing, we believe we will have sufficient capital resources to execute the project as we currently envision it. However, the timing and execution of our project is dependent on a variety of factors, including technical design of facilities, permitting, availability of equipment, time and costs required for delivery and construction, performance by contractors and financing, many of which are outside our control.

Off-Balance Sheet Arrangements

        As of June 30, 2006, we had no transactions, agreements or other contractual arrangements with unconsolidated entities or financial partnerships, often referred to as special purpose entities, which generally are established for the purpose of facilitating off-balance sheet arrangements.

Contractual Obligations

	Payments Due by Period at December 31, 2005
	Total	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years
Contractual Obligations:
Long-term debt obligations(1)	$89,406	$18,498	$70,908	$—	$—
Operating lease obligations(2)	984,779	298,271	685,508	—	—
Purchase obligations(3)	16,185,360	15,804,560	380,800	—	—
Private placement penalties(4)	3,208,322	3,208,322	—	—	—

Total	$20,467,868	$19,329,652	$1,138,216	$—	$—

(1)
Capital lease for our executive office in Houston, Texas.

(2)
Operating leases for our executive office in Houston, Texas, our branch office in Quito, Ecuador, and our branch office and corporate apartments in Lima, Peru.

(3)
Primarily consists of purchase obligations for various equipment and services related to the Company drilling operations in Peru.

(4)
Penalties incurred as a result of a Registration Statement on Form S-1 not being declared effective within a specified period of time following the July 2005 and March 2006 private placements.

Quantitative and Qualitative Disclosure About Market Risk

        The primary objective of the following information is to provide forward-looking quantitative and qualitative information about our potential exposure to market risks. The term "market risk" refers to the risk of loss arising from adverse changes in interest rates, oil and natural gas prices and foreign currency exchange rates. The disclosures are not meant to be precise indicators of expected future losses, but rather indicators of reasonable possible losses. This forward-looking information provides indicators of how we view and manage our ongoing market risk exposures. All of our market risk sensitive instruments were entered into for purposes other than speculative trading.

Interest Rate Risk.

        As of December 31, 2005, the Company had long-term debt of $70,908, consisting of two secured loans for the purchase of office furniture. Both loans have a term of 60 months and bear interest at fixed rates of 5.94% and 9.44%, with principal and interest payments due on a monthly basis. Significant changes in market interest rates may significantly affect the level of financing that the IFC will structure with respect to our project in Peru.

Commodity Price Risk.

        With respect to our oil and gas business, any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control.

        Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil and natural gas we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity, and we may require a reduction in the carrying value of our oil and gas properties. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

        With respect to our planned electricity generation business, the price we can obtain for the sale of power may not rise at the same rate, or may not rise at all, to match a rise in the Company's cost to produce and transport gas reserves to our initial 160MW power plant in Caleta Cruz. Prices for both electricity and natural gas have been very volatile in the past year and have increase significantly over the past two years. The profitability of this business depends in large part on the difference between the price of power and the price of fuel used to generate power, or "spark spread."

Foreign Currency Exchange Rate Risk.

        The U.S. Dollar is the functional currency for our operations in both Peru and Ecuador. Ecuador has adopted the U.S. Dollar as its official currency. Peru, however, still uses its local currency, Nuevo Soles, in addition to the U.S. Dollar, and therefore, our financial results are subject to favorable or unfavorable fluctuations in the exchange rate and inflation of that country. Translation differences have been immaterial to-date but are expected to increase as our activities in Peru continue to escalate.

Critical Accounting Policies and Recent Accounting Pronouncements

        The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with GAAP. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the consolidated financial statements, and the disclosure of contingent assets and liabilities. We have identified the following as critical accounting policies directly related to our business and operations, and the understanding of our financial statements.

Successful Efforts Method of Accounting

        We follow the successful efforts method of accounting for our investments in oil and gas properties. Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred. Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found. If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway or firmly planned to complete the evaluation of the well. All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as described in the preceding sentence are not required. We assess our capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings. Other exploration costs, including geological and geophysical costs, are expensed as incurred. We will recognize gains or losses on the sale of properties, should they occur, on a field-by-field basis.

        The application of the successful efforts method of accounting requires management's judgment to determine the proper designation of wells as either developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze, and the determination that commercial reserves have been discovered requires both judgment and application of industry experience. Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date. The evaluations of oil and gas leasehold acquisition costs requires management's judgment to estimate the fair value of exploratory costs related to drilling activity in a given area.

        The successful efforts method of accounting can have a significant impact on the operational results reported when we enter a new exploratory area in hopes of finding oil and gas reserves. Seismic costs can be substantial, which will result in additional exploration expenses when incurred. The initial exploratory wells may be unsuccessful and the associated costs will then be expensed as dry hole costs, and any associated leasehold costs may be impaired.

Impairment of Long-Lived Assets

        We periodically evaluate the recoverability of the carrying value of our long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include, but are not limited to, (a) a significant decrease in the market value of an asset, (b) a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, (c) a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, (d) an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or (e) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

        We consider historical performance and anticipated future results in our evaluation of potential impairment. Accordingly, when indicators of impairment are present, we evaluate the carrying value of these assets in relation to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the expected future cash flows from an asset are less than its carrying value.

Future Dismantlement, Restoration, and Abandonment Costs

        The accounting for future development and abandonment costs changed on January 1, 2003, with the issuance of Statement of Financial Accounting Standards ("SFAS") No. 143 "Accounting for Asset Retirement Obligation" ("ARO"), which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The accrual is based on estimates of these costs for each of our properties based upon the type of production structure, reservoir characteristics, depth of the reservoir, market demand for equipment, currently available procedures and consultations with construction and engineering consultants. Because these costs typically extend many years into the future, estimating these costs is difficult and requires management to make estimates and judgments that are subject to future revisions based on numerous factors, including changing technology, the political and regulatory environment and estimates as to the proper discount rate to use and timing of abandonment.

        Our plan of operations includes the drilling of wells and the construction of an electric power generation plant. We will be required to plug and abandon those wells and restore the well site and power generation site upon completion of their production. However, due to the fact that we have not yet begun operations, we do not have sufficient information to determine the timing, nor calculate the present value, of the obligation. Therefore, no such provision is reflected in the accompanying consolidated financial statements.

Stock Based Compensation

        On January 1, 2006, the Company adopted SFAS No. 123—Revised 2004, Share-Based Payment ("SFAS 123(R)"), which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees. SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), and supersedes APB No. 25, Accounting for Stock Issued to Employees. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee's or non-employee's service period, which is generally the vesting period of the equity grant. See Note 1 to the unaudited financial statements for the interim period ended June 30, 2006 included herein for further discussion on the Company's implementation of SFAS 123(R).

LEGAL PROCEEDINGS

SEC Inquiry of Navidec

        Navidec was advised in February 2004 that the SEC was conducting an informal inquiry to determine whether Navidec had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, we believe the SEC's investigation relates, at least in part, to the restatement of Navidec's reported earnings for the first and second quarters of 2003. This restatement was reported in Navidec's Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        In December 2004, we received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony and would be conducting a formal investigation. We are cooperating fully with the SEC in this matter. As of September 30, 2005, a total of approximately $50,000, primarily in legal fees, had been incurred in connection with the SEC investigation. Pursuant to the Merger agreement, we have been indemnified by NFS for the costs of the SEC investigation, and NFS has borne the costs incurred to date. We are not aware of the future actions, if any, which the SEC intends to pursue in this matter, but no assurance can be given that the investigation will be resolved without negative consequences to the Company.

Transfer of Ownership in NFS

        On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc. ("NFS"), followed by the transfer of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. See "Business and Properties—Navidec Merger Transaction," "Risk Factors—Risk Relating to the Offering—The transfer of NFS could result in liability to us because the shares transferred were not registered with the SEC," and Note 2 to the December 31, 2005, 2004 and 2003 Consolidated Financial Statements, included in this filing, for detailed discussion regarding the Merger.

        The Merger Agreement provided that the transfer of all of the pre-merger business operations, assets and liabilities of NFS was effective as of September 9, 2004. Accordingly, the Company originally believed that it had no continuing ownership of NFS and, therefore, did not account for the post-merger operations of NFS in the presentation of its financial statements. After receipt of comments from the SEC in connection with its review of the Company's registration statement on Form SB-2 originally filed on July 27, 2005 and further review of this issue, the Company concluded it was the record, but not beneficial, owner of NFS shares, and that any ownership interest was at most temporary. The Company therefore decided to restate its financial statements to more accurately reflect the impact of its temporary ownership of NFS on the equity method. However, the SEC continued to comment on the accounting presentation of the Company's ownership of NFS.

        In part because of difficulty obtaining necessary information from NFS to clarify the ownership issue, the Company commenced an action against NFS (the "Action") on or about February 13, 2006, in District Court, Arapahoe County, Colorado (the "Court"), seeking dissolution of NFS, the appointment of a receiver, and access to NFS corporate records. The Company commenced the Action uncertain whether or when the required spin-off of NFS shares pursuant to the terms and conditions of the Merger had occurred under Colorado corporate law. The Company asserted in the Action that it believed it was a record shareholder of NFS as of the date of the request and had standing for the relief sought. NFS denied that the Company had standing to act as a shareholder and asserted that the Company had not been a shareholder of NFS since September 9, 2004. The Action was settled amongst the parties on May 19, 2006. In connection with the settlement, a Finding of Fact and Conclusions of

Law (the "Order") was issued by the Court stating that the Company was not a shareholder of NFS at any time after September 9, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names of our directors and executive officers along with their positions and ages, as of June 30, 2006. All directors have served since their appointment in September 2004 except for Messrs. Lendrum, Miller and Strauch, who were appointed as directors in July 2005.

Name	Age	Position
Dr. Fernando Zúñiga y Rivero	79	Chairman of the Board
Manuel Pablo Zúñiga-Pflücker	45	Chief Executive Officer, President, and Director
Frederic Briens	46	Chief Operating Officer
Randall D. Keys(1)	47	Chief Financial Officer
Edward G. Caminos(2)	43	Chief Financial Officer, Corporate Controller
Thomas Kelly(3)	51	Director
Gordon Gray	53	Director
John J. Lendrum III	55	Director
E. Barger Miller III	68	Director
Dennis G. Strauch	58	Director

(1)
Resigned from all positions with the Company and its subsidiaries effective June 15, 2006.

(2)
Appointed as interim Chief Financial Officer effective June 15, 2006.

(3)
Resigned as director of the Company, effective March 3, 2006.

        Dr. Zúñiga y Rivero is the father of the Company's President, CEO and Director, Mr. Zúñiga-Pflücker. There are no other family relationships between any directors or executive officers of the Company. Set forth below are brief descriptions of the recent employment and business experience of the officers and directors of the Company.

        Dr. Fernando Zúñiga y Rivero, Chairman of the Board.    Dr. Zúñiga y Rivero became Chairman of the Board of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Immediately prior to the Merger and since 1996, he served as Chairman of BPZ & Associates Inc., the former parent company of BPZ—Texas., which has been inactive subsequent to the Merger. Dr. Zúñiga y Rivero was also Energy Division project officer of The World Bank, where he planned and implemented exploration promotion projects in 58 countries, primarily in East and West Africa, Eastern Europe, Southeast Asia and Latin America from 1979 to 1996. Dr. Zúñiga y Rivero has fifty years of experience in the international energy industry starting as an exploration geologist, biostratigrapher, and exploration head of an Exxon affiliate in Peru; and continuing as exploration production manager, integrated operations manager, general manager, and ultimately serving as Chairman and CEO of Petroleos del Peru, the national oil company of Peru. Dr. Zúñiga y Rivero holds a B.S., a M.S. and a Ph.D. in Geology from the University of San Augustin, Peru, and he conducted postgraduate studies at the University of California, Los Angeles. In April 2005, Dr. Zúñiga y Rivero became a director of Transmeridian Exploration, Inc., a public oil and gas company with operations in Kazakhstan.

        Manuel Pablo Zúñiga-Pflücker, President, Chief Executive Officer and Director.    Mr. Zúñiga-Pflücker became President and Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004 and in May 2005 assumed the additional title of Chief Executive Officer. Immediately prior to the Merger and since its formation in 2001, Mr. Zúñiga-Pflücker served as President of BPZ—Texas. Mr. Zúñiga-Pflücker also served as President of BPZ & Associates, Inc., the former parent company of BPZ—Texas, from 1989 until its Merger with Navidec, Inc. in September 2004, at which time BPZ & Associates, Inc. became inactive. Mr. Zúñiga-Pflücker began his career with Occidental Petroleum Corporation. Mr. Zúñiga-Pflücker has spent the past 20 years in the international oil and gas business, and he has been involved in projects throughout Latin America and other areas of the world ranging from exploitation of marginal oil and gas fields to frontier exploration projects. He has also focused on the creative development of natural gas fields utilizing power generation and gas to liquids technology. He holds a B.S. in mechanical engineering from the University of Maryland as well as an M.S. in petroleum engineering from Texas A&M University.

        Frederic Briens, Chief Operating Officer.    Mr. Briens joined BPZ as Vice President of Engineering in December 2004 and was named Chief Operating Officer in May 2005. From 2002 through 2004, Mr. Briens served as Geosciences and Business Development Manager for Perenco in Venezuela. From 1999 to 2002, Mr. Briens was the Chief Reservoir Engineer for Lundin Petroleum in Switzerland. Mr. Briens is a petroleum engineer with over 20 years of operating experience in international oil and gas projects spanning the globe. He has also served in senior technical and operating positions with Conoco, Schlumberger and Chevron. Mr. Briens holds an M.S. and a Ph.D. in petroleum engineering from Texas A&M University, an MBA from Colorado State University and an engineering degree from Ecole Centrale de Paris. Mr. Briens was a co-founder of BPZ & Associates, Inc., a predecessor to the Company, in 1989.

        Randall D. Keys, Chief Financial Officer.    Immediately prior to his resignation, Mr. Keys served as Chief Financial Officer of BPZ, which he was appointed to in May 2005. Mr. Keys was previously a financial consultant to the Company from October 2004 until May 2005. From 2002 through 2004, Mr. Keys served as a financial consultant and Chief Financial Officer of Transmeridian Exploration, Inc., an Amex-listed oil and gas company with operations in Kazakhstan. From 1998 to 2001, he served as Chief Financial Officer of Core Laboratories, N.V., a NYSE-listed global oilfield service company, and one of its predecessors. Mr. Keys has twenty-five years of broad-based experience in finance and accounting management of public energy companies, including Santa Fe Energy, Inc., Adobe Resources Corporation and Norcen Explorer, Inc. Mr. Keys began his career with the international public accounting firm of KPMG Peat Marwick. He earned a B.B.A. in accounting from the University of Texas and is a Certified Public Accountant. He also serves as a Director and Chairman of the Audit Committee of Far East Energy Corporation, a public oil and gas company with coal-bed methane operations in China.

        Edward G. Caminos, Interim Chief Financial Officer and Corporate Controller.    Mr. Caminos was appointed as interim Chief Financial Officer of the Company, effective June 15, 2006. Mr. Caminos has served as Corporate Controller of the Company since January 2005. Prior to joining the Company, Mr. Caminos served as Director Financial Reporting for the Americas Division at Duke Energy from June 2004 to January 2005. From February 2001 to May 2004, Mr. Caminos served as Financial Reporting Manager and interim Controller for the Europe Division, prior to its sale, at Reliant Energy.

        Thomas Kelly, Director.    Prior to his resignation, Mr. Kelly served as a Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004 until May 2006. Mr. Kelly also served as Chief Executive Officer and Director of BPZ upon consummation of the Merger until May 2005. He is currently Chairman of the Board of United Fuel & Energy Corporation, a publicly-traded provider of fuel, lubricants and related services, and was its CEO from 1998 through May 2004. He is also a director of Allis Chalmers Energy, Inc. Mr. Kelly is an independent oil and gas producer in Midland, Texas who has invested in a variety of acquisition, exploitation and exploration programs since 1980 and continuing from 2000 to present. Prior to 2000, Mr. Kelly founded and managed several energy related companies including Baytech, Inc. and First Permian, LLC. He graduated with a degree in business from Baylor University.

        Gordon Gray, Director.    Mr. Gray became a Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Since 1982, Mr. Gray has served as President of Allied Crude Purchasing, Inc., a privately owned transportation company, which purchases crude oil at the well site and transports it by truck or pipeline to sales points throughout Texas and Eastern New Mexico. Mr. Gray has owned and operated oil production and oil field service businesses for over 30 years. His activities are centered in the Permian Basin area of West Texas.

        John J. Lendrum III.    Mr. Lendrum became a Director of BPZ in July 2005. Mr. Lendrum was appointed in April 2005 as President, Chief Operating Officer and a Director of Torch Energy Advisors Incorporated ("Torch"), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and well servicing. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick, and he earned a BBA in Finance and completed his graduate studies in Accounting Theory at the University of Texas at Austin. Mr. Lendrum serves as Chairman of the Company's Audit Committee.

        E. Barger Miller III.    Mr. Miller became a Director of BPZ in July 2005. Mr. Miller has served since 1990 as Chairman and CEO of E.B. Miller & Co., a privately held company which provides project planning and business development services for energy and power companies, primarily in Latin America. He was recently involved in a large power transaction in Ecuador and a downstream project in Bolivia. Mr. Miller has over 40 years of broad-based experience in the energy industry, including positions as CEO of Minden Oil & Gas, Inc., a public exploration and production company, and investment banking positions with Graber, Miller, Ronn & Co. and Charterhouse Japhet. He began his career with Exxon Corporation. Mr. Miller holds an MBA from Northwestern University and a B.S. in Chemistry, with a minor in Petroleum Engineering, from Stanford University. Mr. Miller serves as Chairman of the Company's Nominating and Corporate Governance Committee.

        Dennis G. Strauch.    Mr. Strauch became a Director of BPZ in July 2005. Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the US and UK, had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 30 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds an MBA from the University of Denver and a degree in Geophysics from the Colorado School of Mines. He is a Registered Professional Engineer in the State of Colorado. Mr. Strauch serves as Chairman of the Company's Compensation Committee.

Audit Committee Financial Expert

        The Board considers Mr. John J. Lendrum, III, one of the Company's independent directors, to be an "audit committee financial expert" as defined under the applicable rules of the SEC.

Involvement in Certain Legal Proceedings

        To the knowledge of management, during the past five years, no present or former director, executive officer or affiliate was involved in any legal proceeding either individually or as an affiliate of a legal entity that requires disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth information as of June 30, 2006, concerning the beneficial ownership of BPZ's common stock by each person who beneficially owns more than five percent of the common stock, its affiliates, and by each of BPZ's executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership(2)
Gordon Gray(3)	3,710,774	7.8%
Manuel Pablo Zúñiga-Pflücker	3,304,539	7.0%
Fernando Zúñiga y Rivero(4)	1,699,477	3.6%
Frederic Briens	112,348	0.2%
Edward G. Caminos(5)	35,000	0.1%
Dennis G. Strauch	25,000	0.1%
John J. Lendrum III	—	—
E. Barger Miller III	—	—
All directors and executive officers as a group (eight persons)	8,887.138	18.8%
Allied Crude Purchasing, Inc.(3) 3900 West Highway 180 Snyder, Texas 79549	3,710,774	7.8%
Thomas Kelly(6)	3,465,486	7.3%

1)
Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079. The principal business address for Mr. McKowen is 6399 S. Fiddler's Green Circle, Suite 300, Greenwood Village, CO 80111.

2)
The calculations of percentage beneficial ownership are based on 47,306,569 shares issued as of June 30, 2006, plus any potentially dilutive securities for each person or group.

3)
The shares reflected above as beneficially owned by Mr. Gray consist of 3,710,774 shares that he beneficially owns and controls through his sole ownership of Allied Crude Purchasing, Inc.

4)
The number of shares reflected above as beneficially owned by Dr. Zúñiga y Rivero does not include 158,595 shares held of record by his wife, Blanca Pflücker de Zúñiga, as Dr. Zúñiga y Rivero disclaims beneficial ownership of these shares.

5)
Appointed interim Chief Financial Officer effective June 15, 2006.

6)
Mr. Kelly resigned from the Board of Directors effective March 3, 2006.

        Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Included in this table are only those derivative securities that have exercise prices which it is reasonable to believe could be "in the money" within the next sixty days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

        There have been no material transactions, series of similar transactions or currently proposed transactions during the past fiscal year, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

EXECUTIVE COMPENSATION

        This section sets out the annual compensation paid during the year ended December 31, 2005 and the two prior fiscal years to our Chief Executive Officer and any other executive officers who received annual compensation in excess of $100,000 during the last fiscal year.

Long Term Compensation
Awards
		Annual Compensation					Payouts
					Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)
Name and Principal Position	Fiscal Year Ending	Salary ($)	Bonus ($)(e)	Other Annual Compensation ($)			LTIP Payouts ($)	All Other Compensation ($)
Dr. Fernando Zúñiga y Rivero Chairman of the Board	2005 2004 2003	$120,000 40,000	— — —	— — —	— — —	— — —	— — —	— — —
Manuel Pablo Zúñiga-Pflücker President, Chief Executive Officer and Director(a)	2005 2004 2003	$120,000 40,000 —	— — —	— — —	— — —	— — —	— — —	— — —
Frederic Briens Chief Operating Officer(b)	2005 2004 2003	$120,000 20,000 —	— — —	— — —	$1,980,000 — —	— — —	— — —	— — —
Randall D. Keys Chief Financial Officer(c)	2005 2004 2003	$90,000 — —	— — —	— — —	$1,980,000 — —	— — —	— — —	— — —
Thomas Kelly Former Chief Executive Officer and Director(d)	2005 2004 2003	— — —	— — —	— — —	— — —	— — —	— — —	— —	(d)

(a)
Mr. Zúñiga-Pflücker has been President and a Director of the Company since the Merger with Navidec, Inc. in September 2004. He was named Chief Executive Officer in May 2005.

(b)
Mr. Briens was hired as Vice President of Engineering in December 2004 and was named Chief Operating Officer in May 2005. Mr. Briens received a restricted stock award of 450,000 shares valued at $4.40 per share, which was the closing market price of our common stock on the date of grant. This restricted stock award vests in three equal annual installments beginning on May 16, 2006. As of December 31, 2005, the unvested restricted shares had a value of $1,912,500, based on our closing market price of $4.25 per share.

(c)
Mr. Keys served as a financial consultant from October 2004 through May 2005 at which time he was appointed Chief Financial Officer of the Company. Prior to his appointment as Chief Financial Officer, Mr. Keys received total consulting fees of $108,300 and 15,000 shares of common stock valued at $63,750. Mr. Keys received a restricted stock award of 450,000 shares valued at $4.40 per share, which was the closing market price of our common stock on the date of grant. This restricted stock award vests in three equal annual installments beginning on May 16, 2006. As of December 31, 2005, the unvested restricted shares had a value of $1,912,500, based on our closing market price of $4.25 per share. Mr. Keys resigned from all positions with the Company and its subsidiaries effective June 15, 2006, thus forfeiting his remaining 300,000 unvested restricted shares.

(d)
Mr. Kelly was Chief Executive Officer of the Company from the Merger with Navidec, Inc. in September 2004 until May 2005, when he was succeeded by Mr. Zúñiga-Pflücker. Mr. Kelly continued as a Director of the Company until March 3, 2006. See discussion of stock awarded to Mr. Kelly prior to the Merger in "Other Compensation and Employment Agreements or Arrangements" below.

(e)
The Board of Directors has not made a formal decision with regard to any discretionary bonus compensation for the year ended December 31, 2005.

Options/SAR Grants in Last Fiscal Year

        The following table sets forth information concerning the Company's grant of options to purchase shares of the Company's common stock and stock appreciation rights ("SARs") during the fiscal year ended December 31, 2005 to the Company's Chief Executive Officer and to any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

Name	Number Of Securities Underlying Options/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees in Fiscal Year	Exercise Or Base Price ($/SH)	Expiration Date
Dr. Fernando Zúñiga y Rivero	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—
Frederic Briens	—	—	—	—
Randall D. Keys	—	—	—	—
Thomas Kelly	—	—	—	—

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Vvalues

        The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2005 by the Company's Chief Executive Officer and any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number Of Unexercised Securities Underlying Options/SARs At Year End (#) Exercisable/ Unexercisable	Value Of Unexercised In The-Money Option/SARs At Year End ($) Exercisable/ Unexercisable
Dr. Fernando Zúñiga y Rivero	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—
Frederic Briens	—	—	—	—
Randall D. Keys	—	—	—	—
Thomas Kelly	—	—	—	—

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

        The following table contains information with respect to the awards made to the Company's Chief Executive Officer and to any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 under the Company's Long-Term Incentive Plans during the fiscal year ended December 31, 2005:

			Estimated Future Payouts Under Non-Stock Price-Based Plans
		Performance Or Other Period Until Maturation Or Payout
	Number Of Shares, Units Or Other Rights (#)
Name			Threshold (#)	Target (#)	Maximum (#)
Dr. Fernando Zúñiga y Rivero	—	—	—	—	—
Manuel Pablo Zúñiga-Pflücker	—	—	—	—	—
Frederic Briens(a)	225,000	12/28/2007	225,000	225,000	225,000
Randall D. Keys(a)	225,000	12/28/2007	225,000	225,000	225,000
Thomas Kelly	—	—	—	—	—

(a)
Messrs. Briens and Keys each received a contingent incentive stock award of 225,000 shares, which vest only if the Company achieves net production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. This vesting provision is the same as the second earn-out target under the Merger Agreement, as discussed in "Business and Properties—Navidec Merger Transaction", included herein. Mr. Keys resigned from all positions with the Company and its subsidiaries effective June 15, 2006; thus the 225,000 unvested contingent incentive stock award was forfeited.

Officer Compensation and Employment Agreements or Arrangements

        We have no employment agreements with any of our executive officers. Each of our executive officers currently receives a base salary of $120,000 per year. Each is eligible for cash bonus compensation at the discretion of the Board of Directors, but there is no formal plan covering such bonuses, nor were any bonuses paid for the fiscal year ended December 31, 2004. The Board has not made a formal decision with regard to any bonus compensation for the year ended December 31, 2005.

        Mr. Kelly, the former Chief Executive Officer and a Director of the Company, did not draw any salary from the Company during 2004, including periods prior to and after the consummation of the Merger with Navidec. Prior to the Merger, BPZ-Texas issued 1,683,236 shares of common stock to Mr. Kelly as compensation for financial advisory services in arranging the merger with Navidec, assisting with the private placement, and helping the Company identify potential financing sources. Mr. Kelly also provided certain letter of credit guarantees in favor of the Company. Mr. Kelly is entitled to receive earn-out shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas. See "Business and Properties—Navidec Merger Transaction and Note 8 to the December 31, 2004 and 2003 Consolidated Financial Statements, included herein, for further discussion about the earn-out shares.

Long-Term Incentive Plan

        The BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan ("LTIP") reserves 4,000,000 shares of common stock for awards under the plan. Of such amount, no more than 1,600,000 shares in the aggregate shall be eligible for the issuance of designated stock-based incentives, including performance shares, stock grants, restricted stock grants and other designated stock-based incentives. As of December 31, 2005, we had issued restricted stock awards totaling 1,120,000 shares and had 2,880,000 shares available for future awards under the LTIP, of which 480,000 are available for issuance of designated stock-based incentives.

        In connection with the Merger, BPZ assumed the Navidec 2004 Stock Option Plan (the "Navidec Plan"), which provided for the issuance of up to a maximum of three million shares of no par value common stock covered by this plan. Subsequent to the Merger with Navidec, Inc., the Company discontinued the Navidec Plan, and no further options were granted under the Navidec Plan. As of December 31, 2005, there were 653,652 remaining stock options outstanding under the Plan, all of which are fully vested and expire on September 10, 2007.

Director Compensation

        There are currently no arrangements to pay any cash compensation, such as annual retainer or meeting fees to Directors. Directors are entitled to receive reimbursement for reasonable direct expenses incurred in attending meetings of the Board of Directors. During 2004, there were no payments of director fees to any of the Directors. In July 2005, the Company approved a grant of 50,000 shares of restricted common stock, vesting at the end of two years from the date of grant, to each of the Company's three newly appointed independent directors, Messrs. Lendrum, Miller and Strauch.

Limitation of Liability and Indemnification

        Our Articles of Incorporation contain a provision eliminating our directors' liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director's liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.

PLAN OF DISTRIBUTION

        As used in this prospectus, "selling security holder" includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders' shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

        The selling security holders may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions. A selling security holder may sell his or her shares at prevailing market prices or privately negotiated prices.

        The selling security holders may sell some or all of their common stock through:

  •
  ordinary brokers' transactions which may include long or short sales;

  •
  transactions involving cross or block trades or otherwise;

  •
  purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

  •
  market makers or into an existing market for our common stock;

  •
  other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  transactions in options, swaps or other derivatives; or

  •
  any combination of the selling options described in this prospectus, or by any other legally available means.

        The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

        The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an "underwriter," they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

        In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder's arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an "underwriter" and will be identified in the amended prospectus as such.

        In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

        In addition to selling their shares of common stock under this prospectus, the selling security holders may:

  •
  transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

  •
  sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

        We have advised the selling security holders that during the time each is engaged in a distribution of the shares covered by this prospectus, each is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling security holders who may be "affiliated purchasers" of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

        We will amend or supplement this prospectus as required by the Securities Act.

SELLING SECURITY HOLDERS

        The following table shows for each selling security holder:

  •
  the number of shares of common stock beneficially owned by him or her,

  •
  the number of shares of common stock covered by this prospectus, and

  •
  the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

        The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

Name of Beneficial Owner			Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold in Offering	Shares of Common Stock Beneficially Owned After Offering(1)
St. Philip Partners	(2)	(25)	250,000	250,000	—
Rubicon Master Fund	(3)	(25)	1,833,143	1,833,143	—
Sandor Capital Master Fund, L.P.	(4)	(25)	367,289	367,289	—
Hopewell Capital LLC	(5)	(25)	209,967	209,967	—
JMG Capital Partners, L.P.	(6)	(25)	333,334	333,334	—
JMP Triton Offshore Fund, Ltd.	(6)	(25)	333,333	333,333	—
Columbus Capital Partner, L.P.	(7)	(25)	560,000	560,000	—
Columbus Capital Offshore Fund, Ltd.	(7)	(25)	440,000	440,000	—
Forest Hill Select Fund, L.P.	(8)	(25)	1,014,649	1,014,649	—
Forest Hill Select Offshore Ltd.	(8)	(25)	592,084	592,084	—
Lone Oak Partners L.P.	(8)	(25)	219,933	219,933	—
Morgan Keegan Early Stage Fund, L.P.	(9)	(25)	143,700	143,700	—
Morgan Keegan Employee Investment Fund, L.P.—Class B	(9)	(25)	39,945	39,945	—
The Schmieding Foundation, Inc.	(10)	(25)	109,967	109,967	—
H.C. Schmieding Produce Company, Inc.	(10)	(25)	54,984	54,984	—
Waverly Limited Partnership	(11)	(25)	109,967	109,967	—
Meadowbrook Opportunity Fund LLC	(12)	(25)	100,000	100,000	—
Treaty Oak Ironwood	(13)	(25)	279,646	279,646	—
Treaty Oak Master Fund	(13)	(25)	223,673	223,673	—
Atlas Capital QP	(13)	(25)	15,672	15,672	—
Atlas Capital Master Fund	(13)	(25)	30,847	30,847	—
Marshall Small Cap Growth Fund	(14)	(25)	546,916	546,916	—
Cougar Trading, LLC	(15)	(25)	50,000	50,000	—
Dynamis Energy Fund, LP	(16)	(25)	978,702	978,702	—
Dynamis Energy Fund Limited	(16)	(25)	120,964	120,964	—
Jose Alvarez	(17)	(25)	122,318	86,654	35,664
Select Contrarian Value Partners, L.P.	(18)	(25)	164,951	164,951	—
GLG North American Opportunity Fund	(19)	(25)	91,823	91,823	—
GLG European Long-Short Fund	(19)	(25)	275,467	275,467	—
DKR SoundShore Oasis Holding Fund Ltd.	(20)	(25)	334,000	334,000	—
Radian Group Inc. (nominee name: Ell & Co.)	(21)	(25)	95,978	95,978	—
WTC-CTF Emerging Companies Portfolio (nominee name: Finwell & Co.)	(21)	(25)	957,365	957,365	—

The Dow Chemical Employee's Retirement Fund (nominee name: Kane & Co.)	(21)	(25)	523,273	523,273	—
Government of Singapore Investment Corporation Pte Ltd. (nominee name: Ell & Co.)	(21)	(25)	803,533	744,833	58,700
WTC-CIF Emerging Companies Portfolio (nominee name: Landwatch & Co.)	(21)	(25)	1,097,383	1,097,383	—
British Columbia Investment Management Corporation (nominee name: Hare & Co.)	(21)	(25)	346,051	294,651	51,400
Oregon Investment Council (nominee name: Westcoast & Co.)	(21)	(25)	777,483	777,483	—
The Retirement Program Plan for Employees of Union Carbide Corporation (nominee name: Kane & Co.)	(21)	(25)	370,133	296,433	73,700
The Robert Wood Johnson Foundation (nominee name: Benchworthy & Co.)	(21)	(26)	543,900	543,900	—
Howard Hughes Medical Institute (nominee name: Mac & Co.)	(21)	(26)	527,100	527,100	—
Public Sector Pension Investment Board (nominee name: Mac & Co.)	(21)	(26)	611,300	611,300	—
New York Nurses Association Pension Plan (nominee name: Ell & Co.)	(21)	(26)	259,300	259,300	—
BCS Capital LP	(22)	(27)	205,409	205,409	—
Falcon Fund	(23)	(28)	948,683	948,683	—
Michael Lowther	—	(28)	10,541	10,541	—
Lee James Wagner	—	(28)	316,228	316,228	—
Lee James Wagner, Jr.	—	(28)	57,975	57,975	—
Catherine C. Wagner	—	(28)	36,893	36,893	—
William M. Wagner	—	(28)	57,975	57,975	—
Lenore M. Grant	—	(28)	57,975	57,975	—
Wagner Resources	(24)	(28)	168,655	168,655	—
Ryan Pleas	—	(29)	25,000	25,000	—
Kelly Pleas	—	(29)	25,000	25,000	—
Richard Rasmussen	—	(29)	25,000	25,000	—

Total			18,795,407	18,575,943	219,464

(1)
Assumes all shares of common stock offered hereby are sold. Based on this assumption, all of the selling security holders listed in the table shall hold less than 1% of the outstanding shares of our common stock after this offering.

(2)
Based upon information provided to the Company by the selling security holder, Mr. Michael Miller, acting as Manager, has voting power and investment power over these shares.

(3)
Based upon information provided to the Company by the selling security holder, Messrs. Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III acting as Partners of Rubicon Fund Management LLP, have shared voting power and investment power over these shares.

(4)
Based upon information provided to the Company by the selling security holder, Mr. John S. Lemak, acting as General Partner, has voting power and investment power over these shares. Mr. Lemak is affiliated with Williams Financial Group, Inc. a registered broker-dealer based in Dallas, Texas, but Williams Financial Group, Inc. is not affiliated with the selling security holder.

(5)
Based upon information provided to the Company by the selling security holder, Mr. Richard Adelaar, acting as Managing Partner, has voting power and investment power over these shares.

(6)
Based upon information provided to the Company by the selling security holder, Mr. Jonathan Glaser, acting as Member Manager, has voting power and investment power over these shares.

(7)
Based upon information provided to the Company by the selling security holder, Mr. Matthew D. Ockner acting as Managing Member of Columbus Capital Management, LLC, has voting power and investment power over these shares.

(8)
Based upon information provided to the Company by the selling security holder, Mr. Mark A. Lee acting as President & Manager, has voting power and investment power over these shares.

(9)
Based upon information provided to the Company by the selling security holder, Morgan Keegan & Company, Inc., a registered broker-dealer based in Memphis, Tennessee, has voting power and investment power over these shares. Based upon information provided to the Company, such selling security holders acquired their shares in the ordinary course of business and at the time of acquisition did not have any arrangements or understandings with any person to distribute the securities.

(10)
Based upon information provided to the Company by the selling security holder, Messrs. L.H. Schmieding and Robby Zink, acting CEO and CFO respectively, have shared voting power and investment power over these shares.

(11)
Based upon information provided to the Company by the selling security holder, Mr. Graham R. Smith, acting as Managing General Partner, has voting power and investment power over these shares.

(12)
Based upon information provided to the Company by the selling security holder, Mr. Michael Ragins, acting as Manager, has voting power and investment power over these shares.

(13)
Based upon information provided to the Company by the selling security holder, Mr. Aaron R. Stanley, acting as Partner, has voting power and investment power over these shares.

(14)
Based upon information provided to the Company by the selling security holder, Mr. Matthew Fahey, acting as Vice President, has voting power and investment power over these shares. Mr. Fahey is affiliated with Marshall & Ilsley Investment Management Company, a registered broker-dealer based in Milwaukee, Wisconsin. Based upon information provided to the Company, such selling security holder acquired its shares in the ordinary course of business and at the time of acquisition did not have any arrangements or understandings with any person to distribute the securities.

(15)
Based upon information provided to the Company by the selling security holder, Mr. Emanuel E. Geduld, acting as Senior Managing Member, has voting power and investment power over these shares.

(16)
Based upon information provided to the Company by the selling security holder, Mr. Alexander H. Bocock, acting as Managing Member, has voting power and investment power over these shares.

(17)
Mr. Alvarez has served as Vice President of Technology for BPZ Energy, Inc. since October 2004.

(18)
Based upon information provided to the Company by the selling security holder, Mr. David W. Berry, acting as Principal, has voting power and investment power over these shares.

(19)
Based upon information provided to the Company by the selling security holder, Mr. Pierre Lagrange, acting as Managing Director of GLG Partners LP, has voting power and investment power over these shares.

(20)
Based upon information provided to the Company by the selling security holder, Ms. Barbara Burger, acting as Director, has voting power and investment power over these shares.

(21)
Based upon information provided to the Company by the selling security holder, Wellington Management Company, LLP, a registered investment adviser, has voting power and investment power over these shares.

(22)
Based upon information provided to the Company by the selling security holder, Mr. Bradley c. Shoup, acting as President, has voting power and investment power over these shares.

(23)
Based upon information provided to the Company by the selling security holder, Mr. G. Houston Hall, acting as President, has voting power and investment power over these shares.

(24)
Based upon information provided to the Company by the selling security holder, Mr. Lee James Wagner, acting as General Partner, has voting power and investment power over these shares.

(25)
The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreements dated July 19, 2005 and/or June 30, 2006.

(26)
The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreement dated June 30, 2006.

(27)
The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreement dated March 8, 2006 and June 30, 2006.

(28)
The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreement dated March 8, 2006.

(29)
The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreement dated June 30, 2006.

DESCRIPTION OF OUR STOCK

Common Stock

        The Company has 250,000,000 shares of common stock, no par value, authorized by its Third Amended and Restated Certificate of Incorporation. The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors; if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. Our bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

        Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

        The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

        There are no provisions in the Bylaws or Charter of the Company which would delay, defer or prevent a change in control of the Company.

Preferred Stock

        The Company has up to 25,000,000 shares of preferred stock available for future issuance. All authorized but unissued shares of preferred stock will be available for issuance in one or more series with rights and preferences, including any dividend, voting conversion, liquidation or redemption rights, to be established by the Board of Directors from time to time without further action by the shareholders, unless such action is otherwise required by applicable law.

        The holders of preferred stock will generally rank superior to holders of common stock in the collection of dividends, if any, and with respect to any asset distribution in the event of dissolution or bankruptcy. The holders of preferred stock may have the right to convert their preferred stock into common stock if that right is granted by the Board of Directors in the issuance of a particular series of preferred stock. The holders of preferred stock may have a greater expectation to a certain dividend if that right is included as part of the issuance of a series of preferred stock. The preferred stock may be issued with or without voting power, but in any case will not be issued with superior voting power per share than the Company's common stock. Holders of the preferred stock will also not have preemptive rights to subscribe for any additional securities which may be issued by the Company.

Transfer Agent and Registrar

        The transfer agent for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

        Prior to June 5, 2002, our common stock was traded on the Nasdaq National Market under the symbol "NVDC." On that date, we commenced trading on the Nasdaq SmallCap Market. On August 18, 2003 Navidec received notice from the Nasdaq SmallCap Market that it was not in compliance with the rules regarding the minimum requirements for stockholders' equity. As a result, it began trading on the OTC Bulletin Board under the same symbol on Wednesday, August 20, 2003. In connection with the recent merger, we changed our name to BPZ Energy, Inc. and began trading under the symbol "BPZI" on February 7, 2005, also on the OTC Bulletin Board. On December 27, 2005, as a result a delay in filing its quarterly report on Form 10-Q for the quarterly period ended September 30, 2005, the Company became ineligible for trading on the OTC Bulletin Board and began trading on the Pink Sheets under the symbol "BPZI."

        The following table sets forth, for the periods indicated, the high and low prices of a share of our common stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market and the OTC Bulletin Board for the applicable time periods. The quotations provided for the over the counter market reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
2006
Second quarter	$4.00	$2.42
First quarter	3.95	3.20
2005
Fourth quarter	5.05	1.01
Third quarter	6.00	4.00
Second quarter	6.50	3.70
First quarter	6.90	3.20
2004
Fourth quarter	5.60	2.90
Third quarter	3.75	1.25
Second quarter	2.05	1.10
First quarter	1.25	0.98
2003
Fourth quarter	1.26	1.03
Third quarter	3.20	1.05
Second quarter	3.10	1.91
First quarter	2.55	1.90

Holders

        As of June 30, 2006, we had approximately 337 shareholders of record, plus an estimated 2,700 beneficial owners of our common stock.

Dividend Policy on Common Stock

        We have never paid cash dividends on our stock. For the foreseeable future, we intend to retain earnings, if any, to meet our working capital requirements and to finance future operations. Accordingly, we do not plan to declare or distribute cash dividends to the holders of our common stock in the foreseeable future.

Equity Compensation Plan Information (as of December 31, 2005)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
BPZ Long Term Incentive Compensation Plan	—	$—	2,880,000
Equity compensation plans not approved by security holders:
Contingent Incentive Earn-Out Shares	485,000	$—	—
Navidec, Inc. 2004 Stock Option Plan	653,652	1.67	—
Warrants pursuant to Business Consulting Agreement	1,125,000	2.00	—
Stock Options pursuant to Director's Agreement	1,000,000	1.30	—

Total not approved by security holders	3,263,652	1.42	—

Total all compensation plans	3,263,652	1.42	2,880,000

Description of Equity Compensation Plans Not Approved by Security Holders

Contingent Incentive Earn-Out Shares

        In July 2005, we awarded contingent incentive stock awards totaling 485,000 shares to three of the Company's officers, two of whom are executive officers. The incentive stock awards vest and are issuable once the Company is entitled to receive as its proportionate share from gross production from any oil and gas wells owned or operated by the Company not less than 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007. This vesting provision is the same as the second earn-out target under the Merger Agreement, as discussed in "Business and Properties—Navidec Merger Transaction," included herein.

Navidec, Inc. 2004 Stock Option Plan

        Subsequent to the Merger, the Company discontinued the Navidec 2004 Stock Option Plan (the "Navidec Plan") and no further options were granted under the Navidec Plan. The following discussion pertains to the period prior to the Merger.

        On April 26, 2004, the Board of Directors of Navidec, Inc. adopted the Navidec Plan for current or former key employees, consultants and members of the Board of Directors of the Company or a subsidiary of the Company providing material services to the Company. The Navidec Plan was included as an exhibit to a registration statement on Form S-8 filed on June 15, 2004. The Board of Navidec, Inc. administers the Navidec Plan, or the Board may appoint a committee of two or more non-employee directors to administer the Navidec Plan. The Board or such committee may, in its sole discretion, select eligible optionees. The Board may also amend, modify or terminate the Plan at any time. None of these actions, however, shall affect any outstanding option under the Navidec Plan without the consent of the optionee holding the option.

        The Navidec Plan reserves 3,000,000 shares of common stock for issuance upon exercise of options. During the period from the establishment of the Navidec Plan until the date of the Merger, Navidec issued options to purchase 2,157,361 shares of common stock at an average exercise price of $1.45 per share. The Board will adjust the aggregate number of shares under the Plan if there is any change in the outstanding shares of stock of the Company because of a stock dividend or split, recapitalization, reclassification or other similar capital change. The options granted under the Plan expire on the earliest to occur of (i) the date set forth in such option, not to exceed 10 years from the date of grant; (ii) the third anniversary of the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly owned subsidiary); or (iii) the termination of the employment of an optionee for cause by the Company. Options may be subject to a vesting schedule as set forth in an option agreement. Notwithstanding any other terms, an option is fully vested and exercisable (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly-owned subsidiary); (ii) upon termination of the optionee's employment because of death, disability or retirement upon reaching the age of 65; or (iii) upon retirement from the Board upon reaching the age of 70 for non-employee Directors. The Board may reprice outstanding options after the grant to provide for a lower option exercise price. The Board has the discretion to cancel outstanding Options in return for payment if an acquisition occurs with respect to the Company. No future options will be issued under this plan.

Warrants Issued Pursuant to Business Consulting Agreement

        In connection with the Merger, the Company entered into a Business Consulting Agreement with NFS, an affiliate of the Company, under which NFS provided investor relations, public relations, and other financial advisory services to BPZ. Under this agreement, the Company granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per shares at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS discontinued services under the Business Consulting Agreement effective May 6, 2005.

Stock Options Issued Pursuant to Director's Agreement

        In July 2004, BPZ entered into a Director Agreement with Mr. McKowen, then the Chief Executive Officer of Navidec, related to his service as a Director to BPZ upon consummation of the Merger between Navidec and BPZ-Texas. Pursuant to that Agreement, Mr. McKowen received options to acquire up to 1,000,000 million shares of the Company's common stock at $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the $6,000,000 private placement in September 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received by the Company no later than September 10, 2006. Such options, when vested, expire ten years from the date of grant. Mr. McKowen did not stand for re-election to the BPZ Board of Directors at the Annual Meeting on July 1, 2005.

LEGAL MATTERS

        The validity of the shares of common stock registered in this offering will be passed upon for the selling shareholders by the law firm of Adams and Reese LLP.

EXPERTS

        Our consolidated balance sheets as of December 31, 2005 and 2004 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2005, 2004 and 2003 in this prospectus have been audited by Johnson Miller & Co., CPA's PC, independent registered public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

        On November 17, 2004, the Company engaged Johnson, Miller & Co., CPA's PC to replace Hein & Associates LLP as the Company's independent registered public accountants to audit the Company's financial statements for the year ended December 31, 2004. Johnson, Miller & Co., CPA's PC had been the independent registered public accountants of BPZ-Texas for the years ended December 31, 2003 and 2002. Hein & Associates LLP was dismissed as the Company's independent registered public accountants on the same date. The Company's Board of Directors approved the change in the Company's independent registered public accountants.

        The independent registered public accountant's report of Hein & Associates LLP dated March 13, 2004 for Navidec's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles. However, the report did contain an explanatory fourth paragraph related to the uncertainty about Navidec's ability to continue as a going concern.

        The Company did not have any disagreements with Hein & Associates LLP during their engagement as the Company's independent registered public accountants.

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

        The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.

        Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission ("SEC") as an amendment to our previously filed Registration Statement on Form SB-2. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

        The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Act of 1934. Our file number is 000-29098. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at Headquarters Office, 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http: //www.sec.gov. In addition, the Company maintains a website (http://www.bpzenergy.com) on which we also make available, free of charge, all of the Company's above mentioned filings with the SEC, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INDEX TO FINANCIAL STATEMENTS

Financial Statements as of June 30, 2006 and 2005 (Unaudited)
Consolidated Balance Sheets as of June 30, 2006 and December 31, 1995
Consolidated Statements of Operations for the Three Months and Six Months Ended June 30, 2006 and 2005 and for the Period from August 20, 2001 (Inception) to June 30, 2006
Consolidated Statement of Stockholders' Equity for the Six Months Ended June 30, 2006
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2006 and 2005 and for the Period from August 20, 2001 (Inception) to June 30, 2006
Notes to Consolidated Financial Statements as of June 30, 2006 and 2005
Financial Statements as of December 31, 2005, 2004 and 2003 (Audited) (Restated):
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Statements of Operations for the Years Ended December 31, 2005, 2004 and 2003 and for the Period from August 20, 2001 (Inception) to December 31, 2005
Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2005, 2004 and 2003
Consolidated Statements of Cash Flows for the Years Ended December 31, 2005, 2004 and 2003 and for the Period from August 20, 2001 (Inception) to December 31, 2005
Notes to Consolidated Financial Statements as of December 31, 2005, 2004 and 2003

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Balance Sheets

	June 30, 2006	December 31, 2005
	(Unaudited)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$11,769,958	$29,455,130
Private placement receivable	12,325,500	—
Value added tax receivable	2,016,194	362,555
Inventory	1,909,004	—
Prepaid and other current assets	1,815,270	507,114

Total current assets	29,835,926	30,324,799

Property, equipment and construction in progress, net	18,366,691	4,365,040
Restricted cash	1,455,953	1,455,953
Investment in Ecuador property, net	1,851,396	1,945,188

Total assets	$51,509,966	$38,090,980

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,326,041	$747,347
Accrued liabilities	373,461	470,632
Other liabilities	101,005	70,516

Total current liabilities	1,800,507	1,288,495

Long-term debt	64,630	70,908
Stockholders' equity:
Preferred stock, no par value, 25,000,000 authorized, none issued and outstanding	—	—
Common stock, no par value, 250,000,000 authorized; 47,306,569 and 40,349,979 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	74,654,382	56,873,641
Additional paid in capital	6,132,086	6,393,411
Deferred stock-based compensation	(1,719,857)	(3,992,172)
Stock subscription receivable	(230,825)	(230,825)
Deficit accumulated during the exploratory stage	(29,190,957)	(22,312,478)

Total stockholders' equity	49,644,829	36,731,577

Total liabilities and stockholders' equity	$51,509,966	$38,090,980

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Operations

Three Months and Six Months Ended June 30, 2006 and 2005 and
For the Period from August 20, 2001 (Inception) to June 30, 2006

(Unaudited)

	Cumulative Amounts from August 20, 2001 (Inception) to June 30, 2006	Three Months Ended June 30,
				Six Months Ended June 30,
		2006	2005	2006	2005
			(Restated)		(Restated)
Revenue	$—	$—	$—	$—	$—

Operating and administrative expenses:
General and administrative	10,617,613	1,864,396	924,197	3,439,836	1,884,986
Stock-based compensation	9,791,653	807,178	179,270	1,350,093	254,270
Geological, geophysical and engineering	2,222,803	397,304	291,126	863,707	429,191
Depreciation expense	125,032	58,069	1,645	95,237	2,295

Total operating expenses	22,757,101	3,126,947	1,396,238	5,748,873	2,570,742

Operating loss	(22,757,101)	(3,126,947)	(1,396,238)	(5,748,873)	(2,570,742)

Other income (expense):
Income from investment in Ecuador property, net of amortization	1,204,445	398,203	74,635	587,858	162,429
Interest expense	(80,946)	(1,386)	(2,305)	(2,838)	(7,967)
Amortization of deferred financing costs	(428,000)	—	(28,955)	—	(57,910)
Registration delay expense	(2,649,097)	(1,101,184)	—	(2,133,130)	—
Interest income	937,841	206,030	—	428,033	—
Merger costs	(5,470,455)	—	—	—	—
Miscellaneous income	52,356	(14,529)	4,695	(9,529)	13,173

Total other income (expense)	(6,433,856)	(512,866)	48,070	(1,129,606)	109,725

Loss before income taxes	(29,190,957)	(3,639,813)	(1,348,168)	(6,878,479)	(2,461,017)
Income taxes	—	—	—	—	—

Net loss	$(29,190,957)	$(3,639,813)	$(1,348,168)	$(6,878,479)	$(2,461,017)

Basic and diluted net loss per share		$(0.09)	$(0.05)	$(0.17)	$(0.10)

Weighted average common shares outstanding		42,470,985	25,960,796	41,662,618	25,857,083

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Stockholders' Equity

Six Months Ended June 30, 2006

(Unaudited)

						Deficit Accumulated During the Exploratory Stage
	Common Stock Issued
			Additional Paid-in Capital	Deferred Stock-based Compensation	Stock Subscription Receivable
	Shares	Amount					Total
Balances at December 31, 2005 (audited) (Restated)	40,349,979	$56,873,641	$6,393,411	$(3,992,172)	$(230,825)	$(22,312,478)	$36,731,577
Stock-based compensation	10,000	25,000	150,000	—	—	—	175,000
Exercise of stock options	275,000	882,750	(882,750)	—	—	—	—
Long-term incentive compensation plan	70,000	(1,320,000)	222,780	2,272,315	—	—	1,175,095
Common stock sold for cash, net of offering costs	6,152,000	17,335,500	—	—	—	—	17,335,500
Warrants issued in connection with sale of common stock	—	(248,645)	248,645	—	—	—	—
Common stock issued for registration delay	449,590	1,106,136	—	—	—		1,106,136
Net loss for the period						(6,878,479)	(6,878,479)

Balances at June 30, 2006	47,306,569	$74,654,382	$6,132,086	$(1,719,857)	$(230,825)	$(29,190,957)	$49,644,829

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2006 and 2005 and
For the Period from August 20, 2001 (Inception) to June 30, 2006

(Unaudited)

	Cumulative Amounts from August 20, 2001 (Inception) to June 30, 2006
		Six Months Ended June 30,
		2006	2005
			(Restated)
Cash flows from operating activities:
Net loss	$(29,190,957)	$(6,878,479)	$(2,461,017)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	9,791,653	1,350,093	254,270
Stock issued in merger	979,981	—	—
Options assumed in merger	4,490,474	—	—
Stock issued for registration delay expense	1,378,096	1,106,136	—
Depreciation expense	125,032	95,237	2,295
Amortization of investment in Ecuador property	273,104	93,792	42,760
Amortization of deferred financing fees	428,000	—	57,910
Expenses paid by affiliate	629,596	—	—
Changes in operating assets and liabilities:
Increase value added tax receivable	(2,016,194)	(1,653,639)	—
Increase in inventory	(1,909,004)	(1,909,004)	—
Increase in prepaid and other current assets	(1,815,270)	(1,308,156)	(62,033)
Increase (decrease) in accounts payable	1,326,041	578,694	(181,535)
Increase (decrease) in accrued liabilities	373,461	(97,169)	91,758
Increase in other liabilities	101,005	30,489	—

Net cash used by operating activities	(15,034,982)	(8,592,006)	(2,255,592)

Cash flows from investing activities:
Property, equipment and construction in progress additions	(18,491,723)	(14,096,888)	(22,222)
Restricted cash	(1,455,953)	—	(1,200,000)
Investment in Ecuador property	(1,440,000)	—	—

Net cash used by investing activities	(21,387,676)	(14,096,888)	(1,222,222)

Cash flows from financing activities:
Borrowings	2,226,826	—	—
Repayments of borrowings	(456,667)	(6,278)	(178,007)
Proceeds from exercise of warrants, net	3,868,260	—	—
Proceeds from sale of common stock, net	42,554,197	5,010,000	—

Net cash provided by (used by) financing activities	48,192,616	5,003,722	(178,007)

Net increase (decrease) in cash and cash equivalents	11,769,958	(17,685,172)	(3,655,821)
Cash and cash equivalents at beginning of period	—	29,455,130	4,014,191

Cash and cash equivalents at end of period	$11,769,958	$11,769,958	$358,370

Supplemental cash flow information:
Cash paid for:
Interest	$80,542	$2,838	$10,192
Non—cash items:
Common stock issued for property interest	$1,112,500	$—	$1,112,500
Warrants issued to private placement agent	573,645	248,645	—
Imputed financing costs	428,000	—	—
Issuance of common stock for subscription receivable	12,556,325	12,325,500	—
Conversion of long-term debt to common stock	685,000	—	—
Conversion of notes payable to common stock	1,020,529	—	—

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Notes To Consolidated Financial Statements

June 30, 2006 and 2005

(Unaudited)

Note 1—Basis of Presentation and Significant Accounting Policies

Organization

        BPZ Energy, Inc., a Colorado corporation ("BPZ" or the "Company") was incorporated in 1993 and is based in Houston, Texas. BPZ is an exploratory stage company with properties in northwest Peru and southwest Ecuador and is focused on the exploration and production of oil and natural gas and the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation ("BPZ-Texas"), consummated a reverse merger with Navidec, Inc. ("Navidec") whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the "Merger"). However, in the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. The Merger was treated, for accounting purposes, as a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization. This accounting treatment is identical to that resulting from a reverse merger under SFAS No. 141, Business Combination, except that no goodwill or other intangible asset has been recorded. All financial statements presented herein represent the historical financial statements of the accounting acquirer, BPZ-Texas. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, Navidec Financial Services, Inc. ("NFS"), and the transfer of ownership of NFS to the shareholders of record of Navidec as of September 9, 2004, the day prior to the consummation of the Merger. Accordingly, the pre-merger shareholders of BPZ-Texas were not entitled to receive shares of NFS. Upon consummation of the Merger, the Company became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders. All legal requirements for the transfer of ownership of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission ("SEC"). The Company has no control over the registration process of NFS and cannot predict when, or if, the management of NFS will be able to complete the registration of NFS common shares. NFS' results are excluded from the Company's financial statements for all periods presented.

        The Company maintains a registered branch office in Peru. Currently, BPZ has exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.4 million acres in northwest Peru. The Company's license contracts cover 100% ownership of both Block Z-1 (739,205 acres), which was signed in November 2001 and Block XIX (472,860 acres), which was signed in December 2003. The license contracts provide for an initial exploration period of seven to thirteen years and seven to ten years, respectively and require that we conduct specified activities on the properties during this period. If the exploration activities are successful, the total contract term can extend up to 30 years for oil exploration and production and 40 years for gas exploration and production. BPZ is currently negotiating a license contract for Block XXII (948,000 acres) which it previously held under a Technical Evaluation Agreement and was referred to as Area VI in its previous filings. In July 2006 Perupetro officially informed the Company that its proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between the Company's Blocks Z-1 and XIX, was the winning bid in their recent tender process. The Company is in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract.

        BPZ through its wholly owned subsidiary, SMC Ecuador Inc. (a Delaware corporation), and its registered branch in Ecuador, also owns a 10% non-operated working interest in an oil and gas producing property, Block 2, located in the southwest region of Ecuador (the "Santa Elena Property"). The license agreement covering the property extends through May 2016.

        BPZ is currently in the exploratory stage and to date its activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties, including detailed engineering and design of the power plant and gas processing facilities, refurbishment of one of its offshore platforms, procuring machinery and equipment for a drilling campaign, obtaining all necessary environmental and operating permits, as well as securing the required capital and financing to complete the current plan of operation. The Company has not drilled any wells or recognized any revenues from operations and does not anticipate generating significant revenues from its properties prior to the second half of 2007.

Basis of Presentation

        The Company's unaudited consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission as they pertain to Form 10-Q. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods on a basis consistent with the annual audited financial statements. Except for the restatement described in Note 2 to the Consolidated Financial Statements, all such adjustments are of a normal recurring nature. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The consolidated balance sheet at December 31, 2005 is derived from the December 31, 2005 audited consolidated financial statements, as restated. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2005. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

New Accounting Pronouncements

        The following are recent accounting pronouncements affecting the Company's activities and operations:

        In April 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") 19-1, "Accounting for Suspended Well Costs." FSP 19-1 provides guidance on the accounting for exploratory well costs to companies which use the successful efforts method of accounting. The FSP states that exploratory well costs should continue to be capitalized if: 1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and 2) sufficient progress is made in assessing the reserves and the well's economic and operating feasibility. If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management's evaluation of capitalized exploratory well costs. In addition, the FSP requires the annual disclosure of 1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, 2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and 3) an aging of exploratory well costs suspended for greater than one year with the number of wells it relates to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation. The guidance in FSP 19-1 is required to be applied to the first reporting period beginning after April 4, 2005 on a prospective basis to existing and newly capitalized exploratory well costs. The guidance provided in FSP 19-1 may affect the treatment of costs capitalized in future operations, but it would not have had a material effect on amounts recorded in the consolidated financial position, results of operations or cash flow for the periods presented.

Stock-Based Compensation

        On January 1, 2006, the Company adopted SFAS No. 123—Revised 2004, Share—Based Payment ("SFAS 123(R)"), which establishes accounting for stock-based payment transactions for employee services and goods and services received from non-employees. SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), and supersedes APB No. 25, Accounting for Stock Issued to Employees. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee's or non-employee's service period, which is generally the vesting period of the equity grant.

        Prior to January 1, 2006, the Company accounted for stock-based compensation in accordance with SFAS 123. As allowed under SFAS 123, the Company accounted for its stock-based compensation to employees using the intrinsic value method of accounting which bases compensation expense on the difference between the quoted market price of the award at the measurement date less the amount, if any, the employee is required to pay for the stock. As of January 1, 2006, stock-based awards to employees consisted of only restricted shares valued using the market price of the Company's traded common stock on the date of grant. The fair value method used to value restricted shares would have yielded the same fair value and compensation expense as the intrinsic value method used; thus, no pro forma results of operations are required to be presented.

        In addition, stock-based awards to non-employees as of January 1, 2006 consisted of options and restricted shares issued in exchange for various legal and investment banking services. Equity instruments issued to non-employees for services were accounted for at fair value at the date of grant.

The fair value for awards issued to non-employees was measured using a Black-Scholes valuation model. Expenses determined for employees and non-employees were recognized in the Company's financial statements over the applicable service period.

        The Company adopted SFAS 123(R) using the modified prospective application method and, accordingly, no prior periods have been restated as a result of the adoption of this pronouncement. Under this method, compensation cost recognized during the three and six months ended June 30, 2006 included: (a) compensation cost for all stock-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123; and (b) compensation cost for all stock-based payments granted after January 1, 2006, based on the grant-date fair value estimated in accordance with SFAS 123(R). SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods to reflect actual forfeitures. The Company's forfeiture estimates were not changed as a result of adopting SFAS 123(R).

        The following table summarizes stock-based compensation costs recognized under SFAS 123(R) for the three and six months ended June 30, 2006 and under SFAS 123 for three and six months ended June 30, 2005:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Employee stock-based compensation costs	$691,593	$—	$1,159,508	$—
Non-employee stock-based compensation costs	115,585	179,270	190,585	254,270

	$807,178	$179,270	$1,350,093	$254,270

        See Note 10 to the Consolidated Financial Statements, included in this filing, for detailed discussion regarding the Company's employee long-term incentive compensation plan and stock-based payments to non-employees.

Restricted Stock Awards and Performance Shares

        The Company determines the fair value of restricted stock awards and performance shares based on the market price of the Company's common stock on the date of grant. Compensation cost for such awards is recognized on a straight-line basis over the vesting or service period, net of forfeitures; however, compensation cost related to performance shares will not be recorded or will be reversed if the Company does not believe it is probable that such performance criteria will be met or if the service provider (employee or otherwise) fails to meet such criteria.

        A summary of the Company's restricted stock award and performance share activity and related information is presented below:

	Number of Restricted Shares	Weighted- Average Fair Value Per Share
Nonvested balance at December 31, 2005	1,130,000	$4.40
Granted	70,000	3.20
Vested	(160,000)	4.40
Forfeited	(300,000)	4.40

Nonvested balance at June 30, 2006	740,000	$4.29

        As of June 30, 2006, there was $2.0 million of total unrecognized compensation cost related to nonvested restricted stock awards, which is expected to be recognized over a weighted-average period of 1.6 years. There were no performance shares outstanding as of June 30, 2006.

Stock Options

        Incentive and non-qualified stock options issued to directors, officers and consultants are issued at an exercise price equal to the fair market value of the stock at the date of grant. The majority of the Company's stock options vest two years from the grant date and generally expire ten years from the date of grant. Compensation cost related to stock options is recognized on a straight-line basis over the vesting or service period and is net of forfeitures.

        The fair value of each stock option granted is estimated on the date of grant using a Black-Scholes option pricing model. The following table presents the weighted-average assumptions used in the option pricing model for options granted during the six months ended June 30, 2006. No options were granted by the Company during the six months ended June 30, 2005. The expected life of the options represents the period of time the options are expected to be outstanding. For the six months ended June 30, 2006, the expected term of options granted was derived based on a weighting between (a) the Company's historical exercise and forfeiture activity and (b) the average midpoint between vesting and the contractual term. In the future, as information regarding post-vesting termination becomes more accessible, the Company may change the method of deriving the expected term. This change could impact the fair value of options granted in the future. The Company expects to refine the method of deriving the expected term no later than January 1, 2008. For the six months ended June 30, 2005, our expected volatility is based on the historical volatility of our stock for a period approximating the expected life. The risk-free interest rate is based on the observed U.S. Treasury yield curve in effect at the time the options were granted. The dividend yield is based on our history of dividend payouts.

2006
Expected life (years)	6.0
Risk-free interest rate	4.9%
Volatility	67.5%
Dividend yield	0.0%
Weighted-average fair value per share at grant date	$2.13

        A summary of our stock option activity and related information is presented below (in thousands, except per option prices):

	Number of Options	Weighted- Average Exercise Price Per Option
Nonvested balance at December 31, 2005	500,000	$1.30
Granted	1,330,000	3.28
Vested	—	—
Forfeited	—	—

Nonvested balance at June 30, 2006	1,830,000	$2.74

        No options were exercised during the six months ended June 30, 2006. As of June 30, 2006, there was $2.7 million of total unrecognized compensation cost related to nonvested stock options which is expected to be recognized over a weighted-average period of 1.3 years.

        Pursuant to a Settlement Agreement and Mutual Release entered into on May 19, 2006 between the Company, Mr. McKowen and NFS, the vesting period related to the 500,000 nonvested options outstanding as of December 31, 2005, which remained unvested and outstanding as of June 30, 2006, was extended from September 10, 2006 to one year following the date the shares NFS received in the Merger with Navidec are registered with the SEC. The extension of the vesting period did not result in a revaluation of these options, as the number of options that the Company expects to vest did not change as a result of the modification.

        The following table summarizes information about stock options outstanding as of June 30, 2006:

	Outstanding		Exercisable
Range of Exercise Prices	Number of Options	Weighted- Average Remaining Contractual Life (In years)	Number of Options	Weighted- Average Exercise Price Per Option
$1.30	1,000,000	8.2	500,000	$1.30
2.00	1,225,000	8.2	1,225,000	2.00
3.20	580,000	9.8	—	—
3.35	750,000	9.9	—	—

Total	3,555,000	8.8	1,725,000	$1.80

        The aggregate intrinsic value of stock options outstanding at June 30, 2006 was $6.1 million, of which $3.8 million relates to awards vested and exercisable and $2.3 million relates to awards expected to vest. The intrinsic value for stock options outstanding is calculated as the amount by which the quoted price of our common stock as of June 30, 2006 exceeds the exercise price of the option.

Warrants

        As of June 30, 2006, the Company had 250,000 warrants outstanding, all of which were issued to Morgan Keegan & Company in connection with previous private placements of the Company's common stock and vested immediately. In 2005, the Company issued warrants to purchase 100,000 of the Company's common stock at an exercise price of $3.00 per share, which expire on July 19, 2010 and were valued at $325,000 at the date of grant.

        In connection with the private placement of 4,482000 shares of common stock in June 2006, Morgan Keegan & Company, Inc. also received vested warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $3.00 per share. Such warrants expire on June 30, 2011 and were valued at $248,645 on the date of grant.

        All warrants issued were valued using the Black-Scholes model, which amount was treated as additional non-cash stock offering costs. The following table presents the weighted-average assumptions used in the option pricing model for options granted during the six months ended June 30, 2006 and

June 30, 2005. The same methodologies applied to determine the assumptions used to value the options noted above were also used in valuing the warrants issued to Morgan Keegan & Company.

	2006	2005
Expected life (years)	1.6	1.9
Risk-free interest rate	4.9%	2.5%
Volatility	64.7%	76.12%
Dividend yield	0%	0%
Weighted-average fair value per share at grant date	$1.66	$3.25

        No warrants were exercised during the six months ended June 30, 2006.

Note 2—September 2006 Restatement

        The previously issued consolidated financial statements of the Company as of December 31, 2005 and for the three and six month periods ended June 30, 2005 have been restated for the issues described below:

  •
  as to the merger with Navidec, Inc., the description of the accounting and the valuation of certain Navidec options assumed;

  •
  the accounting for the post-merger operations of Navidec Financial Services, Inc.; and

  •
  the accounting for expenses incurred on the Company's behalf by its former parent, BPZ & Associates, Inc. ("Associates") prior to the merger with Navidec.

The Navidec Merger

        The Company's description of the transaction was amended to clarify that the merger is considered, from an accounting perspective to be in substance, a capital transaction rather than a business combination. On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement (the "Merger Agreement") providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange (the "Merger"). The Merger was consummated on September 10, 2004. The Company changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec; however, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. It was equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization. The accounting treatment is identical to that resulting from a reverse merger of BPZ-Texas with Navidec under SFAS 141, except that no goodwill or other intangible asset was recorded.

        The Company's historical financial statements prior to the acquisition become those of BPZ-Texas (accounting acquirer). Operations prior to the Merger are those of BPZ-Texas and earnings per share for periods prior to the Merger are restated to reflect the number of equivalent shares received by BPZ-Texas, with the historical stockholders' equity of BPZ-Texas prior to the Merger being retroactively restated (a recapitalization) to reflect the equivalent number of shares received in the Merger by BPZ-Texas and the capital structure (the number and type of shares issued) of Navidec (the legal acquirer). Accordingly, all financial statements included herein or incorporated by reference reflect the acquisition by BPZ-Texas of the net assets of Navidec and the recapitalization of BPZ-Texas' common stock based on the exchange ratio provided in the Merger Agreement.

Navidec Options

        The Company also restated its consolidated financial statements to reflect a change in the valuation of the options assumed by the Company in the Merger with Navidec to purchase 1,332,076 shares of Navidec common stock. All shares underlying such options are issuable as common stock of the Company. The proceeds from the exercise of the assumed options must be remitted to NFS pursuant to the Merger Agreement. As such, the Company believes that $0.00 should be the exercise price input in the Black-Scholes Model used to value these instruments. In its prior restatement on Form 8-K/A filed January 17, 2006, the Company used the stated exercise price (weighted average) per the respective option agreements. The fair value of these options was determined to be $3.21 (compared to $1.48 in the Company's prior restatement) based on the exercise price noted and the market price of the underlying common stock on the date of grant, among other Black-Scholes inputs.

Operations of NFS

        The Company also restated its consolidated financial statements to exclude the operations of NFS for all periods presented. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. The Company previously concluded in its 2004 Form 10-KSB/A filed on January 17, 2006 that it was the record owner of NFS shares, but that any ownership was at most temporary, and restated its consolidated financial statements to account for NFS on the equity method until such time as the final distribution of NFS shares to the pre-merger shareholders has been completed in all respects. However, the Company subsequently learned through discovery performed with respect to an action the Company filed against NFS in District Court, Arapahoe County, Colorado (the "Court") that new share certificates of NFS were issued in the names of the shareholders of the pre-merger Navidec effective September 9, 2004 and no NFS certificates were ever issued to the Company. In addition, a Findings of Fact and Conclusions of Law (the "Order") issued by the Court stated that the Company was not a shareholder of NFS at any time after September 9, 2004. Based on these findings, the Company has concluded that it should not account for the post-Merger operations of NFS in the Company's consolidated financial statements.

Allocation of Costs Incurred by Associates

        The Company also restated its consolidated financial statements as a result of a change in the methodology used to allocate costs from Associates, its former parent. The Company has identified costs that were incurred by Associates in support of BPZ-Texas' activities from BPZ-Texas' inception in August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas' financial statements. Additionally, all of Associates' costs on BPZ-Texas' projects in excess of third party reimbursements have been included in BPZ-Texas's financial statements in an effort to reflect all the costs of doing business. The Company believes its allocation methodology is reasonable.

        The effects of the restatement and any reclassification on the December 31, 2005 consolidated balance sheet were as follows:

	December 31, 2005
	As Reported	Adjustment	As Restated
ASSETS
Current assets:
Cash and cash equivalents	$29,455,130	$—	$29,455,130
Value added tax receivable	—	362,555	362,555
Prepaid and other current assets	869,669	(362,555)	507,114

Total current assets	30,324,799	—	30,324,799

Property, equipment and construction in progress, net	4,365,040	—	4,365,040
Restricted cash	1,455,953	—	1,455,953
Investment in Ecuador property, net	1,945,188	—	1,945,188

Total assets	$38,090,980	$—	$38,090,980

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$747,347	$—	$747,347
Accrued liabilities	470,632	—	470,632
Other liabilities	70,516	—	70,516

Total current liabilities	1,288,495	—	1,288,495

Long-term debt	70,908	—	70,908
Stockholders' equity:
Preferred stock, no par value, 25,000,000 authorized, non issued and outstanding	—	—	—
Common stock, no par value, 250,000,000 authorized; and 40,349,979 shares issued and outstanding at December 31, 2005	60,633,684	(3,760,043)	56,873,641
Additional paid in capital	2,362,283	4,031,128	6,393,411
Deferred stock-based compensation	(3,992,172)	—	(3,992,172)
Common stock and warrants held by affiliate	(2,458,975)	2,458,975	—
Stock subscription receivable	(230,825)	—	(230,825)
Deficit accumulated during the exploratory stage	(19,582,418)	(2,730,060)	(22,312,478)

Total stockholders' equity	36,731,577	—	36,731,577

Total liabilities and stockholders' equity	$38,090,980	$—	$38,090,980

        The effects of the restatement and any reclassification on the unaudited consolidated statement of operations for the six months and three months ended June 30, 2005 were as follows:

	Six Months Ended June 30, 2005			Three Months Ended June 30, 2005
	As Reported	Adjustment	As Restated	As Reported	Adjustment	As Restated
Revenue	$—	$—	$—	$—	$—	$—
Operating and administrative expenses:
General and administrative	1,884,986	—	1,884,986	924,197	—	924,197
Stock-based compensation	254,270	—	254,270	179,270	—	179,270
Geological, geophysical and engineering	429,191	—	429,191	291,126	—	291,126
Depreciation expense	2,295	—	2,295	1,645	—	1,645

Total operating expenses	2,570,742	—	2,570,742	1,396,238	—	1,396,238

Operating loss	(2,570,742)	—	(2,570,742)	(1,396,238)	—	(1,396,238)
Other income (expense):
Income from investment in Ecuador property, net of amortization	162,429	—	162,429	74,635	—	74,635
Equity in loss of NFS	(970,894)	970,894	—	(671,688)	671,688	—
Loss on issuance of equity securities by NFS	(49,414)	49,414	—	224,884	(224,884)	—
Interest expense	(7,967)	—	(7,967)	(2,305)	—	(2,305)
Amortization of deferred financing costs	(57,910)	—	(57,910)	(28,955)	—	(28,955)
Miscellaneous income	13,173	—	13,173	4,695	—	4,695

Total other income (expense)	(910,583)	1,020,308	109,725	(398,734)	446,804	48,070

Loss before income taxes	(3,481,325)	1,020,308	(2,461,017)	(1,794,972)	446,804	(1,348,168)
Income taxes	—	—	—	—	—	—

Net loss	$(3,481,325)	$1,020,308	$(2,461,017)	$(1,794,972)	$446,804	$(1,348,168)

Basic and diluted net loss per share	$(0.21)	$0.11	$(0.10)	$(0.11)	$0.06	$(0.05)

Weighted average common shares outstanding	16,417,713	9,439,370	25,857,083	16,530,708	9,430,088	25,960,796

        The effects of the restatement and any reclassification on the unaudited consolidated statement of cash flows for the six months ended June 30, 2005were as follows:

	For Six Months Ended June 30, 2005
	As Reported	Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(3,481,325)	$1,020,308	$(2,461,017)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	254,270	—	254,270
Depreciation expense	2,295	—	2,295
Amortization of investment in Ecuador property	42,760	—	42,760
Amortization of deferred financing fees	57,910	—	57,910
Equity in loss of Navidec Financial Services	970,894	(970,894)	—
Loss on issuance of equity securities by Navidec Financial Services	49,414	(49,414)	—
Changes in operating assets and liabilities:
Decrease in accounts payable	(62,033)	—	(62,033)
Decrease in accrued liabilities	(181,535)	—	(181,535)
Increase in other liabilities	91,758	—	91,758

Net cash used by operating activities	(2,255,592)	—	(2,255,592)

Cash flows from investing activities:
Property and equipment additions	(22,222)	—	(22,222)
Restricted cash	(1,200,000)	—	(1,200,000)

Net cash used by investing activities	(1,222,222)	—	(1,222,222)

Cash flows from financing activities:
Repayments of borrowings	(178,007)	—	(178,007)

Net cash used by financing activities	(178,007)	—	(178,007)

Net decrease in cash and cash equivalents	(3,655,821)	—	(3,655,821)
Cash and cash equivalents at beginning of period	4,014,191	—	4,014,191

Cash and cash equivalents at end of period	$358,370	$—	$358,370

Note 3—Private Placement Receivable

        The Company recorded a receivable of $12,325,500 upon the signing of a Stock Purchase Agreement related to the private placement of 4,482,000 shares of common stock on June 30, 2006. Proceeds from the private placement were received in full in July 2006.

Note 4—Value Added Tax Receivable

        Value-added tax (referred to as "IGV" in Peru) is generally imposed on goods and services at a rate of 19%. Peru currently has an early recovery system for exploration companies. Under this regime, IGV paid on the acquisition of goods and services used directly in hydrocarbon exploration activities can be recovered without having to wait until a commercial discovery takes place or production begins. The Company has applied for early recovery of IGV paid as it does not anticipate first sales of power to the Peruvian power market until 2007. The Company's value added tax receivable balance as of June 30, 2006 was $2,016,194, of which approximately $1,500,000 was subsequently received during the third quarter of 2006.

Note 5—Inventories

        Inventories consist primarily of tubular goods and spare parts for production equipment, stated at the lower of cost or market.

Note 6—Prepaid and Other Current Assets

        Below is a summary of prepaid and other current assets as of June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005
Prepaid expenses and other	$1,441,002	$270,903
Deposits	352,405	181,347
Interest receivable	21,863	54,864

Prepaid and other current assets	$1,815,270	$507,114

        Prepaid expenses and other consist primarily of insurance premiums related to the Company's operations.

Note 7—Property, Equipment and Construction in Progress

        Below is a summary of property, equipment and construction in progress as of June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005
Construction in progress:
Power plant and related equipment	$2,476,120	$2,252,413
Platforms and wells	8,088,909	1,190,707
Pipelines and processing facilities	1,297,510	512,357
Barge and related equipment	5,832,376	—
Office equipment, leasehold improvements, and vehicles	796,808	439,359
Accumulated depreciation and amortization	(125,032)	(29,796)

Net property, equipment and construction in process	$18,366,691	$4,365,040

        As of June 30, 2006, the Company incurred costs associated with exploration and production of natural gas reserves and the complementary development of gas-fired power generation for its own use in Peru. The costs relate to the initial engineering design work for the power plant, gas processing facility and pipelines, modernization and refurbishment costs of the platform tender assist drilling rig, and acquiring and refurbishing one of the Company's offshore platforms located in Block Z-1, and the purchase of a deck barge and related equipment. The Company also incurred costs for office equipment and leasehold improvements for its offices in Houston, Peru and Ecuador and for vehicles used in the Peruvian operations.

Note 8—Restricted Cash and Performance Bonds

        In connection with its properties in Peru, the Company has obtained two performance bonds totaling $1,650,000 to guarantee its obligations and commitments. As of June 30, 2006 BPZ had restricted cash deposits of $1,455,953 ($5,953 represents interest earned), which collateralizes the performance bonds. In addition to the cash collateral posted by BPZ, an individual shareholder of the Company provided a guarantee in the amount of $200,000 to the financial institution which issued such bond to secure the Company's performance. Both performance bonds were issued by Peruvian banks and their terms are governed by the corresponding license contract or technical evaluation agreement.

Note 9—Investment in Ecuador Property

        The Company has an investment in an oil and gas property in Ecuador (the "Santa Elena Property") totaling $1,851,396 and $1,945,188 as of June 30, 2006 and December 31, 2005, respectively. The Company accounts for this investment under the cost method and records its share of cash received or paid as other income or expense. Since the Company's investment represents ownership of an oil and gas property, which is a depleting asset, the Company is amortizing the cost of the investment on a straight-line basis over the remaining term of the license agreement which expires in May 2016. Accordingly, the Company recorded amortization expense of $46,896 and $93,792 for the three and six months ended June 30, 2006, respectively, compared to $21,380 and $42,760 in the comparable periods of 2005.

Note 10—Stockholders' Equity

        The Company has 25,000,000 shares of preferred stock, no par value and 250,000,000 shares of common stock, no par value, authorized for issuance.

Private Placement of Common Stock

        On June 30, 2006 the Company completed a private placement of common stock for proceeds of $12,325,500. The proceeds were received in July 2006. The Company sold 4,482,000 shares to eight institutional and accredited investors at a price of $2.75 per share. There were no warrants or dilutive securities issued to the investors in connection with the offering. The offering was placed directly by the Company and there were no placement fees. However, the Company issued warrants to purchase

150,000 shares of the Company's common stock to Morgan Keegan & Company, Inc. in consideration for their financial advisory services. In connection with the private placement, the Company is obligated to prepare and file with the SEC a Registration Statement on Form S-1 no later than 30 days after the filing of its restated Form 10-K for the years ended December 31, 2005 and 2004, including the quarterly periods contained therein, as well as its restated Form 8-K/A filed on January 17, 2006 and its Form 10-Q for the quarter ended March 31, 2006, and will use its reasonable best efforts to obtain its effectiveness no later than 150 days after closing. If the Registration Statement is not filed by the required date, the Company must pay a one-time amount equal to 3.0% of the purchase price of the shares, approximately $369,750. In addition, if the Registration Statement is not declared effective by the required dates and the Company became liable to the investors for liquidated damages in an amount equal to 2.0% of the purchase price of the shares, approximately $246,500, for each thirty day period until the Registration Statement is declared effective by the SEC. However, payments under the liquidated damage rate are subject to a cap of 10% or five 30-day periods. If the Registration Statement has not been declared effective by 150 days after closing, then the Company shall make a one-time payment to the investors equal to 5% of the purchase price of the shares, approximately $616,250. As such, total liquidated damages are subject to a cap of 18% of the purchase price of the shares, approximately $2,218,500. These liquidated damages, if applicable, are payable at the sole discretion of the Company, by cash or by the issuance of Company common stock.

        On March 10, 2006 the Company completed a private placement of 1,670,000 shares of common stock, no par value, to four institutional and accredited investors pursuant to a Stock Purchase Agreement. The common stock was priced at $3.00 per share resulting in proceeds to the Company of $5,010,000. In connection with the private placement, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 within sixty days, and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days, from March 8, 2006. The Registration Statement was not filed or declared effective by the required dates and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $50,100, for each thirty day period until the Registration Statement is declared effective by the SEC. These liquidated damages are payable, at the sole discretion of the Company, by cash or by the issuance of Company common stock. As such, 22,511 shares of common stock were issued during the three months ended June 30, 2006, to those investors for liquidated damages.

        On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement. The common stock was priced at $3.00 per share, resulting in net proceeds to the Company of $31,917,214. In connection with the private placement, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from July 19, 2005. The Registration Statement was not declared effective by the required date and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $343,980, for each thirty day period until the Registration Statement is declared effective by the SEC. Certain of the private placement investors, totaling 79% of the aggregate investment, have agreed to accept common stock in lieu of cash for a maximum period of 90 days. As such, 230,455 and 427,079 shares of common stock were issued during the three and six months ended June 30, 2006, respectively to those certain investors for liquidated damages.

Stock Subscription Receivable

        During 2004, the Company issued 236,528 shares to an individual investor for $119,175 of cash proceeds and a subscription receivable of $230,825. The investor has pledged assets to a Peruvian bank which secure one of the Company's performance bonds. The subscription receivable is due at such time as the Company obtains its own performance bond to replace the one posted by the investor or until the performance bond is no longer required.

Potentially Dilutive Securities

        In addition to the shares issued and outstanding, the Company has the following potentially dilutive securities. None of these potentially dilutive shares have been included in the calculation of earnings per share as the effect would be anti-dilutive.

	June 30, 2006	December 31, 2005
Stock options outstanding	3,933,652	2,878,652
Warrants outstanding	250,000	100,000
Shares issuable to consultant for services	—	10,000
Contingent incentive earn-out shares	260,000	485,000
Contingent Merger earn-out shares	9,000,000	9,000,000

Total potentially dilutive securities	13,443,652	12,473,652

Shares available for grant pursuant to Long-Term Incentive Compensation Plan	3,110,000	2,880,000

Stock Options Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed all Navidec stock options outstanding, which were fully vested on the date of the Merger and expire on September 10, 2007. Exercise prices on these stock options range from $1.30 to $1.93 per share. Under the terms of the Merger agreement, NFS is entitled to receive all proceeds from the exercise of these options. As of December 31, 2005, there were 653,652 Navidec stock options outstanding. During the six month period ended June 30, 2006, 275,000 Navidec stock options were exercised and 378,652 stock options remain outstanding.

        In connection with the Merger, BPZ also issued options to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share to NFS. Such options expire on July 31, 2006. Subsequent to the Merger, NFS conveyed 540,000 of such options to third parties. During 2005, 275,000 options had been exercised, resulting in net proceeds to the Company of $550,000. As of June 30, 2006 there were 1,225,000 of such options outstanding, of which 810,000 were held by NFS.

        Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to the former CEO of Navidec in connection with his service as a director and financial consultant to the Company. Of such stock options, 500,000 were fully vested on the date of the Merger. Vesting of the remaining 500,000 stock options is contingent upon the receipt of additional investment proceeds totaling $6 million, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006. These stock options, when vested, will expire 10 years from the date of grant. They were recorded at a fair value of $1.20 per share using the Black-Scholes model. The unvested options are being amortized over the 24-month vesting period at the rate of $25,000 per month unless the Company concludes that such options are no longer probable of vesting.

        All of the above stock options were recorded at fair market value on the date of the Merger. Accordingly, no disclosure of pro forma results of operations under SFAS 123(R) is required.

Warrants Outstanding

        In connection with the private placement of 11,466,000 shares of common stock, Morgan Keegan & Company, Inc. also received warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share. Such warrants expire on July 19, 2010. These warrants were valued at $325,000 using the Black-Scholes model, which amount was treated as additional non-cash stock offering costs.

        In connection with the private placement of 4,482,000 shares of common stock, Morgan Keegan & Company, Inc. also received warrants to purchase 150,000 shares of the Company's common stock at an exercise price of $3.00 per share for their financial advisory services. Such warrants expire on June 30, 2011. These warrants were valued at $248,645 using the Black-Scholes model, which amount was treated as additional non-cash stock offering costs.

Contingent Incentive Earn-Out Shares

        During 2005, the Company's Board of Directors awarded a total of 485,000 shares of incentive stock awards to three of the Company's officers. The incentive stock awards vest and the earn-out shares are issuable once the Company is entitled to receive as its proportionate share from gross production from any oil and gas wells owned or operated by the Company not less than 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007, the same target as the Merger earn-out shares (see below). The total future stock-based compensation expense associated with these contingent incentive stock awards is $2,134,000 of which $441,517 and $441,517 correspond to the six months ending June 30, 2006 and twelve months ending December 31, 2005, respectively. As the Company has not yet obtained a firm financing commitment for its gas-to-power project, the Company does not consider the achievement of this target to be probable for accounting purposes and is not currently accruing the associated stock-based compensation expense. However, one of the Company's officers resigned from the Company and its subsidiaries effective June 15, 2006, and as such 225,000 of the unvested contingent incentive stock awards, representing $990,000 were forfeited.

Merger Earn-Out Shares

        Under the terms of the Merger Agreement, the Company is committed to issue 18,000,000 shares to the former shareholders of BPZ-Texas on a contingent earn-out basis if the Company achieves certain reserve and production goals. The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares were issuable at that time. However, the contingent earn-out shares could only be issued after the shareholders approved an increase in the number of authorized common shares of the Company. The shareholders approved an increase in the number of authorized shares from 20,000,000 to 250,000,000 at its 2005 Annual Meeting held on July 1, 2005 and the 9,000,000 shares were issued at that time. The remaining 9,000,000 earn-out shares are issuable once the Company is entitled to receive as its proportionate share from gross production from any oil and gas wells owned or operated by the Company not less than 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007

        For accounting purposes, the earn-out arrangement is treated as a stock dividend because the earn-out is payable to the shareholders of the accounting acquirer, BPZ-Texas. Accordingly, except for a retroactive increase in the number of common shares outstanding for all periods presented, no accounting entry is required upon the issuance of the earn-out shares.

Long-Term Incentive Compensation Plan

        The BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (the "LTIP" or "Plan") permits the Board of Directors to award eligible employees, directors and consultants with incentive-based and non-incentive-based compensation. The maximum number of shares of stock of the Company that may be subject to incentives under the Plan, including without limitation incentive options, is 4,000,000 shares, and such shares shall be reserved at all times until issued under the Plan. Of such amount, no more than 1,600,000 shares in the aggregate shall be eligible for the issuance of performance shares, stock grants, restricted stock grants and other stock-based incentives. The LTIP will be administered and managed within the discretion of compensation committee of the Company or, in the absence of such committee, by the Board of Directors. Incentives under the LTIP may be granted to eligible employees, directors or consultants in any one or a combination of incentive options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares. As of June 30, 2006 there were 1,780,000 shares available to be granted by the Company under the LTIP.

Note 11—Commitments and Contingencies

Transfer of NFS

        On September 9, 2004 the day prior to the effective date of the Merger, Navidec assigned all of its pre-merger business operations, assets and liabilities to NFS and all issued and outstanding shares of NFS were subsequently transferred to the Navidec pre-merger shareholders of record as of September 9, 2004, for no cash consideration.

        The transfer of NFS shares was affected by NFS to the pre-merger Navidec shareholders of record as of September 9, 2004. Consistent with the terms of the Merger Agreement, the Company had no control in the actions resulting in the transfer of the NFS shares and the Company believed, based on information provided by NFS and its advisors that NFS had undertaken the necessary actions to comply with applicable registration requirements. However, because a registration of the NFS shares was not effective at the time of the transfer of the NFS shares, and has still not become effective, it might be determined that the transfer of the NFS shares was made without full compliance with registration or qualification requirements under applicable securities laws. As a result, although the Company took no actions in connection with the transfer, because the Company is a successor by merger to Navidec, Inc., if regulatory authorities determine that the Company did not comply with applicable registration requirements in connection with the transfers, fines or other sanctions could be imposed on the Company with respect to the transaction.

        While federal and state regulators might conclude that the Company was subject to responsibility for registration of the shares, the Company regards the possibility of liability arising from the distribution of the NFS shares as remote for the following reasons:

  •
  The Company took no action with respect to the transfer of NFS shares which, pursuant to the terms of the Merger Agreement, was agreed to be handled by NFS, including any necessary qualifications or registrations under applicable securities laws.

  •
  Further, the Company believed, based on information provided by NFS and its advisors, that NFS had undertaken to comply with all applicable registration requirements.

  •
  Additionally, the transfer, which was tantamount to a stock dividend to the pre-merger shareholders of Navidec, Inc., did not involve cash consideration, making a finding of any damage to shareholders unlikely.

  •
  Finally, it is the Company's understanding that NFS is taking action to register the NFS shares and is communicating with the SEC to address this issue to the SEC's satisfaction.

        Although the Company regards the possibility of liability resulting from the transfer of NFS as remote, the Company does recognize that there may be a risk of such liability, and therefore cautions current and prospective Company shareholders of such risk.

Peru Properties

        The Company has various obligations and commitments in connection with its properties in Peru. In connection with its Block Z-1 property, the Company posted a $1,300,000 performance bond in January 2005. To satisfy its current performance obligation under the second exploration phase of the

Block Z-1 license agreement, the Company must drill at least one well or acquire a specified amount of seismic data prior to July 2007. The Company intends to satisfy its obligation by drilling a well which is currently budgeted to cost approximately $6,000,000. In addition, in connection with its Block XIX property, the Company posted a $350,000 performance bond in August 2005. To satisfy its current performance obligation under the second exploration phase of the Block XIX license agreement which began in August 2005 and will last for 24 months, the Company must acquire and process a specified amount of 2-D seismic data and prepare an integrated geological, geochemical and reservoir engineering evaluation of hydrocarbon prospects.

        The Company acquired four offshore platforms in connection with its Block Z-1 property. The Company is currently in the process of refurbishing one of the offshore platforms and intends to maintain all of such platforms for use throughout the life of the Block Z-1 contract. These platforms revert back to the Government of Peru at the end of the contract, provided they are in good working condition, with no further obligation to the company to dismantle or remove them. The Company and its legal advisors have reviewed Peruvian law and existing regulations from the Peruvian Ministry of Energy and Mines in conjunction with the requirements of FAS 143 "Accounting for Asset Retirement Obligations" ("ARO") as it applies to tangible long lived assets and their future retirement and dismantlement. The Company has concluded that there is no legal obligation to dismantle the platforms, as defined in FAS 143, and therefore recognition of an ARO is not required. Accordingly, no such provision is reflected in the accompanying consolidated financial statements. If, however, current laws or regulations were changed or the platforms were no longer in good working order, the Company could be obligated to dismantle and remove them. The current estimated cost to dismantle an offshore platform is estimated to be approximately $2 million, depending upon the condition of the platform and the depth of the water.

        In December 2005, the Company signed a drilling contract with Petrex S.A., a subsidiary of Saipem SpA of Italy. Under the contract, Petrex S.A. will provide a platform rig capable of drilling to 16,000 feet and upgrade the rig to meet the Company's specifications. The Company intends to utilize the rig for the initial development of the Corvina gas field and may also utilize it for the expected development of the Albacora oil field, and potential appraisal wells in the Piedra Redonda gas field. The Company has agreed to pay a $5.5 million fee to mobilize and upgrade the rig. In exchange, the Company will receive a competitive fixed day rate and exclusive rights to use the rig, at its option, during the two-year period commencing with delivery of the rig.

        In December 2005, the Company notified Perupetro that it had decided to exercise its exclusive option to convert its Technical Evaluation Agreement on Area VI, into a license contract. The new area will be renamed as Block XXII consisting of approximately 948,000 acres and will encompass a significant portion of the Lancones basin. In connection with this block the Company will have to post a performance bond to guarantee its various obligations and commitments. However, negotiations on the terms of the license contract are still underway, the Company does not have sufficient information to determine the timing, nor estimate the value of the performance bond to be posted in connection with this property.

        In July 2006 Perupetro informed the Company that its proposal for Block XXIII, which consists of approximately 248,000 acres and is located onshore in northwest Peru between the Company's Blocks Z-1 and XIX, was the winning bid in their recent tender process. The Company is in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract. The Company's proposal covers only the exploration period and commits the Company to drill a certain number of wells, acquire certain amount of either 2-D or 3-D seismic data and prepare an integrated geological, geochemical and reservoir engineering evaluation of the hydrocarbon prospects in the block. In connection with this block, after the license contract has been signed, the Company will have to post a performance bond to guarantee its various obligations and commitments. However, the Company does not have sufficient information to determine the timing, nor estimate the value of the performance bond to be posted in connection with this property.

Financing Activities

        On May 27, 2005, BPZ signed a Mandate Letter with the International Finance Corporation ("IFC"), a member of the World Bank Group based in Washington, D.C., to facilitate the financing of the Company's initial capital expenditure program in Block Z-1 in northwest Peru. On November 1, 2005, an amendment was signed extending the original term of the Mandate Letter from December 31, 2005 to August 31, 2006. On August 29, 2006, an amendment was signed extending the original term of the Mandate Letter from August 31, 2006 to November 30, 2006. The Mandate Letter specifies that IFC will appraise BPZ's project in Peru to determine the feasibility and structure of a potential financing transaction. Any IFC investment will depend on the project and the Company meeting IFC's financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. As part of the Mandate, BPZ agreed to pay total fees of $285,000 during the appraisal period and customary expenses. As of June 30, 2006, $85,000 of fees and approximately $62,682 of reimbursable out-of-pocket expenses had been incurred.

        In connection with the July 2005 private placement of 11,466,000 common shares, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from July 19, 2005. The Registration Statement was not declared effective by the required date and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $343,980, for each thirty day period until the Registration Statement is declared effective by the SEC. Certain of the private placement investors, totaling 79% of the aggregate investment, have agreed to accept common stock in lieu of cash for a maximum period of 90 days. The 90-day period ended on February 14, 2006 and the Company began paying the full amount of liquidating damages in cash. A new agreement was made on April, 17 2006 with certain private placement investors, totaling 76% of the aggregate investment to accept common stock in lieu of cash until the Registration Statement on Form S-1 is declared effective by the SEC. As of June 30, 2006, the Company's Registration Statement on Form S-1 had not been declared effective by the SEC and Company continues to be liable to the investors for the aforementioned liquidated damages.

        In connection with the March 10, 2006 private placement of 1,670,000 common shares, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days, from March 8, 2006. The Registration Statement was not declared effective by the required date and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $50,100, for each thirty day period until the Registration Statement is declared effective by the SEC. Such liquidated damages are payable in common stock or cash at the Company's discretion. As of the date of this filing, the Company's Registration Statement on Form S-1 had not been declared effective by the SEC and Company continues to be liable to the investors for the aforementioned liquidated damages.

        The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Note 12—Legal Proceedings

SEC Inquiry of Navidec

        Navidec, Inc. was advised in a letter dated February 24, 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, the Company believes that the SEC's investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc. This restatement was reported in Navidec, Inc.'s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        In December 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation. BPZ is cooperating fully with the SEC in this matter. As of December 31, 2005, a total of approximately $50,000, primarily in legal fees, had been incurred in connection with the SEC investigation. Pursuant to the Merger Agreement, the Company has been indemnified by NFS for the costs of the SEC investigation and NFS has borne the costs incurred to date. BPZ is not aware of the future actions, if any, which the SEC intends to pursue in this matter, but no assurance can be given that the investigation will be resolved without negative consequences to the Company.

Transfer of Ownership in NFS

        On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc., followed by the transfer of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. See Note 2 to the Consolidated Financial Statements, included in this filing, for detailed discussion regarding the Merger.

        The Merger Agreement provided that the transfer of all of the pre-merger business operations, assets and liabilities of NFS was effective as of September 9, 2004. Accordingly, the Company originally believed that it had no continuing ownership of NFS and, therefore, did not account for the post-merger operations of NFS in the presentation of its financial statements. After receipt of comments from the SEC in connection with its review of the Company's registration statement on Form SB-2 originally filed on July 27, 2005 and further review of this issue, the Company concluded it was the record, but not beneficial, owner of NFS shares, and that any ownership interest was at most temporary. The Company therefore decided to restate its financial statements to more accurately reflect the impact of its temporary ownership of NFS on the equity method. However, the SEC continued to comment on the accounting presentation of the Company's ownership of NFS.

        In part because of difficulty obtaining necessary information from NFS to clarify the ownership issue, the Company commenced an action against NFS (the "Action") on or about February 13, 2006, in District Court, Arapahoe County, Colorado, seeking dissolution of NFS, the appointment of a receiver, and access to NFS corporate records. The Company commenced the Action uncertain whether or when the required spin-off of NFS shares pursuant to the terms and conditions of the Merger had occurred under Colorado corporate law. The Company asserted in the Action that it believed it was a record shareholder of NFS as of the date of the request and had standing for the relief sought. NFS denied that the Company had standing to act as a shareholder and asserted that the Company had not been a shareholder of NFS since September 9, 2004.

Note 13—Subsequent Events

        In July 2006, Perupetro officially informed the Company that its proposal for the 248,000 acre Block XXIII, located onshore in northwest Peru between the Company's Blocks Z-1 and XIX, was the winning bid in their recent tender process. The Company is in the process of presenting all necessary documentation to become the qualified operator of this new block and will then begin negotiation of the exploration and production license contract.

        In early August 2006 the Company incurred a delay of approximately three weeks as a result of a navigation incident which caused the BPZ-01 barge to be grounded on a sand bank in Talara Bay in northwest Peru during the second mobilization trip to the Corvina platform. There were no injuries to any of the Company's staff, nor to any of the tug boat operator's crew members. The BPZ-01 is a U.S. flagged vessel and as such was inspected after the incident by the U.S. Coast Guard, to their satisfaction. The barge resumed normal operations immediately thereafter. Based upon information currently available, the Company estimates that total expenses related to this incident to be approximately $1.1 million. The Company believes that the majority of the costs associated with this incident will be reimbursed through the Company's insurance or through third parties. No assurances can be given that any such recoveries will be sufficient to cover all costs associated with this incident or to the timing of any such recoveries. This incident is not expected to have a material impact on the Company's operations or business plan.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

        We have audited the consolidated balance sheets of BPZ Energy, Inc. and Subsidiaries (An Exploratory Stage Company), as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years ended December 31, 2005, 2004, and 2003 and for the period from August 20, 2001 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BPZ Energy, Inc. and Subsidiaries (An Exploratory Stage Company) as of December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2005, 2004, and 2003 and for the period from August 20, 2001 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1 under the caption "September 2006 Restatement", the Company has restated its previously issued consolidated financial statements for the periods from date of inception (August 20, 2001) through December 31, 2005, to reflect the correction of certain errors related to (1) the accounting description and valuation of certain stock options assumed by the Company in connection with the merger of Navidec, Inc.; (2) the accounting for post-merger operations of Navidec Financial Services, Inc.; and (3) the accounting for expenses incurred on the Company's behalf by its former parent, BPZ & Associates, Inc. prior to the merger with Navidec, Inc.

/s/ Johnson Miller & Co., CPA's PC

Johnson Miller & Co., CPA's PC
Midland, Texas
March 30, 2006	(September 14, 2006 as to the information entitled "September 2006 Restatement" in Note 1)

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Balance Sheets

(Restated)

	December 31,
	2005	2004
ASSETS:
Current assets:
Cash and cash equivalents	$29,455,130	$4,014,191
Restricted cash	—	100,000
Other	869,669	72,159

Total current assets	30,324,799	4,186,350

Property, equipment and construction in progress, net	4,365,040	5,505
Restricted cash	1,455,953	—
Investment in Ecuador property, net	1,945,188	969.240

Total assets	$38,090,980	$5,161,095

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$747,347	$311,612
Accrued liabilities	470,632	54,342
Other liabilities	70,516	—
Note payable	—	208,986

Total current liabilities	1,288,495	574,940

Long-term debt	70,908	—
Commitments and contingencies (Note 11)
Stockholders' equity:
Preferred stock, no par value, 25,000,000 authorized; none issued and outstanding	—	—
Common stock, no par value, 250,000,000 authorized; 40,349,979 and 16,581,385 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	56,873,641	12,967,238
Additional paid in capital—warrants and stock options	6,393,411	7,755,231
Deferred stock-based compensation	(3,992,172)	—
Stock subscription receivable	(230,825)	(230,825)
Deficit accumulated during the development stage	(22,312,478)	(15,905,489)

Total stockholders' equity	36,731,577	4,586,155

Total liabilities and stockholders' equity	$38,090,980	$5,161,095

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Operations

Years ended December 31, 2005, 2004 and 2003 and
For the Period from August 20, 2001 (Inception) to December 31, 2005

(Restated)

	Cumulative Amounts from August 20, 2001 (Inception) to December 31, 2005
		December 31,
		2005	2004	2003
Revenue	$—	$—	$—	$—

Operating and administrative expenses:
General and administrative	7,177,777	4,422,747	1,856,111	537,125
Stock-based compensation	8,441,560	1,382,479	7,059,081	—
Geological, geophysical and engineering	1,359,096	998,131	360,965	—
Depreciation expense	29,795	29,638	157	—

Total operating expenses	17,008,228	6,832,995	9,276,314	537,125

Operating loss	(17,008,228)	(6,832,995)	(9,276,314)	(537,125)

Other income (expense):
Income from investment in Ecuador property, net of amortization	616,587	468,726	147,861	—
Interest expense	(78,108)	(11,149)	(66,959)	—
Amortization of deferred financing costs	(428,000)	(67,561)	(360,439)	—
Registration delay expense	(515,967)	(515,967)	—	—
Interest income	509,808	509,808	—	—
Merger costs	(5,470,455)	—	(5,470,455)	—
Miscellaneous income	61,885	42,149	13,129	1,445

Total other income (expense)	(5,304,250)	426,006	(5,736,863)	1,445

Loss before income taxes	(22,312,478)	(6,406,989)	(15,013,177)	(535,680)
Income taxes	—	—	—	—

Net loss	$(22,312,478)	$(6,406,989)	$(15,013,177)	(535,680)

Basic and diluted net loss per share		$(0.20)	$(0.99)	$(0.13)

Weighted average common shares outstanding		31,899,291	15,169,823	4,103,454

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Stockholders' Equity (Deficit)

Years Ended December 31, 2005, 2004 and 2003

(Restated)

						Deficit Accumulated During the Development Stage
	Common Stock Issued
			Additional Paid-in Capital	Deferred Stock-based Compensation	Stock Subscription Receivable
	Shares	Amount					Total
Balance, December 31, 2002	4,103,454	$1,000	$—	$—	$—	$(355,632)	$(355,632)
Net loss	—	—	—	—	—	(535,680)	(535,680)

Balance, December 31, 2003	4,103,454	$1,000	$—	$—	$—	$(892,312)	$(891,312)
Common stock issued for services	2,857,642	3,714,935	—	—	—	—	3,714,935
Stock-based compensation	—	—	700,000	—	—	—	700,000
Common stock issued in acquisition	3,860,517	979,981	—	—	—	—	979,981
Warrant and stock options issued or assumed in acquisition	—	—	7,134,620	—	—	—	7,134,620
Conversion of long-term debt to common stock	1,802,376	685,000	—	—	—	—	685,000
Common stock issued for cash and future consideration	236,528	350,000	—	—	(230,825)	—	119,175
Exercise of stock options assumed in acquisition	220,868	708,986	(708,986)	—	—	—	—
Common stock sold for cash, net of offering costs	3,000,000	5,506,807	—	—	—	—	5,506,807
Conversion of note payable to common stock	500,000	1,020,529	—	—	—	—	1,020,529
Forgiveness of debt by parent	—	—	629,597	—	—	—	629,597
Net loss	—	—	—	—	—	(15,013,177)	(15,013,177)

Balance, December 31, 2004	16,581,385	12,967,238	7,755,231	—	(230,825)	(15,905,489)	4,586,155
Stock-based compensation	35,000	146,650	300,000	—	—	—	446,650
Exercise of stock options assumed in acquisition	401,389	1,288,459	(1,288,459)	—	—	—	—
Exercise of warrants	1,403,500	4,566,621	(698,361)	—	—	—	3,868,260
Restricted stock awards	1,120,000	4,928,000	—	(3,992,172)	—	—	935,828
Common stock issued to acquire property interest	250,000	1,112,500	—	—	—	—	1,112,500
Common stock sold for cash, net of offering costs	11,466,000	31,917,213	—	—	—	—	31,917,213
Warrants issued in connection with sale of common stock	—	(325,000)	325,000	—	—	—	—
Common stock issued pursuant to merger earn-out agreement	9,000,000	—	—	—	—	—	—
Common stock issued for registration delay expenses	92,705	271,960	—	—	—	—	271,960
Net loss	—	—	—	—	—	(6,406,989)	(6,406,989)

Balances at December 31, 2005	40,349,979	$56,873,641	$6,393,411	$(3,992,172)	$(230,825)	$(22,312,478)	$36,731,577

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

Consolidated Statements of Cash Flows

Years ended December 31, 2005, 2004 and 2003 and
For the Period from August 20, 2001 (Inception) to December 31, 2005

(Restated)

	Cumulative Amounts from Inception to December 31, 2005
		December 31,
		2005	2004	2003
Cash flows from operating activities:
Net loss	$(22,312,478)	$(6,406,989)	$(15,013,177)	$(535,680)
Adjustments to reconcile net loss to net cash used by operating activities:
Equity securities issued for services	8,441,560	1,382,479	7,059,081	—
Stock issued for merger	979,981	—	979,981	—
Options assumed from merger	4,490,474	—	4,490,474	—
Stock issued for registration delay expenses	271,960	271,960	—	—
Depreciation expense	29,795	29,638	157	—
Amortization of investment in Ecuador property	179,312	136,552	42,760	—
Amortization of deferred financing fees	428,000	67,561	360,439	—
Expenses paid by affiliate	629,596	—	266,074	(8,212)
Changes in operating assets and liabilities:
Increase in other assets	(869,669)	(865,070)	(418)	—
Increase in accounts payable	747,347	435,735	301,137	4,616
Increase in accrued liabilities	470,632	416,290	39,692	10,470
Increase in other liabilities	70,516	70,516	—	—

Net cash used by operating activities	(6,442,974)	(4,461,328)	(1,473,800)	(528,806)

Cash flows from investing activities:
Property and equipment additions	(4,394,835)	(4,389,177)	(5,662)	—
Restricted cash	(1,455,953)	(1,355,953)	140,000	(240,000)
Investment in Ecuador property	(1,440,000)	—	(1,440,000)	—

Net cash used by investing activities	(7,290,788)	(5,745,130)	(1,305,662)	(240,000)

Cash flows from financing activities:
Borrowings	2,226,826	96,828	1,375,000	755,000
Repayments of borrowings	(450,389)	(234,904)	(215,485)	—
Proceeds from exercise of warrants, net	3,868,260	3,868,260	—	—
Proceeds from sale of common stock, net	37,544,195	31,917,213	5,625,982	—

Net cash provided by financing activities	43,188,892	35,647,397	6,785,497	755,000

Net increase (decrease) in cash and cash equivalents	29,455,130	25,440,939	4,006,035	(13,806)
Cash and cash equivalents at beginning of period	—	4,014,191	8,156	21,962

Cash and cash equivalents at end of period	$29,455,130	$29,455,130	$4,014,191	$8,156

Supplemental cash flow information:
Cash paid for:
Interest	$77,704	$13,761	$63,943	—
Non-cash items:
Common stock issued for property interest	$1,112,500	$1,112,500	$—	—
Warrants issued to private placement agent	325,000	325,000	—	—
Imputed financing costs	428,000	—	428,000	—
Issuance of common stock for subscription receivable	230,825	—	230,825	—
Conversion of long-term debt to common stock	685,000	—	685,000	—
Conversion of notes payable to common stock	1,020,529	—	1,020,529	—

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries
(An Exploratory Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

Note 1—Basis of Presentation and Significant Accounting Policies

September 2006 Restatement

        BPZ Energy, Inc. ("BPZ" or the "Company") is filing this amendment to its Annual Report on Form 10-KSB for the year ended December 31, 2005 ("Amendment No. 2"), to amend and restate the consolidated financial statements and other financial information from inception on August 20, 2001 to December 31, 2005 and for each of the quarters in years 2005 and 2004 with respect to the accounting and disclosure for the following:

  •
  as to the merger with Navidec, Inc. ("Navidec"), the description of the accounting and the valuation of certain Navidec options assumed by the Company;

  •
  the accounting for the post-merger operations of Navidec Financial Services, Inc. ("NFS"); and

  •
  the accounting for expenses incurred on the Company's behalf by its former parent, BPZ & Associates, Inc. ("Associates") prior to the merger with Navidec.

        The table below reflects the total annual impact on net loss as a result of the restatements from the amounts reported in the Company's 2005 Annual Report on Form 10-KSB filed on March 31, 2005.

Twelve Months Ended December 31,	2005 Form 10-KSB	Accounting for NFS	Allocation of Expenses From Associates	Reclassification & Other (Options, etc.)	2005 Form 10-KSB/A
2003	$(94,622)	$—	$(441,058)	$—	$(535,680)
2004	$(10,652,671)	$(8,087,752)	$(103,184)	$3,830,430	$(15,013,177)
2005	$(8,563,848)	$2,156,859	$—	$—	$(6,406,989)

The Navidec Merger

        The Company's description of the transaction has been amended to clarify that the merger is considered, from an accounting perspective to be in substance, a capital transaction rather than a business combination. On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement (the "Merger Agreement") providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange (the "Merger"). The Merger was consummated on September 10, 2004. The Company changed its name from Navidec, Inc. to BPZ Energy, Inc. on February 4, 2005. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec; however, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. It is equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization. The accounting treatment is identical to that resulting from a reverse merger of BPZ-Texas with Navidec under SFAS 141, except that no goodwill or other intangible asset has been recorded.

        The Company's historical financial statements prior to the acquisition become those of the BPZ-Texas (accounting acquirer), with historical stockholders' equity of BPZ-Texas prior to the merger being retroactively restated (a recapitalization) for the equivalent number of shares received in the merger by BPZ-Texas after giving effect to any difference in par value of the Navidec's and BPZ-Texas' stock with an offset to paid-in capital (no difference, as both parties had no par common stock). Accordingly, all financial statements included herein or incorporated by reference reflect the acquisition by BPZ-Texas of the net assets of Navidec and the recapitalization of BPZ-Texas' common stock based on the exchange ratio provided in the Merger Agreement.

Navidec Options

        The Company is restating its consolidated financial statements to reflect a change in the valuation of the options assumed by the Company in the Merger with Navidec to purchase 1,332,076 shares of Navidec common stock. All shares underlying such options are issuable as common stock of the Company. The proceeds from the exercise of the assumed options must be remitted to NFS pursuant to the Merger Agreement. As such, the Company believes that $0.00 should be the exercise price input in the Black-Scholes Model used to value these instruments. In its prior restatement on Form 8-K/A filed January 17, 2006, the Company used the stated exercise price (weighted average) per the respective option agreements. The fair value of these options was determined to be $3.21 (compared to $1.48 in the Company's prior restatement) based on the exercise price noted and the market price of the underlying common stock on the date of grant, among other Black-Scholes inputs.

Operations of NFS

        The Company is also restating its consolidated financial statements to exclude the operations of NFS for all periods presented. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. The Company previously concluded in its 2004 Form 10-KSB/A filed on January 17, 2006 that it was the record owner of NFS shares, but that any ownership was at most temporary, and restated its consolidated financial statements to account for NFS on the equity method until such time as the final distribution of NFS shares to the pre-merger shareholders has been completed in all respects. However, the Company has since learned through discovery performed with respect to an action the Company filed against NFS in District Court, Arapahoe County, Colorado (the "Court") that share certificates of NFS were issued in the names of the shareholders of the pre-merger Navidec and were in the transfer agent's possession on September 9, 2004 and no NFS certificates were ever issued to the Company. In addition, a Findings of Fact and Conclusions of Law (the "Order") issued by the Court stated that the Company was not a shareholder of NFS at any time after September 9, 2004. Based on these findings, the Company concluded that it should not account for the post-Merger operations of NFS in the Company's consolidated financial statements.

Allocation of Costs Incurred by Associates

        The Company is also restating its consolidated financial statements as a result of a change in the methodology used to allocate costs from Associates, its former parent. The Company has identified costs that were incurred by Associates in support of BPZ-Texas' activities from BPZ-Texas' inception in

August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas' financial statements. Additionally, all of Associates' costs on BPZ-Texas' projects in excess of third party reimbursements have been allocated to BPZ-Texas in an effort to reflect all the costs of doing business. The Company believes its allocation methodology is reasonable.

Effect of Restatements

        The following table reconciles selected annual and quarterly financial data as reported in various filings:

	2004 Form 10-KSB Filed April 15, 2005	January 2006 Restatement Adjustments	2005 Form 10-KSB Filed March 31, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassification & Other (Options, etc.)	2005 Form 10-KSB/A Filed October 16, 2006
Selected Balance Sheet Data
December 31, 2005
Current Assets	$—	$—	$30,324,799	$—	$—	$—	$30,324,799
Total Assets	—	—	38,090,980	—	—	—	38,090,980
Current Liabilities	—	—	1,288,495	—	—	—	1,288,495
Total Liabilities	—	—	1,359,403	—	—	—	1,359,403
Stockholders' Equity	—	—	36,731,577	—	—	—	36,731,577
December 31, 2004
Current Assets	4,186,350	—	4,186,350	—	—	—	4,186,350
Total Assets	4,833,855	1,457,751	6,291,606	(1,130,511)	—	—	5,161,095
Current Liabilities	574,940	—	574,940	—	—	—	574,940
Total Liabilities	574,940	—	574,940	—	—	—	574,940
Stockholders' Equity	4,258,915	1,457,751	5,716,666	(1,130,511)	—	—	4,586,155
Results of Operations
Year Ended December 31, 2005
Net Income (Loss)	$—	$—	$(8,563,848)	$2,156,859	$—	$—	$(6,406,989)
Net Income (Loss) Applicable to Common Stockholders	—	—	(8,563,848)	2,156,859	—	—	(6,406,989)
Earnings (Loss) Per Diluted Share	—	—	(0.24)	0.04	—	—	(0.20)
Year Ended December 31, 2004
Net Income (Loss)	(18,040,272)	7,387,601	(10,652,671)	(8,087,752)	(103,184)	3,830,430	(15,013,177)
Net Income (Loss) Applicable to Common Stockholders	(18,040,272)	7,387,601	(10,652,671)	(8,087,752)	(103,184)	3,830,430	(15,013,177)
Earnings (Loss) Per Diluted Share	(2.08)	0.86	(1.24)	(0.53)	(0.01)	0.25	(0.99)

	2004 Form 10-KSB Filed April 15, 2005	January 2006 Restatement Adjustments	2005 Form 10-KSB Filed March 31, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassification & Other (Options, etc.)	2005 Form 10-KSB/A Filed October 16, 2006
Year Ended December 31, 2003
Net Income (Loss)	$(94,622)	$—	$—	$—	$(441,058)	$—	$(535,680)
Net Income (Loss) Applicable to Common Stockholders	(94,622)	—	—	—	(441,058)	—	(535,680)
Earnings (Loss) Per Diluted Share	(0.02)	—	—	—	(0.11)	—	(0.13)
Selected Cash Flow Data
Year Ended December 31, 2005
Operating Cash Flow	$—	$—	$(4,479,826)	$—	$—	$18,498	$(4,461,328)
Investing Cash Flow	—	—	(5,745,130)	—	—	—	(5,745,130)
Financing Cash Flow	—	—	35,665,895	—	—	(18,498)	35,647,397
Year Ended December 31, 2004
Operating Cash Flow	(1,054,298)	(582,392)	(1,636,690)	—	—	162,890	(1,473,800)
Investing Cash Flow	(935,662)	(370,000)	(1,305,662)	—	—	—	(1,305,662)
Financing Cash Flow	5,995,995	952,392	6,948,387	—	—	(162,890)	6,785,497
Year Ended December 31, 2003
Operating Cash Flow	(79,536)	—		—	—	(449,270)	(528,806)
Investing Cash Flow	(240,000)	—		—	—	—	(240,000)
Financing Cash Flow	305,730	—		—	—	449,270	755,000
	Original Filing of Respective Forms 10-QSB	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
Selected Balance Sheet Data
September 30, 2005
Current Assets	$—	$—	$31,214,799	$—	$—	$—	$31,214,799
Total Assets	—	—	37,978,075	(423,142)	—	—	37,554,933
Current Liabilities	—	—	404,643	—	—	—	404,643
Total Liabilities	—	—	404,643	—	—	—	404,643
Stockholders' Equity	—	—	37,573,432	(423,142)	—	—	37,150,290
June 30, 2005
Current Assets	434,652	—	434,652	—	—	—	434,652
Total Assets	3,486,426	1,389,534	4,875,960	(1,076,896)	—	—	3,799,064
Current Liabilities	1,523,926	—	1,523,926	—	—	—	1,523,926
Total Liabilities	1,523,926	—	1,523,926	—	—	—	1,523,926
Stockholders' Equity	1,962,500	1,389,534	3,352,034	(1,076,896)	—	—	2,275,138
March 31, 2005
Current Assets	1,825,541	—	1,825,541	—	—	—	1,825,541
Total Assets	3,766,538	1,563,771	5,330,309	(1,243,832)	—	—	4,086,477
Current Liabilities	538,171	—	538,171	—	—	—	538,171
Total Liabilities	538,171	—	538,171	—	—	—	538,171
Stockholders' Equity	3,228,367	1,563,771	4,792,138	(1,243,832)	—	—	3,548,306

	Original Filing of Respective Forms 10-QSB	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006		Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
September 30, 2004
Current Assets	$4,883,004	$100,000	$		$—	$—	$—	$4,983,004
Total Assets	5,787,677	1,342,990			(1,125,194)	—	—	6,005,472
Current Liabilities	511,842	—			—	—	—	511,842
Total Liabilities	511,842	—			—	—	—	511,842
Stockholders' Equity	5,275,835	1,342,990			(1,125,194)	—	—	5,493,630
June 30, 2004
Current Assets	250,976	—		250,976	—	—	—	250,976
Total Assets	1,378,309	162,890		1,541,199	—	(162,890)	—	1,378,309
Current Liabilities	1,471,950	—		1,471,950	—	—	—	1,471,950
Total Liabilities	2,455,001	—		2,455,001	—	—	—	2,455,001
Stockholders' Equity	(1,076,692)	162,890		(913,802)	—	(162,890)	—	(1,076,692)
March 31, 2004
Current Assets								11,178
Total Assets								251,178
Current Liabilities								30,250
Total Liabilities								935,250
Stockholders' Equity								(684,072)
	Original Filing of Respective Forms 10-QSB or 8-K	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
Results of Operations
3ME September 30, 2005
Net Income (Loss)	$—	$—	$(1,856,000)	$713,409	$—	$—	$(1,142,592)
Net Income (Loss) Applicable to Common Stockholders	—	—	(1,856,000)	713,409	—	—	(1,142,592)
Earnings (Loss) Per Diluted Share	—	—	(0.05)	0.02	—	—	(0.03)
9ME September 30, 2005
Net Income (Loss)	—	—	(5,337,325)	1,733,716	—	—	(3,603,609)
Net Income (Loss) Applicable to Common Stockholders	—	—	(5,337,325)	1,733,716	—	—	(3,603,609)
Earnings (Loss) Per Diluted Share	—	—	(0.23)	0.06	—	—	(0.12)
3ME June 30, 2005
Net Income (Loss)	(1,265,867)	(529,105)	(1,794,972)	446,803	—	—	(1,348,168)
Net Income (Loss) Applicable to Common Stockholders	(1,265,867)	(529,105)	(1,794,972)	446,803	—	—	(1,348,168)
Earnings (Loss) Per Diluted Share	(0.07)	(0.03)	(0.11)	0.02	—	—	(0.05)

	Original Filing of Respective Forms 10-QSB or 8-K	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
6ME June 30, 2005
Net Income (Loss)	$(2,296,415)	$(1,184,910)	$(3,481,325)	$1,020,308	$—	$—	$(2,461,017)
Net Income (Loss) Applicable to Common Stockholders	(2,296,415)	(1,184,910)	(3,481,325)	1,020,308	—	—	(2,461,017)
Earnings (Loss) Per Diluted Share	(0.14)	(0.07)	(0.21)	0.04	—	—	(0.10)
3ME March 31, 2005
Net Income (Loss)	(1,030,548)	(655,805)	(1,686,353)	573,504	—	—	(1,112,849)
Net Income (Loss) Applicable to Common Stockholders	(1,030,548)	(655,805)	(1,686,353)	573,504	—	—	(1,112,849)
Earnings (Loss) Per Diluted Share	(0.06)	(0.04)	(0.10)	0.02	—	—	(0.04)
3ME September 30, 2004
Net Income (Loss)	(16,809,938)	7,930,924	(8,879,014)	(8,330,032)	15,115	3,830,430	(13,363,501)
Net Income (Loss) Applicable to Common Stockholders	(16,809,938)	7,930,924	(8,879,014)	(8,330,032)	15,115	3,830,430	(13,363,501)
Earnings (Loss) Per Diluted Share	(1.75)	0.83	(0.90)	(1.07)	0.00	0.49	(1.72)
9ME September 30, 2004
Net Income (Loss)	(17,064,240)	7,636,324	(9,427,916)	(8,330,032)	(103,184)	3,830,430	(14,030,702)
Net Income (Loss) Applicable to Common Stockholders	(17,064,240)	7,636,324	(9,427,916)	(8,330,032)	(103,184)	3,830,430	(14,030,702)
Earnings (Loss) Per Diluted Share	(2.81)	1.28	(1.56)	(1.99)	(0.02)	0.91	(3.35)
3ME June 30, 2004
Net Income (Loss)	(135,819)	(198,850)	(334,669)	—	(78,675)	—	(413,344)
Net Income (Loss) Applicable to Common Stockholders	(135,819)	(198,850)	(334,669)	—	(78,675)	—	(413,344)
Earnings (Loss) Per Diluted Share	(0.03)	(0.05)	(0.08)	—	(0.02)	—	(0.10)
6ME June 30, 2004
Net Income (Loss)	(254,302)	(294,600)	(548,902)	—	(118,299)	—	(667,201)
Net Income (Loss) Applicable to Common Stockholders	(254,302)	(294,600)	(548,902)	—	(118,299)	—	(667,201)
Earnings (Loss) Per Diluted Share	(0.06)	(0.07)	(0.13)	—	(0.03)	—	(0.16)
3ME March 31, 2004
Net Income (Loss)	(118,483)	(95,750)	(214,233)	—	(39,624)	—	(253,857)
Net Income (Loss) Applicable to Common Stockholders	(118,483)	(95,750)	(214,233)	—	(39,624)	—	(253,857)
Earnings (Loss) Per Diluted Share	(0.03)	(0.02)	(0.05)	—	(0.01)	—	(0.06)

	Original Filing of Respective Forms 10-QSB or 8-K	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
Selected Cash Flow Data
9ME September 30, 2005
Operating Cash Flow	$—	$—	$(3,166,948)	$—	$—	$—	$(3,166,948)
Investing Cash Flow	—	—	(4,247,838)	—	—	—	(4,247,838)
Financing Cash Flow	—	—	(34,106,507)	—	—	—	(34,106,507)
6ME June 30, 2005
Operating Cash Flow	(2,255,592)	—	(2,255,592)	—	—	—	(2,255,592)
Investing Cash Flow	(1,222,222)	—	(1,222,222)	—	—	—	(1,222,222)
Financing Cash Flow	(178,007)	—	(178,007)	—	—	—	(178,007)
3ME March 31, 2005
Operating Cash Flow	(947,324)	—	(947,324)	—	—	—	(947,324)
Investing Cash Flow	(1,208,222)	—	(1,208,222)	—	—	—	(1,208,222)
Financing Cash Flow	(87,344)	—	(87,344)	—	—	—	(87,344)
9ME September 30, 2004
Operating Cash Flow	(779,105)	(171,406)	(950,511)	—	—	162,890	(787,621)
Investing Cash Flow	(673,848)	(866,152)	(1,540,000)	—	—	—	(1,540,000)
Financing Cash Flow	4,460,338	1,037,559	5,497,897	—	—	(162,890)	5,335,007
6ME June 30, 2004
Operating Cash Flow	(224,421)	(395,109)	(619,530)	—	—	(8,751)	(628,281)
Investing Cash Flow	(642,000)	(428,000)	(1,070,000)	—	—	—	(1,070,000)
Financing Cash Flow	866,065	823,109	1,689,174	—	—	8,751	1,697,925

	Original Filing of Respective Forms 10-QSB or 8-K	January 2006 Restatement Adjustments	Forms 10-QSB/A Filed January 17, 2006	Accounting for NFS	Allocation of Expenses From Associates	Reclassifications & Other (Options, etc.)	Form 10-KSB/A Filed October 16, 2006
3ME March 31, 2004
Operating Cash Flow	$(113,358)	$(37,800)	$(151,158)	$—	$—	$(57,950)	$(209,108)
Investing Cash Flow	—		—	—	—	—	—
Financing Cash Flow	112,200	37,800	150,000	—	—	57,950	207,950

Organization and Basis of Presentation

        BPZ Energy, Inc., a Colorado corporation, formerly named Navidec, Inc., was incorporated in 1993 and is based in Houston, Texas. BPZ is an exploratory stage company with properties in northwest Peru and southwest Ecuador and is focused on the exploration and production of oil and natural gas and intends to utilize part of its future natural gas production for the complementary development of gas-fired power generation.

        On September 10, 2004, BPZ Energy, Inc., a Texas corporation ("BPZ-Texas"), consummated a reverse merger with Navidec, Inc. whereby BPZ-Texas became a wholly owned subsidiary of Navidec. However, in the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company. The Merger was treated, for accounting purposes, as a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by BPZ-Texas for the net assets of Navidec, accompanied by a recapitalization. This accounting treatment is identical to that resulting from a reverse merger under SFAS 141, except that no goodwill or other intangible asset has been recorded. All financial statements presented herein represent the historical financial statements of the accounting acquirer, BPZ-Texas. Although the Company's name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

        The Merger required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, NFS, and the transfer of ownership of NFS to the shareholders of record of Navidec as of September 9, 2004, the day prior to the consummation of the Merger. Upon consummation of the Merger, the Company became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders. All legal requirements for the transfer of ownership of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission ("SEC"). The Company has no control over the registration process of NFS and cannot predict when, or if, the management of NFS will be able to complete the registration of NFS common shares. NFS' results are excluded from the Company's financial statements for all periods presented.

        The Company maintains a registered branch office in Peru. Currently, BPZ has exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.7 million acres in northwest Peru. BPZ's license contracts cover 100% ownership of both Block Z-1, which was signed in November 2001 and Block XIX, which was signed in December 2003. The license contracts provide for an initial exploration period of seven to ten years and require BPZ to conduct specified activities on the properties during this period. The total contract term can extend up to 30 years for oil exploration and production and 40 years for gas exploration and production. In December 2003, BPZ entered into a Technical Evaluation Agreement for Area VI. This agreement gave the Company the right to conduct a technical evaluation of the area over a 24-month period and the exclusive right to enter into a license contract if the evaluation indicated the potential for successful operations. In December 2005, BPZ initiated negotiations to obtain a license contract for Area VI.

        The Company also owns a 10% non-operated working interest in a producing oil and gas property located in southwest Ecuador (the "Santa Elena Property"). The license agreement covering the property extends through May 2016.

        BPZ is in the exploratory stage and to date its activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. The Company has not drilled any wells or recognized any revenues from operations and we do not anticipate generating significant revenues from our properties prior to 2007.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and branch offices. All intercompany balances and transactions have been eliminated.

        The Company's accounting policy regarding partnership or joint venture interests in oil and gas properties is to consolidate such interests on a pro-rata basis in accordance with accepted practice in the oil and gas industry. However, the Company has not been able to receive timely information to allow it to proportionately consolidate the minority non-operated working interest owned by its consolidated subsidiary, SMC Ecuador Inc. See Note 5 to the Consolidated Financial Statements for further discussion regarding the Company's investment in its Ecuador property. Accordingly, the Company accounts for this investment under the cost method. As such, the Company records its share of cash received or paid attributable to this investment as other income or expense.

Reporting and Functional Currency

        The U.S. Dollar is the functional currency for our operations in both Peru and Ecuador. Ecuador has adopted the U.S. Dollar as its official currency. Peru, however, uses its local currency, Nuevo Soles, in addition to the U.S. Dollar and therefore our financial results are subject to foreign currency gains and losses. We have adopted Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation", which requires that the translation of the applicable foreign currency into U.S. dollars be performed for balance sheet monetary accounts using current exchange rates in effect at the balance sheet date, non-monetary accounts using historical exchange rates in effect at the time the transaction occurs, and for revenue and expense accounts using a weighted average exchange rate during the period reported. Accordingly, the gains or losses resulting from such translation are included in other income and expense in the consolidated statements of operations. Due to the relatively low level of activity to-date and the relatively steady exchange rate in Peru, translation differences were immaterial.

Use of Estimates

        The preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the consolidated financial statements, and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Reclassifications

        Certain prior period amounts have been reclassified to conform to the current financial statement presentation.

Cash and Cash Equivalents

        The Company considers cash on hand, cash in banks, money market mutual funds and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Certain of the Company's cash balances are maintained in foreign banks which are not covered by deposit insurance. The cash balance in the Company's U.S. bank accounts may exceed federally insured limits.

Restricted Cash

        As discussed in Note 6 to the Consolidated Financial Statements, the Company has secured various performance bonds, primarily collateralized by certificates of deposit, to guarantee its obligations and commitments in connection with its exploratory properties in Peru. All of the performance bonds have been issued by Peruvian banks and their terms are dictated by the corresponding License Contract or Technical Evaluation Agreement.

Debt Financing Costs

        As discussed in Note 3 to the Consolidated Financial Statements, certain financing costs related to the acquisition of SMC Ecuador, Inc. were capitalized. The deferred debt financing costs were amortized over the term of the financing.

Property, Equipment and Construction in Progress

        The Company follows the "successful efforts" method of accounting of its costs of acquisition, exploration and development of oil and gas properties. Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred. Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found. If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway or firmly planned to complete the evaluation of the well. All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as described in the preceding sentence are not required.

        The Company assesses its capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings. Other exploration costs, including geological, geophysical and engineering costs, are expensed as incurred. The Company recognizes gains or losses on the sale of properties, should they occur, on a field-by-field basis.

        Projects under construction are not depreciated or amortized until placed in service. For assets we construct, we capitalize direct costs, such as labor and materials, and indirect costs, such as overhead and interest. As of December 31, 2005, property and equipment consists of office equipment, vehicles and leasehold improvements made to the Company's offices. All values are stated at cost and are depreciated on a straight-line basis over the estimated useful life of the assets or the term of the lease. Maintenance and repairs are expensed as incurred. Replacements, upgrades or expenditures which improve and extend the life of the assets are capitalized. When assets are sold, retired or otherwise disposed, the applicable costs and accumulated depreciation and amortization are removed from the appropriate accounts and the resulting gain or loss is recorded.

Impairment of Long-Lived Assets

        The Company periodically evaluates the recoverability of the carrying value of its long-lived assets, goodwill and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable. Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following: a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

        The Company considers historical performance and anticipated future results in its evaluation of potential impairment. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in relation to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets. Impairment losses are recognized when the expected future cash flows from an asset are less than its carrying value.

Stock Based Compensation

        The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). As allowed under SFAS 123, we have elected to account for our stock-based compensation to employees using the intrinsic value method of accounting which bases compensation expense on the difference between the quoted market price of the award at the measurement date less the amount, if any, the employee is required to pay for the stock. Equity instruments issued to non-employees for goods or services are accounted for at fair value at the date of grant. The fair value for awards issued to non-employees is measured using a Black-Scholes valuation model. Expense determined for employees and non-employees is recognized in the Company's financial statements over the applicable service period.

        As of December 31, 2005, stock-based awards to employees consisted of only restricted shares which were valued using the market price of the Company's traded common stock on the date of grant. The fair value method would have yielded the same fair value and compensation expense as the intrinsic value method used; thus, no pro forma results of operations are required to be presented.

        Beginning in 2006, we will be required to account for all transactions which result in the exchange of equity instruments for goods and services, including stock options granted to employees and directors, under SFAS 123(R), "Share-Based Payment." SFAS 123(R) requires that both employee and non-employee share-based transactions be measured at fair value and recorded as an expense over the service period.

Income Taxes

        The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Environmental

        The Company is subject to environmental laws and regulations of various U.S. and international jurisdictions. These laws and regulations, which are subject to change, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

        Environmental costs that relate to current operations are expensed or capitalized as appropriate. Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation. Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided and when such costs can be reasonably estimated.

Loss per Common Share

        In accordance with provisions of SFAS No. 128, Earnings per Share, basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities. Diluted earnings per share equals basic earnings per share for the periods presented because the effects of potentially dilutive securities are antidilutive.

New Accounting Pronouncements

Accounting Changes and Error Corrections

        In June 2005, the Financial Accounting Standards Board issued SFAS No. 154, Accounting Changes and Error Corrections, which, replaced Accounting Principles Board Opinion No. 20, Accounting Changes ("APB 20"), and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. In contrast, APB 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of change. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and correction of errors made in fiscal years beginning after June 1, 2005. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of its effective date. We have elected to adopt the provisions of SFAS 154 on January 1, 2006. We do not expect adoption to have a material effect on our results of operations or financial position.

Note 2—Navidec Merger

        On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec. However, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined company so, in substance, the transaction was a recapitalization of BPZ-Texas rather than a business combination. This accounting treatment is identical to that resulting from a reverse merger of BPZ-Texas with Navidec under SFAS 141, except that no goodwill or other intangible asset has been recorded. All financial statements presented herein represent the historical financial statements of the accounting acquirer, BPZ-Texas. BPZ-Texas entered into the Merger primarily to give it access to the public markets to finance its development activities in South America.

        Immediately prior to the recapitalization of BPZ-Texas, Navidec transferred all its assets and liabilities to a subsidiary, NFS, which was not acquired by BPZ-Texas and was part of a planned spin-off to Navidec shareholders of record at the time of the Merger. The recapitalization of the Company was accomplished by Navidec, which had 3,198,368 shares outstanding, issuing 9,000,000 shares of its common stock in a one-for-one exchange for all of the outstanding common shares of BPZ-Texas. As additional incentive for the shareholders of Navidec to enter into the Merger, NFS received an additional 662,149 shares of common stock of Navidec. In its recapitalization, The Company assumed options to purchase 1,332,076 shares of Navidec common stock, which had previously been issued to employees, directors and consultants of Navidec and were outstanding on the date of the Merger. Under the terms of the Merger Agreement, the proceeds received from the exercise of these stock options are payable to NFS. The Company also assumed outstanding Class A ($2.00 per share) and Class B ($4.00 per share) warrants to purchase 1,129,000 shares (564,500 shares per class) of Navidec common stock.

        The Company also granted to NFS fully vested options to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share as compensation for certain investor relations services NFS agreed to provide from July 1, 2004 to July 1, 2005. Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to John R. McKowen in connection with his service as a financial consultant to the Company Of such option shares, 500,000 vested upon consummation of the Merger and the remaining 500,000 option shares are to vest upon the receipt of additional investment proceeds totaling $6,000,000, provided such funding is received no later than September 10, 2006.

        All shares underlying such options and warrants are issuable as common stock of the Company. See Note 8—Stockholders' Equity of the Notes to Consolidated Financial Statements for details about the stock options and warrants assumed or granted in connection with the Merger.

        After the transfer of the assets and liabilities of Navidec to NFS, Navidec had no assets, liabilities or stockholders' equity. The 662,149 shares of common stock the Company issued to NFS in connection with the acquisition were valued at the average closing price of Navidec's common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004. Navidec was publicly traded and had a market for its equity, while BPZ-Texas was privately owned. The stock options assumed to purchase 1,332,076 shares of Navidec common stock and the warrants assumed and issued to purchase 1,129,000 shares and 2,500,000 shares of Navidec common stock, respectively, were valued using the Black-Scholes model.

Inputs into the Black-Scholes valuation model for the valuation of the warrants and stock options included the exercise price and remaining term for the stock options and warrants, and a volatility factor based on historical stock prices of Navidec.

        The following table summarizes the foregoing compensation and Merger-related transactions as they were recorded in the year ended December 31, 2004:

			Income Statement		Balance Sheet
Description	Shares	Fair Value(1)	Expensed		Common Stock	Additional Paid-In Capital	Deficit Accumulated During the Exploratory Stage
BPZ common stock issued to NFS	662,149	$1.48	$979,981	(3)	$979,981	$—	$979,981
BPZ options issued to NFS (for investor relation services)	1,500,000	1.76	2,644,146	(4)	—	2,644,146	2,644,146
BPZ options issued to former CEO (for financial consulting services)(2)	1,000,000	1.20	675,000	(4)	—	675,000	675,000
Assumption of Navidec stock options	1,332,076	3.21	4,275,964	(3)	—	4,275,964	4,275,964
Assumption of Navidec Class A warrants	564,500	0.30	169,350	(3)	—	169,350	169,350
Assumption of Navidec Class B warrants	564,500	0.08	45,160	(3)	—	45,160	45,160
Common stock issued to Navidec shareholders	3,198,368	N/A	—		—	—	—

Total purchase consideration			$8,789,601		$979,981	$7,809,620	$8,789,601

(1)
Fair values per share were rounded to two decimal places for presentation purposes.

(2)
Amounts recorded represent the immediate vesting (expense of 500,000 options ($600,000) and the amortization of the second group of 500,000 options ($75,000) for the three months ended December 31, 2004.

(3)
Items represent total merger costs of $5,470,455 on the Company's statement of operations for the year ended December 31, 2004.

(4)
Items included in stock-based compensation on the Company's statement of operations for the year ended December 31, 2004.

Transfer of NFS

        The Merger Agreement also provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to its then wholly-owned subsidiary, NFS, followed by the transfer of ownership of NFS to the Navidec pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. Accordingly, the pre-merger shareholders of BPZ-Texas are not entitled to receive shares of NFS. All legal requirements for the spin-off of NFS have been completed except for registration of the NFS shares with the Securities and Exchange Commission. The Company intends to assist the management of NFS, as requested, in its efforts to register the NFS shares, but has no control over the registration process of NFS and cannot predict when, or if, the management of NFS will complete such registration.

        In June 2006, a Findings of Fact and Conclusions of Law issued by the District Court, Arapahoe County, Colorado stated that BPZ was not a shareholder of NFS at any time after September 9, 2004. Based on these findings, the Company concluded that it should not account for the post-Merger operations of NFS in its consolidated financial statements.

Note 3—Other Current Assets

        Below is a summary of other current assets as of December 31, 2005, 2004 and 2003:

	2005	2004	2003
Value added tax receivable	$362,555	$—	$—
Prepaid expenses and other	270,903	4,598	4,180
Deposits	181,347	—	—
Deferred financing costs	—	67,561	—
Interest receivable	54,864	—	—

	$869,669	$72,159	$4,180

        Value-added tax (referred to as "IGV" in Peru) is generally imposed on goods and services at a rate of 19%. Certain expenditures are exempt from IGV or eligible for immediate refund. IGV paid on capital expenditures is generally recoverable from future revenue billings within Peru and is not considered part of the capitalized costs of the equipment to which it relates. The Company has applied for early recovery of IGV paid as it does not anticipate first sales of power to the Peruvian power market until 2007. Prepaid expenses are primarily related to crane, barge and barge equipment rentals which will be credited against the monthly charter or daily rates once operations commence. Deposits are primarily to secure delivery of the drilling rig and rent deposits in connection with the Company's offices in Houston and Peru.

        Deferred financing costs at December 31, 2004 consisted primarily of capitalized financing costs related to the acquisition of SMC Ecuador, Inc. The Company amortized these costs to expense over the term of the financing.

Note 4—Property, Equipment and Construction in Progress

        Below is a summary of property, equipment and construction in progress as of December 31, 2005, 2004 and 2003:

	2005	2004	2003
Construction in progress:
Power plant and related equipment	$2,252,413	$—	$—
Platforms and wells	1,190,707	—	—
Pipelines and processing facilities	512,357	—	—
Office equipment, leasehold improvements, and vehicles	439,359	5,662	—
Accumulated depreciation and amortization	(29,796)	(157)	—

Net property, equipment and construction in process	$4,365,040	$5,505	$—

        In 2005 the Company incurred costs associated with development and production of natural gas reserves and with the complementary development of gas-fired power generation for its own use in Peru. The costs relate to the initial engineering design work for the power plant, gas processing facility and pipeline, and acquiring and refurbishing one of the Company's offshore platforms located in Block Z-1. The Company incurred costs for office equipment and leasehold improvements for its offices in Houston, Peru and Ecuador and for vehicles used in the Peruvian operations.

Note 5—Investment in Ecuador Property and Note Payable

        The Company has an investment in an oil and gas property in Ecuador (the "Santa Elena Property") totaling $1,945,188 as of December 31, 2005. The Company accounts for this investment under the cost method and records its share of cash received or paid as other income or expense. Since the Company's investment represents ownership of an oil and gas property, which is a depleting asset, the Company is amortizing the cost of the investment on a straight-line basis over the remaining term of the license agreement which expires in May 2016. Accordingly, the Company recorded amortization expense of $136,552 and $42,760 for the years ended December 31, 2005 and 2004, respectively.

        In connection with the acquisition of the Santa Elena property, the Company had a note payable balance of $208,986 as of December 31, 2004. The note agreement required monthly installment payments of $31,366, including imputed interest at 15%, through July 1, 2005 and has been paid in full as of December 31, 2005.

        As part of the note agreement, the holder of the note payable received beneficial ownership of a 4% net working interest in the Santa Elena Property. In June 2005, the Company entered into an agreement to issue 250,000 shares of the Company's common stock, valued at $1,112,500, to acquire the holder's 4% net working interest in the property. Accordingly, as of December 31, 2005, the Company owned the full 10% working interest in the Santa Elena Property.

Note 6—Restricted Cash

        As of December 31, 2005, the Company had posted performance bonds totaling $1,690,000 to secure the performance of its obligations and commitments related to its properties in Peru. Of such amount, $1,455,953 is collateralized by a restricted cash deposit. The remaining $240,000 performance bonds have been guaranteed by two individual shareholders of the Company.

        As of December 31, 2004, the Company had posted performance bonds totaling $340,000 to secure the performance of its obligations and commitments related to its properties in Peru. Of such amount, $100,000 was collateralized by a restricted cash deposit. The $100,000 restricted cash deposit was classified as a current asset as the Company had met its obligations under the license contract and the performance bond expired in March 2005. The remaining $240,000 performance bonds were guaranteed by two individual shareholders of the Company.

        As of December 31, 2003, the Company had performance bonds totaling $240,000 to guarantee its obligations and commitments. All of the performance bonds were issued by Peruvian banks and their terms are governed by the corresponding license contract or technical evaluation agreement.

Note 7—Long-Term Debt

        On December 31, 2005, the Company had long-term debt of $70,908, consisting of two secured loans for the purchase of office furniture. Both loans have a term of 60 months, bearing interest at 5.94% and 9.44%, with principal and interest payments due on a monthly basis. There was no long-term debt outstanding at December 31, 2004.

        On December 31, 2003, the Company had long-term debt of $755,000, consisting of two unsecured notes payable to individuals. Both notes had similar terms, bearing interest at 7%, with payments of interest due on a monthly basis and the principal balance due at maturity in February 2006. Pursuant to the Merger, the outstanding long-term debt of the Company, totaling $685,000, was converted into 1,802,376 shares of common stock.

Note 8—Stockholders' Equity

        The Company has 250,000,000 shares of common stock, no par value, and 25,000,000 shares of preferred stock authorized for issuance.

        In connection with the private placement of 11,466,000 common shares, the Company was obligated to prepare and file with the SEC a Registration Statement on Form S-1 and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from July 19, 2005. The Registration Statement was not declared effective by the required date and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $343,980, for each thirty day period until the Registration Statement is declared effective by the SEC. Certain of the private placement investors, totaling 79% of the aggregate investment, have agreed to accept common stock in lieu of cash for a maximum period of 90 days. As of December 31, 2005, the Company recorded registration delay expense totaling $515,967 of which approximately $407,937 of which $271,960 was paid by the issuance of 92,705 shares of common stock and $135,977 was paid subsequent to December 31, 2005 by the issuance of 49,596 shares of common stock. As of March 31, 2006, the Company's Registration Statement on Form S-1 had not been declared effective by the SEC and Company continues to be liable to the investors for the aforementioned liquidated damages.

Stock Subscription Receivable

        During 2004, the Company issued 236,528 shares to an individual investor for $119,175 of cash proceeds and a subscription receivable of $230,825. The investor has pledged assets to a Peruvian bank which secure one of the Company's performance bonds. The subscription receivable is due at such time as the Company obtains its own performance bond to replace the one posted by the investor or until the performance bond is no longer required.

Potentially Dilutive Securities

        In addition to the shares issued and outstanding, the Company has the following potentially dilutive securities. None of these potentially dilutive shares have been included in the calculation of earnings per share as the effect would be anti-dilutive.

	December 31, 2005	December 31, 2004	December 31, 2003
Stock options outstanding	2,878,652	3,555,041	—
Warrants outstanding	100,000	1,129,000	—
Shares issuable to consultant for services	10,000	—	—
Contingent incentive earn-out shares	485,000	—	—
Earn-out shares	—	9,000,000	—
Contingent Merger earn-out shares	9,000,000	9,000,000	—

Total potentially dilutive securities issued	12,473,652	22,684,041	—

Shares available pursuant to Long-Term Incentive Compensation Plan	2,880,000	—	—

Stock Options Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed all Navidec stock options outstanding, which were fully vested on the date of the Merger and expire on September 10, 2007. Exercise prices on these stock options range from $1.30 to $1.93 per share. Under the terms of the Merger agreement, NFS is entitled to receive all proceeds from the exercise of these options. As of December 31, 2004, there were 1,055,041 Navidec stock options outstanding. During the year ended December 31, 2005, 401,389 Navidec stock options were exercised and 653,652 were outstanding as of the end of the period.

        Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to the former CEO of Navidec in connection with his service as a director and financial consultant to the Company. Of such stock options, 500,000 were fully vested on the date of the Merger. Vesting of the remaining 500,000 stock options is contingent upon the receipt of additional investment proceeds totaling $6 million, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006. These stock options, when vested, will expire 10 years from the date of grant. They were recorded at a fair value of

$1.20 per share using the Black-Scholes model. The unvested options are being amortized over the 24-month vesting period at the rate of $25,000 per month unless the Company concludes that such options are no longer probable of vesting.

        In connection with the Merger, BPZ also issued options to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share to NFS. Such options expire on July 31, 2006. Subsequent to the Merger, NFS conveyed 540,000 of such options to third parties. During 2005, 275,000 options had been exercised, resulting in net proceeds to the Company of $550,000. As of December 31, 2005 there were 1,225,000 of such options outstanding, of which 810,000 were held by NFS.

        All of the above stock options were recorded at fair market value on the date of the Merger. Accordingly, no disclosure of pro forma results of operations under SFAS 123 is required.

Warrants Outstanding

        In connection with the Merger, BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of the Company's common stock. Of this total, 564,500 Class A warrants had an exercise price of $2.00 per share and 564,500 Class B warrants had an exercise price of $4.00 per share. All of such warrants were scheduled to expire during 2005. As of December 31, 2005, with the exception of 500 of the Class A warrants, all of such warrants had been exercised, resulting in net proceeds to the Company of $3,318,260.

        In connection with the private placement of 11,466,000 shares of common stock, Morgan Keegan & Company, Inc. also received warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share. Such warrants expire on July 19, 2010. These warrants were valued at $325,000 using the Black-Scholes model, which amount was treated as additional non-cash stock offering costs.

Shares Issuable for Services

        The Company has a contingent obligation to issue 10,000 shares to a consultant for legal and business advisory services to be rendered in Peru, on May 21, 2006, pursuant to a service agreement.

Contingent Incentive Earn-Out Shares

        During 2005, the Company's Board of Directors awarded a total of 485,000 shares of incentive stock awards to three of the Company's officers. Vesting of the incentive stock awards is contingent on the Company achieving net production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007, the same target as the Merger earn-out shares (see below). The total future stock-based compensation expense associated with these contingent incentive stock awards is $2,134,000 ($441,517 for 2005). As the Company has not yet obtained a firm financing commitment for its gas-to-power project, the Company does not consider the achievement of this target to be probable for accounting purposes and is not currently accruing the associated stock-based compensation expense.

Merger Earn-Out Shares

        Under the terms of the Merger Agreement, the Company is committed to issue 18,000,000 shares to the former shareholders of BPZ-Texas on a contingent earn-out basis if the Company achieves certain reserve and production goals. The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares were issuable at that time. However, the contingent earn-out shares could only be issued after the shareholders approved an increase in the number of authorized common shares of the Company. The shareholders approved an increase in the number of authorized shares from 20,000,000 to 250,000,000 at its 2005 Annual Meeting held on July 1, 2005 and the 9,000,000 shares were issued at that time. The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

        For accounting purposes, the earn-out arrangement is treated as a stock dividend because the earn-out is payable to the shareholders of the accounting acquirer, BPZ-Texas. Accordingly, except for an increase in the number of common shares outstanding, no accounting entry is required upon the issuance of the earn-out shares.

Long-Term Incentive Compensation Plan

        The BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (the "LTIP" or "Plan") permits the Board of Directors to award eligible employees, directors and consultants with incentive-based and non-incentive-based compensation. The maximum number of shares of Stock of the Company that may be subject to incentives under the Plan, including without limitation is 4,000,000 shares, and such shares shall be reserved at all times until issued under the Plan. Of such amount, no more than 1,600,000 shares in the aggregate shall be eligible for the issuance of performance shares, stock grants, restricted stock grants and other stock-based incentives. The LTIP will be administered and managed within the discretion of compensation committee of the Company or, in the absence of such committee, by the Board of Directors. Incentives under the LTIP may be granted to eligible employees, directors or consultants in any one or a combination of incentive options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares. As of December 31, 2005 there were 2,880,000 of such shares available to be granted by the Company.

Note 9—Affiliate and Related Party Transactions

        At December 31, 2003, the Company had a liability of $363,523 due to Associates, which was the parent of the Company prior to the Merger. As of December 31, 2005 and December 31, 2004, the Company had no outstanding balances with affiliates or related parties.

        The Company has identified costs that were incurred on its behalf by Associates, BPZ-Texas' parent prior to the merger with Navidec. Associates incurred certain costs in support of the BPZ-Texas' activities from its inception in August 2001 until the merger with Navidec on September 10, 2004. Specific costs incurred by Associates on behalf of BPZ-Texas have been included in BPZ-Texas' financial statements. Additionally, all of Associates' costs on BPZ-Texas' projects in excess of third party reimbursements were allocated to BPZ-Texas in an effort to reflect all the costs of doing business. The

Company believes its allocation methodology is reasonable. The total costs allocated from Associates to BPZ-Texas in 2004 and 2003 were as follows:

	January 1, 2004 to September 10, 2004	Year Ended December 31, 2003
Costs Allocations from Associates to BPZ-Texas:	$685,575	$441,058

        During 2004, BPZ-Texas made cash payments to Associates totaling $789,438. Of such payments, $419,438 was attributable to personnel and office costs incurred by Associates on behalf of BPZ-Texas. The remaining amount of $370,000 related to the acquisition of SMC Ecuador, Inc., with $167,500 paid to third parties and $202,500 paid for the benefit of Associates.

Note 10—Income Taxes

        There was no income tax expense or benefit for the years ended December 31, 2005, 2004 and 2003. The following table reconciles income taxes at the statutory rate to the Company's effective rate for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Benefit computed at the expected statutory rate	$(2,178,376)	$(5,104,480)	$(182,131)
Less: valuation allowance	2,178,376	5,104,480	182,131

Income tax expense	$—	$—	$—

        The Company recorded a valuation allowance for the full amount of the deferred tax asset resulting from the income tax benefit above, as it believes, based on the weight of available evidence, that it is more likely than not that the deferred tax asset will not be realized.

Note 11—Commitments and Contingencies

Transfer of NFS

        On September 9, 2004 the day prior to the effective date of the Merger, Navidec assigned all of its pre-merger business operations, assets and liabilities to NFS and all issued and outstanding shares of NFS were subsequently transferred to the Navidec pre-merger shareholders of record as of September 9, 2004, for no cash consideration.

        The transfer of NFS shares was effected by NFS to the pre-merger Navidec shareholders of record as of September 9, 2004. Consistent with the terms of the Merger Agreement, the Company had no control in the actions resulting in the transfer of the NFS shares and the Company believed, based on information provided by NFS and its advisors, that NFS had undertaken the necessary actions to comply with applicable registration requirements. However, because a registration of the NFS shares was not effective at the time of the transfer of the NFS shares, and has still not become effective, it might be determined that the transfer of the NFS shares was made without full compliance with registration or qualification requirements under applicable securities laws. As a result, although the

Company took no actions in connection with the transfer, because the Company is a successor by merger to Navidec, Inc., if regulatory authorities determine that the Company did not comply with applicable registration requirements in connection with the transfers, fines or other sanctions could be imposed on the Company with respect to the transaction.

        While federal and state regulators might conclude that the Company was subject to responsibility for registration of the shares, the Company regards the possibility of liability arising from the distribution of the NFS shares as remote for the following reasons:

        The Company took no action with respect to the transfer of NFS shares which, pursuant to the terms of the Merger Agreement, was agreed to be handled by NFS, including any necessary qualifications or registrations under applicable securities laws. Further, the Company believed, based on information provided by NFS and its advisors, that NFS had undertaken to comply with all applicable registration requirements. Additionally, the involve cash consideration, making a finding of any damage to shareholders unlikely. Finally, it is the Company's understanding that NFS is taking action to register the NFS shares and is communicating with the SEC to address this issue to the SEC's satisfaction.

        Although the Company regards the possibility of liability resulting from the transfer of NFS as remote, the Company does recognize that there may be a risk of such liability, and therefore cautions current and prospective Company shareholders of such risk.

Peru Properties

        The Company has various obligations and commitments in connection with its properties in Peru. In connection with its Block Z-1 property, the Company posted a $1,300,000 performance bond in January 2005. To satisfy its current performance obligation under the second exploration phase of the Block Z-1 license agreement, the Company must drill at least one well or acquire a specified amount of seismic data prior to July 2006. The Company intends to satisfy its obligation by drilling a well which is currently budgeted to cost approximately $5,000,000. In addition, in connection with its Block XIX property, the Company posted a $350,000 performance bond in August 2005. To satisfy its current performance obligation under the second exploration phase of the Block XIX license agreement which began in August 2005 and will last for 24 months, the Company must acquire and process a specified amount of 2-D seismic data and prepare an integrated geological, geochemical and reservoir engineering evaluation of hydrocarbon prospects.

        The Company acquired four offshore platforms in connection with its Block Z-1 property. The Company is currently in the process of refurbishing one of the offshore platforms and intends to maintain all of such platforms for use throughout the life of the Block Z-1 contract. These platforms revert back to the Government of Peru at the end of the contract, provided they are in good working condition, with no further obligation to the company to dismantle or remove them. The Company and its legal advisors have reviewed Peruvian law and existing regulations from the Peruvian Ministry of Energy and Mines in conjunction with the requirements of FAS 143 "Accounting for Asset Retirement Obligations" ("ARO") as it applies to tangible long lived assets and their future retirement and dismantlement. The Company has concluded that there is no legal obligation to dismantle the platforms, as defined in FAS 143, and therefore recognition of an ARO is not required. Accordingly, no such provision is reflected in the accompanying consolidated financial statements. If, however, current laws or regulations were changed or the platforms were no longer in good working order, the Company could be obligated to dismantle and remove them. The current estimated cost to dismantle an offshore platform is estimated to be approximately $2 million, depending upon the condition of the platform and the depth of the water.

        On May 27, 2005, BPZ signed a Mandate Letter with the International Finance Corporation ("IFC"), a member of the World Bank Group based in Washington, D.C., to facilitate the financing of the Company's initial capital expenditure program in Block Z-1 in northwest Peru. On November 1, 2005, an amendment was signed extending the original term of the Mandate Letter from December 31, 2005 to August 31, 2006. On August 29, 2006, an amendment was signed to further extend the term of the Mandate Letter from August 31, 2006 to November 30, 2006. The Mandate Letter specifies that IFC will appraise BPZ's project in Peru to determine the feasibility and structure of a potential financing transaction. Any IFC investment will depend on the project and the Company meeting IFC's financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. As part of the Mandate, BPZ agreed to pay total fees of $285,000 during the appraisal period and customary expenses. As of September 30, 2005, $85,000 of fees and approximately $8,200 of reimbursable out-of-pocket expenses had been incurred.

        In December 2005, the Company signed a drilling contract with Petrex S.A., a subsidiary of Saipem SpA of Italy. Under the contract, Petrex S.A. will provide a platform rig capable of drilling to 16,000 feet and upgrade the rig to meet the Company's specifications. The Company intends to utilize the rig for the initial development of the Corvina gas field and may also utilize it for the expected development of the Albacora oil field, and potential appraisal wells in the Piedra Redonda gas field. The Company has agreed to pay a $5.5 million fee to mobilize and upgrade the rig. In exchange, the Company will receive a competitive fixed day rate and exclusive rights to use the rig, at its option, during the two-year period commencing with delivery of the rig.

        In December 2005, the Company notified Perupetro that it has exercised its exclusive option to convert the current Technical Evaluation Agreement ("TEA") in Area VI, which covers 1,443,561 acres and encompasses the entire Lancones Basin, to a License Contract for the exploration and development of hydrocarbons. In addition, the Company announced that it will not apply for a license contract for Area XVI.

        The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Financing Activities

        In connection with the March 10, 2006 private placement of 1,670,000 common shares, the Company was obligated to prepare and file with the SEC a Registration Statement on Form SB-2 within sixty days, and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days, from March 8, 2006. If the Registration Statement is not filed, or declared effective by May 9, 2006, the Company will be liable to the Investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $50,100, for each thirty day period until the Registration Statement is declared effective by the SEC. Such liquidated damages are payable in common stock or cash at the Company's sole discretion. As of the date of this filing, the Registration Statement has not been declared effective by the SEC.

Note 12—Legal Proceedings

SEC Inquiry of Navidec

        Navidec, Inc. was advised in a letter dated February 24, 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, the Company believes that the SEC's investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc. This restatement was reported in Navidec, Inc.'s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

        In December 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation. BPZ is cooperating fully with the SEC in this matter. As of December 31, 2005, a total of approximately $50,000, primarily in legal fees, had been incurred in connection with the SEC investigation. Pursuant to the Merger Agreement, the Company has been indemnified by NFS for the costs of the SEC investigation and NFS has borne the costs incurred to date. BPZ is not aware of the future actions, if any, which the SEC intends to pursue in this matter, but no assurance can be given that the investigation will be resolved without negative consequences to the Company.

Transfer of Ownership in NFS

        On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger Agreement provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc, followed by the transfer of NFS to the pre-merger shareholders of record as of September 9, 2004, the day prior to the consummation of the Merger. See Note 2 to the Consolidated Financial Statements, included in this filing, for detailed discussion regarding the Merger.

        The Merger Agreement provided that the transfer of all of the pre-merger business operations, assets and liabilities of NFS was effective as of September 9, 2004. Accordingly, the Company originally believed that it had no continuing ownership of NFS and, therefore, did not account for the post-merger operations of NFS in the presentation of its financial statements. After receipt of comments from the SEC in connection with its review of the Company's registration statement on Form S-1 originally filed on July 27, 2005 and further review of this issue, the Company concluded it was the record, but not beneficial, owner of NFS shares, and that any ownership interest was at most temporary. The Company therefore decided to restate its financial statements to more accurately reflect the impact of its temporary ownership of NFS on the equity method. However, the SEC continued to comment on the accounting presentation of the Company's ownership of NFS.

        In part because of difficulty obtaining necessary information from NFS to clarify the ownership issue, the Company commenced an action against NFS (the "Action") on or about February 13, 2006, in District Court, Arapahoe County, Colorado, seeking dissolution of NFS, the appointment of a receiver, and access to NFS corporate records. The Company commenced the Action uncertain whether or when the required spin-off of NFS shares pursuant to the terms and conditions of the Merger had occurred under Colorado corporate law. BPZ asserted in the Action that it believed it was a record shareholder of NFS as of the date of the request and had standing for the relief sought. NFS denied that the Company had standing to act as a shareholder and asserted that the Company had not been a shareholder of NFS since September 9, 2004.

        See Note 14—Subsequent Events for an update regarding the legal proceedings related to the transfer of ownership in NFS.

Note 13—Minimum Lease Payments

        The Company leases office space in Houston, Texas under a five-year operating lease and in Lima, Peru under a month-to-month operating lease. Total rent expense incurred for the years ended December 31, 2005, 2004 and 2003 was approximately $98,000, $18,000 and $4,600 respectively.

Note 14—Subsequent Events

        On March 10, 2006 the Company completed a private placement of 1,670,000 shares of common stock, no par value, to four institutional and accredited investors pursuant to a Stock Purchase Agreement dated as of March 8, 2006. The common stock was priced at $3.00 per share resulting in proceeds to the Company of approximately $5.0 million. In connection with the offer and sale of the common stock in the private placement, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 promulgated there under. The sale of common stock was made to accredited investors as defined in Regulation D, Rule 501(a). In the Stock Purchase Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission ("SEC"), no later than 60 days after the closing date of the private placement, a registration statement covering resale of the shares of common stock issued in the placement. The Company also agreed to use its best efforts to cause the registration statement to be declared effective no later than 5 business days after the Company receives a notice that the SEC will not review the registration statement or 90 days after the closing date if the SEC reviews the registration statement. If the Company fails to file the registration statement before the deadline for such filing, or the registration statement is not declared effective within 30 days of the deadline for it to be declared effective, the Company will be obligated to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, for each thirty day period until the Registration Statement is declared effective by the SEC.

        On May 19, 2006, the Company entered into a Settlement Agreement and Mutual Release (the "Agreement") by and among the Company, NFS and John McKowen, the Chief Executive Officer of NFS and former Chief Executive Officer and Director of the Company (collectively, the "Parties"). The Agreement settled all disputes amongst the Parties relating to the Action, seeking dissolution of NFS, the appointment of a receiver, and access to the NFS corporate records. The Agreement provided for

(i) agreed access by the Company to the financial records of NFS, (ii) a complete mutual release between the Parties of any and all claims relating to the Action, and (iii) the granting of certain rights extending the exercise period for options and warrants held by NFS and certain of its affiliates, certain rights concerning cashless exercise of those securities if they are not registered by January 30, 2007, and certain modifications to the registration rights held by NFS and certain of its affiliates, permitting the Company to complete the registration of securities issued in the $34.4 million private placement completed by the Company in July, 2005, before registering Company securities held by NFS and certain of its affiliates.

        In addition, the Agreement provided that NFS would file for declaratory relief or a declaratory action in the Court solely on the issue of whether the Company was a record owner of NFS shares at any time after September 9, 2004. On June 20, 2006, the Court issued its Findings of Fact and Conclusions of Law (the "Order") in connection with the declaratory action sought by the Parties on the issue of our record ownership in NFS. The Order stated that we were not a shareholder of NFS at any time after September 9, 2004.

Note 15—Quarterly Results of Operations (Unaudited) (Restated)

        The following summarizes the Company's quarterly results of operations:

	Three Months Ended
	March 31	June 30	September 30	December 31
2005
Revenue	$—	$—	$—	$—
Operating loss	(1,174,504)	(1,396,238)	(1,527,988)	(2,734,265)
Other income (expense)	61,655	48,070	385,396	(69,115)
Net income (loss)	(1,112,849)	(1,348,168)	(1,142,592)	(2,803,380)
Basic and diluted net loss per share	(0.04)	(0.05)	(0.03)	(0.07)
Weighted average common share outstanding	25,752,217	25,960,796	35,635,687	40,050,282
	Three Months Ended
	March 31	June 30	September 30	December 31
2004
Revenue	$—	$—	$—	$—
Operating loss	(238.057)	(397,903)	(7,676,744)	(963,610)
Other income (expense)	(15,800)	(15,441)	(5,686,757)	(18,865)
Net income (loss)	(253,857)	(413,344)	(13,363,501)	(982,475)
Basic and diluted net loss per share	(0.06)	(0.10)	(1.72)	(0.04)
Weighted average common share outstanding	4,103,454	4,103,454	7,791,842	25,501,132

BPZ ENERGY, INC.

18,575,943 Shares of Common Stock

PROSPECTUS

                        , 2006

        You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

        Until                        , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne entirely by us and not the selling stockholders. Such expenses are estimated to be as follows:

Item	Amount
SEC Registration Fee	$10,823
Transfer Agent Fee	—
Legal Fees	25,000
Printing and Engraving Fee	5,000
Accounting Fees	5,000

Total	$45,823

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Under the provisions of Article 109 of Colorado Business Corporation Act and our Articles of Incorporation, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Article 7-109-102 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person's conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation's best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person's conduct was unlawful.

        Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Additionally, our Articles of Incorporation and Bylaws grant us the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification. We have purchased directors' and officers' liability insurance policies for our directors and officers.

RECENT SALES OF UNREGISTERED SECURITIES

        On January 30, 2004, the Company closed a private placement of 564,500 units at $1 per unit, for total gross proceeds of $564,500. Each unit consisted of one common share, one "A" Warrant and one "B" Warrant. The "A" Warrant is exercisable at $2.00 per share and the "B" Warrant is exercisable at $4.00 per share.

        In July 2004, in connection with a Director's Agreement, the Company issued options to acquire up to 1,000,000 shares of the Company's common stock at an exercise price of $1.30 per share to the former Chief Executive Officer of Navidec, Inc., who was at the time a director of the Company. See "Market for Common Stock and Related Stockholder Matters—Stock Options Issued Pursuant to Director's Agreement" for further details about this stock option issuance.

        On September 10, 2004, in connection with the Merger of Navidec and BPZ-Texas, the Company issued 9,000,000 shares of common stock in a stock for stock exchange to the shareholders of BPZ-Texas. This transaction is more fully described in "Business and Properties—Navidec Merger

Transaction" included herein. Also in connection with the Merger, the Company issued 662,149 shares of common stock to Navidec Financial Services, Inc. ("NFS"), an affiliate of the Company.

        Pursuant to a Business Consulting Agreement entered into in connection with the Merger, the Company issued to NFS, an affiliate of the Company, fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share. Such warrants expire on July 31, 2006. See "Market for Common Stock and Related Stockholder Matters—Warrants Issued Pursuant to Business Consulting Agreement" for further details about this transaction.

        On September 29, 2004, the Company issued 500,000 shares of common stock to an individual in exchange for the retirement of $1,020,529 of debt.

        As of September 30, 2004, the Company closed a private placement of common stock for cash that began on July 27, 2004. The offering raised a total of $6,000,000 in gross proceeds through the sale of 3,000,000 common shares at a price of $2.00 per share to a total of 78 accredited investors. The proceeds of the offering were approximately $5,507,000 after deducting placement agent fees of $360,000 and other offering expenses of $133,000.

        On July 1, 2005 the Company issued 9,000,000 shares of common stock to the former shareholders of BPZ-Texas in connection with earn-out provisions in the Merger Agreement. This transaction is more fully described in "Business and Properties—Navidec Merger Transaction" included herein.

        On July 1, 2005, the Company issued 250,000 shares of common stock to acquire a 4% net working interest in the Santa Elena Property in Ecuador from an individual who had received the interest in connection with financing provided to the Company for the original acquisition of the property in June 2004.

        On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement dated July 19, 2005. The common stock was priced at $3.00 per share, which resulted in gross proceeds to the Company of approximately $34.4 million. Net proceeds from the private placement were $31.9 million. For its services as placement agent in connection with the transaction, Morgan Keegan & Company, Inc. received 7% of the gross proceeds from the offering and warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $3.00 per share. Such warrants expire on July 19, 2010.

        On September 30, 2005, the Company issued 15,000 shares of common stock to an individual for financial management and consulting services performed.

        On December 31, 2005, the Company issued 10,000 shares of common stock to an individual for legal consulting services performed.

        On March 10, 2006 the Company completed a private placement of 1,670,000 shares of common stock, no par value, to four institutional and accredited investors pursuant to a Stock Purchase Agreement. The common stock was priced at $3.00 per share resulting in proceeds to the Company of $5,010,000.

        On May 21, 2006, the Company issued 10,000 shares, pursuant to a service agreement, to a consultant for legal and business advisory services rendered in Peru.

        On June 30, 2006 the Company completed a private placement of common stock for proceeds of $12,325,500. The proceeds were received in July 2006. The company sold 4,482,000 shares to eight institutional and accredited investors at a price of $2.75 per share. There were no warrants or dilutive securities issued to the investors in connection with the offering. The offering was placed directly by the Company, and there were no placement fees. However, the Company issued warrants to purchase 150,000 shares of the Company's common stock to Morgan Keegan & Company, Inc. in consideration for their financial advisory services.

        In connection with the July 19, 2005 private placement, the Company was obligated to prepare and file with the SEC a registration statement and to use its best efforts to cause the registration statement to be declared effective by the SEC no later than ninety days from July 19, 2005. The registration statement was not declared effective by the required date, and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $343,980, for each thirty day period until the registration statement is declared effective by the SEC. Certain of the private placement investors, totaling 79% of the aggregate investment, have agreed to accept common stock in lieu of cash for a maximum period of 90 days. As such, 782,255 shares of common stock have been issued, as of June 30, 2006, to those certain investors for liquidated damages.

        In connection with the March 10, 2006 private placement, the Company was obligated to prepare and file with the SEC a registration statement within sixty days, and to use its best efforts to cause the registration statement to be declared effective by the SEC no later than ninety days, from March 8, 2006. The registration statement was not filed or declared effective by the required dates and the Company became liable to the investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares, approximately $50,100, for each thirty day period until the registration statement is declared effective by the SEC. These liquidated damages are payable, at the sole discretion of the Company, by cash or by the issuance of Company common stock. As such, 73,633 shares of common stock were issued, as of June 30, 2006, to those investors for liquidated damages.

        The shares of common stock issued during the period were exempted from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Shares in the private placement were only offered to select accredited investors (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

EXHIBITS

No.	Description	Incorporated by Reference to a Previous SEC Filing by the Company (or Filed Herewith)
3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc.	Exhibit 3.1 to Form SB-2/A filed on July 7, 2005 (SEC File No. 333-122816)
3.2	Amended and Restated Bylaws	Exhibit 3.2 to Form SB-2 filed on October 18, 1996 (SEC File Number 333-14497)
4.1	Form of Certificate of Common Stock of BPZ Energy, Inc.	Exhibit 4.1 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
4.2	BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan.	Exhibit 4.1 to the Company's Form S-8 filed on July 5, 2005 (SEC File No. 333- 126388).
5.1	Opinion on Legality	Filed Herewith
2.1	Merger Agreement between Navidec, Inc. and BPZ Energy, Inc. dated July 8, 2004	Exhibit 10.1 to Form 8-K filed on July 13, 2004
10.2	Closing Agreement between Navidec, Inc. and BPZ Energy, Inc. dated September 8, 2004	Exhibit 10.1 to Form 8-K filed on September 14, 2004
10.3	License Contract from the Government of Peru for Block Z-1 dated November 30, 2001	Exhibit 10.5 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.4	Amendment to License Contract from the Government of Peru for Block Z-1 dated February 3, 2005	Exhibit 10.5 to Form 10-KSB for the Year Ended December 31, 2004
10.5	License Contract from the Government of Peru for Block XIX dated December 12, 2003	Exhibit 10.6 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.6	Technical Evaluation Agreement from the Government of Peru for Area VI dated December 12, 2003	Exhibit 10.7 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
10.7	Stock Purchase Agreement dated July 19, 2005	Exhibit 10.1 to Form 8-K filed on July 22, 2005
10.8	Stock Purchase Agreement dated March 8, 2006	Exhibit 10.1 to Form 8-K filed on March 14, 2006
10.9	Stock Purchase Agreement dated June 30, 2006	Exhibit 10.1 to Form 8-K filed on July 6, 2006
14.1	Code of Ethics for Executive Officers	Exhibit 14.1 to Form 10-KSB/A filed on September 26, 2006
16.1	Letter from Hein & Associates, LLP	Exhibit 16.1 to Form 8-K filed on November 18, 2004
21.1	Subsidiaries of the Issuer	Exhibit 21.1 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)
23.1	Consent of Accountant	Filed Herewith
23.2	Consent of Attorney	Included in Exhibit 5.1 (Filed Herewith)
24.1	Power of Attorney	Previously Filed on the Signature Page to Form SB-2 filed on July 27, 2005 (SEC File No. 333-126934)

UNDERTAKINGS

        The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.
To include any prospectus required by section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

2.
For the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on October 16, 2006.

BPZ Energy, Inc.
By:	/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER Manuel Pablo Zúñiga-Pflücker President, Chief Executive Officer and Director (Principal Executive Officer) October 16, 2006

        Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER Manuel Pablo Zúñiga-Pflücker President, Chief Executive Officer and Director October 16, 2006	/s/ EDWARD G. CAMINOS Edward G.Caminos Chief Financial Officer (Principal Accounting and Financial Officer) October 16, 2006
* Dr. Fernando Zúñiga y Rivero Director and Chairman of the Board October 16, 2006	* Gordon Gray Director October 16, 2006
* E. Barger Miller III Director October 16, 2006	* John J. Lendrum III Director October 16, 2006
*/s/ MANUEL PABLO ZÚÑIGA-PFLÜCKER Manuel Pablo Zúñiga-Pflücker Attorney-in-fact October 16, 2006	* Dennis G. Strauch Director October 16, 2006